As filed with the Securities and Exchange Commission on August 18, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPLASH BEVERAGE GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	2080	34-1720075
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SPLASH BEVERAGE GROUP, INC.

Robert Nistico

1314 E Las Olas Blvd.

Suite 221

Fort Lauderdale, 33301

Phone: (330) 533-1914

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Robert Nistico

Chief Executive Officer

1314 E Las Olas Blvd.

Suite 221

Fort Lauderdale, 33301

Phone: (330) 533-1914

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrin Ocasio, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, emerging growth company, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “emerging growth company”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share
Common Stock issuable upon exercise of warrants	$15,000,000	$1,947
Warrants to purchase common stock to be issued to the Underwriter(3)(4)	—	—
Common stock issuable upon exercise of warrants to purchase common stock to be issued to the Placement Agent(3)(5)	$1,440,000	$186.92
Total:	$16,440,000	$2,133.92

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.
(3)	We have agreed to issue to the underwriters, upon closing of this offering, warrants to purchase 8% of the number of shares of common stock sold in this offering (excluding shares of common stock sold to cover over-allotments, if any). Resales of shares of common stock issuable upon exercise of the underwriter warrants are being similarly registered on a delayed or continuous basis. We have calculated the proposed maximum aggregate offering price of the common stock underlying the underwriter’s warrants by assuming that such warrants are exercisable at a price per share equal to 120% of the price per share sold in this offering.
(4)	No fee required pursuant to Rule 457(g).
(5)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED August 18, 2020

SPLASH BEVERAGE GROUP, INC.

Up to       Shares of Common Stock

Warrants to Purchase      Shares of Common Stock

Splash Beverage Group, Inc. is offering a minimum of         0  shares of our common stock and warrants to purchase          shares of common stock (the “Minimum Shares Offering”) for gross proceeds of $        (the “Minimum Offering Amount”) before deduction of commissions and offering expenses and a maximum of up to           0   shares and Warrants to purchase 1,875,000 shares (“Maximum Shares Offering”) of our common stock for gross proceeds of $            before deduction of commissions and offering expenses (“Maximum Offering Amount”).

All funds sent to us by investors to purchase the common stock will be deposited in a non-interest-bearing escrow account, maintained at and by (the “Escrow Agent”). Within three business days of receipt of the Minimum Offering Amount in escrow, we will close on the subscription amounts in escrow as of such date subject to the Maximum Offering Amount. Thereafter, from time to time, we will have additional closings until the earlier of the date on which the Maximum Offering Amount has been sold or. If we do not sell and receive payments for the Minimum Offering Amount prior to                   , investor subscriptions will be returned without interest or deduction.

Our common stock is quoted on the OTC Pink over-the-counter market. under the symbol “OTC Pink: SBEV”.

We have retained                                                 to act as our placement agent in connection with this offering and to use their “best efforts” to solicit offers to purchase all or nothing with respect to the Minimum Shares Offering and “best efforts” with respect to the Maximum Shares Offering. The Placement Agent is not purchasing or selling any securities pursuant to this offering. The closing of the offering will only occur if at least the Minimum Share Offering amount of common stock are being sold. See “Plan of Distribution beginning on page of this prospectus for more information regarding these arrangements.

Our business and an investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Placement Agent Fees (1)	Proceeds, before expenses	Proceeds, before expenses
	Per share	Per Share	Per Share	Total
	and warrant	and warrant	and warrant
Minimum Share Offering	$	$	$	$
Maximum Share Offering	$	$	$	$

(1)	We will reimburse the Placement Agent for its reasonable out-of-pocket expenses in connection with the performance of its services under the placement agent agreement not to exceed $ .

The date of this prospectus is         , 2020.

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the Placement Agent has not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Placement Agent is not making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the Placement Agent has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

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FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements give the Company’s current expectations or forecasts of future events. Words such as “expect,” “may,” “anticipate,” “intend,” “would,” “plan,” “believe,” “estimate,” “should,” and similar words and expressions identify forward-looking statements. Forward-looking statements in the Memorandum include express or implied statements concerning our future revenues, expenditures, capital or other funding requirements, the adequacy of our current cash and working capital to fund our present and planned operations and financing needs, expansion of and demand for our product offerings, and the growth of our business and operations through acquisitions or otherwise, as well as future economic and other conditions both generally and in our specific geographic and product markets. These statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future performance.

The Company cautions that the risk factors described herein, among others, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company in this Memorandum, press releases, communications with investors and oral statements. Any of these risk factors, among others, also could, among other materially adverse consequences; negatively impact our operating results and financial condition, and even result in our failure.

The Company’s forward-looking statements relate only to events as of the date on which the statements are made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized. You are advised, however, to consult any further disclosures the Company makes in future public statements and press releases.

We lease office space at 1500 Cordova Rd; Fort Lauderdale, FL 33316. Our phone number is (330) 533-1914 and our website address is www.splashbeveragegroup.com. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering.

Risks Associated with Our Business, the offering and our Common Stock.

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

●	An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations and our ability to raise capital.
●	If we are unable to continue as a going concern, our securities will have little or no value.
●	We will need significant additional capital, which we may be unable to obtain.
●	We have experienced recurring losses from operations and negative cash flows from operating activities and anticipate that we will continue to incur significant operating losses in the future.
●	If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.
●	Demand for our products may be adversely affected by changes in consumer preferences or any inability on our part to innovate, market or distribute our products effectively, and any significant reduction in demand could adversely affect our business, financial condition or results of operations.
●	Volatility in the price or availability of the inputs we depend on, including raw materials, packaging, energy and labor, could adversely impact our financial results.
●	Changes in government regulation or failure to comply with existing regulations could adversely affect our business, financial condition and results of operations.
●	We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.
●	Our brands and brand images are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations.
●	Competition from traditional and large, well-financed non-alcoholic and alcoholic beverage manufacturers may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.
●	We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue developing new products to satisfy our consumers’ changing preferences will determine our long-term success.
●	Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.
●	Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.
●	It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us.
●	If we do not adequately manage our inventory levels, our operating results could be adversely affected.
●	If we fail to maintain relationships with our independent contract manufacturers, our business could be harmed.
●	Increases in costs or shortages of raw materials could harm our business and financial results.
●	The volatility of energy and increased regulations may have an adverse impact on our gross margin.

●	Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.
●	We rely upon our ongoing relationships with our key flavor suppliers. If we are unable to source our flavors on acceptable terms from our key suppliers, we could suffer disruptions in our business.
●	If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, management turnover causes uncertainties and could harm our business.
●	If we lose the services of our Chief Executive Officer, our operations could be disrupted and our business could be harmed.
●	If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.
●	If we encounter product recalls or other product quality issues, our business may suffer.
●	Our business is subject to many regulations and noncompliance is costly.
●	Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.
●	We are subject to risks inherent in sales of products in international markets.
●	Climate change may negatively affect our business.
●	Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.
●	Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.
●	Changes in our effective tax rate may impact our results of operations.
●	Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.
●	If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected.
●	We are dependent on a distiller in Mexico, to provide us with our finished SALT tequila product. Failure to obtain satisfactory performance from them or a loss of their services could cause us to lose sales, incur additional costs, and lose credibility in the marketplace.
●	Regulatory decisions and changes in the legal, regulatory and tax environment where our tequila is produced and where we operate could limit our business activities or increase our operating costs and reduce our margins.
●	We face substantial competition in the alcoholic beverage industry and we may not be able to effectively compete.
●	Our business operations may be adversely affected by social, political and economic conditions affecting market risks and the demand for and pricing of our tequila products.
●	Uncertainty in the financial markets and other adverse changes in general economic or political conditions in any of the major countries in which we do business could adversely affect our industry, business and results of operations.
●	Our limited operating history makes it difficult to forecast our future results, making any investment in us highly speculative.
●	An investment in the Securities is speculative and there can be no assurance of any return on any such investment.
●	The offering price and other terms of the Securities has been determined by the Company and may not be indicative of the Company’s actual value or the value of the Shares.
●	Future sales of common stock, or the perception of such future sales, by some of our existing stockholders could cause our stock price to decline.
●	Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

●	There is currently a limited liquid trading market for the Company’s Common Stock.
●	Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.
●	Because certain principal stockholders own a large percentage of our voting stock, other stockholders’ voting power may be limited.
●	We do not expect to pay dividends and investors should not buy our Common Stock expecting to receive dividends.
●	Our common stock may be considered a “penny stock”, and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.
●	We will have broad discretion on how we use the proceeds we receive in this Offering.
●	The "best efforts" nature of the offering means that the Company may not be able to raise the funds it expects to raise which would have material adverse impact on the Company’s prospects.
●	If the Company only raises the minimum amount its ability to raise funds in the future may be materially adversely affected and an investor’s investment may be lost.
●	Our common stock could be further diluted as the result of the issuance of additional Common Shares, convertible securities, warrants or options.
●	Common Shares eligible for future sale may adversely affect the market.
●	If we are not able to achieve our objectives for our business, the value of an investment in our company could be negatively affected.
●	Any future equity or debt issuances by us may have dilutive or adverse effects on our existing shareholders.
●	You should consult your independent tax advisor regarding any tax matters arising with respect to the Securities.
●	If the Company only raises the Minimum Offering Amount, we may not have sufficient capital to execute our business strategy.
●	Investor funds will not accrue interest while in escrow prior to closing.
●	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.
●	The purchase warrants are speculative in nature.
●	There is no public market for the warrants being offered in this offering.

SUMMARY OF THE OFFERING

Amount of this Offering

We will not sell any securities pursuant to this offering unless we sell at least                 shares of common stock and warrants to purchase             shares of common stock. The Company will not sell more than 3,750,000 shares of common stock and warrants to purchase 1,875,000 shares of common stock.

Minimum Offering Amount	$

Maximum Offering Amount	$

Common Stock to be Outstanding after this Offering

              shares if we sell the Minimum Offering Amount (assuming exercise of full of warrants to purchase 625,000 shares of common stock)

              shares if we sell the Maximum Offering Amount (assumes the exercise in full of warrants to purchase               shares of common stock)

Use of Proceeds

After deducting the commission payable to the Placement Agent and the estimated offering expenses that are payable by us, we estimate that the net proceeds from the sale of the common stock offered by us pursuant to this prospectus will be $                   if the Minimum Offering Amount is sold and $                    if the Maximum Offering Amount is sold. We expect to use the net proceeds from this offering for the following purposes:

For additional information on the use of proceeds, please see “Use of Proceeds”.

Placement Agents Warrants

We have agreed to issue the Placement Agent warrants to purchase up to the number of shares of our common stock equal to      % of the aggregate number of shares sold in the offering. The warrants are exercisable at a per share price equal to      % of the public offering price per share, at any time, and from time to time, in whole or in part, during the three-year period commencing at the effective date of the registration statement.

Escrow	All funds sent to the Company by investors to purchase the common stock after the effectiveness of the registration statement of which this prospectus forms a part will be deposited in a non-interest bearing account, maintained at and by (the “Escrow Agent”). If we do not sell and receive payments for the Minimum Offering Amount prior to , investor subscriptions will be returned without interest or deduction.

Subscription Procedures

Investors interested in subscribing for the common stock in this offering must complete and deliver to the Placement Agent a completed subscription agreement to the address provided in the subscription agreement and deliver the purchase price in the amount of $         per share of common stock and warrant being purchased by wire transfer in immediately available funds using the wire transfer instructions provided in the subscription agreement. Funds and subscription documents will be held in escrow until the closing of this offering at which time the escrowed funds and subscription documents will be released by the Escrow Agent. Promptly following the closing the common stock purchased by the investor in the offering will issued to the investor. If this offering is not completed for any reason all proceeds deposited into escrow will be returned to the investor without interest or deduction.

Risk Factors	See “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Determination of Offering Price

Our common stock is quoted on the OTC Pink under the symbol “SBEV”.  There is no established public market for the warrants and none is expected to develop. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The fixed price of $ at which our common stock and warrants are being offered pursuant to this prospectus was determined based on, inter alia, the estimates of the business potential and earnings prospects of the Company and the consideration of such potential earnings in relation to market valuations of comparable companies, as well as the price of stock in our recent private offering.

Market	Our common stock is quoted or listed on the OTC Pink under the symbol “SBEV”.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s Common Stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations and our ability to raise capital.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. This event may also limit our ability to raise capital which as noted above could trigger certain rescission rights which could result in the Company’s incurring additional debt and preferred holders who may take preference over other common holders. These factors, in turn, may not only impact our operations, financial condition and demand for our products but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Commission.

If we are unable to continue as a going concern, our securities will have little or no value.

Although our audited financial statements for the year ended December 31, 2019 were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended December 31, 2019 contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. Specifically, we have experienced recurring losses and we have had a working capital and stockholders’ equity deficits. These prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. In addition, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

We will need significant additional capital, which we may be unable to obtain.

Our current liquidity position raises substantial doubt about our ability to continue as a going concern. If we are unable to raise additional capital and/or obtain financing sufficient to meet current and future obligations, we may not be able to continue as a going concern. Additionally, if the Company shall fail to raise $9,000,000 of additional capital no later than six months from the date of the Merger, then the preferred stock and debt holders may seek to rescind the Promissory Note Conversion Agreement, return the Note Conversion Shares and receive a replacement promissory note from the Company and the parties to the Preferred Stock Note Conversion Agreements may seek to rescind the Preferred Stock Conversion Agreement, return the Preferred Stock Conversion Shares and receive replacement shares of preferred stock from the Company. There can be no assurance that such funding will be available to the Company in the amount required at any time or, if available, that it can be obtained on terms satisfactory to the Company.

We have experienced recurring losses from operations and negative cash flows from operating activities and anticipate that we will continue to incur significant operating losses in the future.

We have experienced recurring losses from operations and negative cash flows from operating activities.  We expect to continue to incur significant expenses related to our ongoing operations and generate operating losses for the foreseeable future. The size of our losses will depend, in part, on the rate of future expenditures and our ability to generate revenues.  We incurred a net loss of $5.1 million for the year ended December 31, 2019. Our accumulated deficit increased to $35.6 million as of December 31, 2019 compared to the prior year’s deficit of $30.5 million.

We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our financial condition. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If our products do not achieve sufficient market acceptance and our revenues do not increase significantly, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

It is important that we meet our sales goals and increase sales going forward as our operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition will be negatively impacted.

Demand for our products may be adversely affected by changes in consumer preferences or any inability on our part to innovate, market or distribute our products effectively, and any significant reduction in demand could adversely affect our business, financial condition or results of operations..

Our beverage portfolio is comprised of a number of unique brands with reputations and consumer imagery that have been built over time. Our investments in marketing as well as our strong commitment to product quality are intended to have a favorable impact on brand image and consumer preferences. Unfavorable publicity, or allegations of quality issues, even if false or unfounded, could tarnish our reputation and brand image and may cause consumers to choose other products. In addition, if we do not adequately anticipate and react to changing demographics, consumer and economic trends, health concerns and product preferences, our financial results could be adversely affected.

Volatility in the price or availability of the inputs we depend on, including raw materials, packaging, energy and labor, could adversely impact our financial results.

Our financial results could be adversely impacted by changes in the cost or availability of raw materials and packaging. Continued growth would require us to hire, retain and develop a highly skilled workforce and talented management team. Any unplanned turnover or our failure to develop an adequate succession plan for current positions could erode our competitiveness. In addition, our financial results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs.

Changes in government regulation or failure to comply with existing regulations could adversely affect our business, financial condition and results of operations.

Our business and properties are subject to various federal, state and local laws and regulations, including those governing the production, packaging, quality, labeling and distribution of beverage products. In addition, various governmental agencies have enacted or are considering additional taxes on soft drinks and other sweetened beverages. Changes in existing laws or regulations could require material expenses and negatively affect our financial results through lower sales or higher costs.

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is dependent upon awareness and market acceptance of our products and brands by our target market, trendy, young consumers looking for a distinctive tonality in their beverage choices. In addition, our business depends on acceptance by our independent distributors and retailers of our brands as beverage brands that have the potential to provide incremental sales growth. If we are not successful in the revitalization and growth of our brand and product offerings, we may not achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers. In addition, we may not be able to effectively execute our marketing strategies in light of the various closures and event cancellations caused by the COVID-19 outbreak. Any failure of our brand to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results.

Our brands and brand images are keys to our business and any inability to maintain a positive brand image could have a material adverse effect on our results of operations.

Our success depends on our ability to maintain brand image for our existing products and effectively build up brand image for new products and brand extensions. We cannot predict whether our advertising, marketing and promotional programs will have the desired impact on our products’ branding and on consumer preferences. In addition, negative public relations and product quality issues, whether real or imagined, could tarnish our reputation and image of the affected brands and could cause consumers to choose other products. Our brand image can also be adversely affected by unfavorable reports, studies and articles, litigation, or regulatory or other governmental action, whether involving our products or those of our competitors.

Competition from traditional and large, well-financed non-alcoholic and alcoholic beverage manufacturers may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The beverage industry is highly competitive. We compete with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of whom also distribute other beverage brands. Our products compete with all non-alcoholic beverages and alcoholic, most of which are marketed by companies with substantially greater financial resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive brands such as ours. We also compete with regional beverage producers and “private label” hydration suppliers.

Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue developing new products to satisfy our consumers’ changing preferences will determine our long-term success.

Failure to introduce new brands, products or product extensions into the marketplace as current ones mature and to meet our consumers’ changing preferences could prevent us from gaining market share and achieving long-term profitability. Product lifecycles can vary and consumers’ preferences and loyalties change over time. Although we try to anticipate these shifts and innovate new products to introduce to our consumers, we may not succeed. Customer preferences also are affected by factors other than taste, such as health and nutrition considerations and obesity concerns, shifting consumer needs, changes in consumer lifestyles, increased consumer information and competitive product and pricing pressures. Sales of our products may be adversely affected by the negative publicity associated with these issues. In addition, there may be a decreased demand for our product as a result of the COVID-19 outbreak. If we do not adequately anticipate or adjust to respond to these and other changes in customer preferences, we may not be able to maintain and grow our brand image and our sales may be adversely affected.

Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

Taxes imposed on the sale of certain of our products by federal, state and local governments in the United States, or other countries in which we operate could cause consumers to shift away from purchasing our beverages. Several municipalities in the United States have implemented or are considering implementing taxes on the sale of certain “sugared” beverages, including non-diet soft drinks, fruit drinks, teas and flavored waters to help fund various initiatives. These taxes could materially affect our business and financial results.

Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas. Most of our distributors, retailers and brokers sell and distribute competing products, including non-alcoholic and alcoholic beverages, and our products may represent a small portion of their businesses. The success of this network will depend on the performance of the distributors, retailers and brokers of this network. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other beverage companies who have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

Our ability to maintain and expand our distribution network and attract additional distributors, retailers and brokers will depend on a number of factors, some of which are outside our control. Some of these factors include:

●	the level of demand for our brands and products in a particular distribution area;
●	our ability to price our products at levels competitive with those of competing products; and
●	our ability to deliver products in the quantity and at the time ordered by distributors, retailers and brokers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us.

Our independent distributors and national accounts are not required to place minimum monthly or annual orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and national partners may make orders that are larger than we have historically been required to fill.  Shortages in inventory levels, supply of raw materials or other key supplies could negatively affect us.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

If we fail to maintain relationships with our independent contract manufacturers, our business could be harmed.

We do not manufacture our products but instead outsource the manufacturing process to third-party bottlers and independent contract manufacturers (co-packers). We do not own the plants or the majority of the equipment required to manufacture and package our beverage products, and we do not anticipate bringing the manufacturing process in-house in the future. Our ability to maintain effective relationships with contract manufacturers and other third parties for the production and delivery of our beverage products in a particular geographic distribution area is important to the success of our operations within each distribution area. We may not be able to maintain our relationships with current contract manufacturers or establish satisfactory relationships with new or replacement contract manufacturers, whether in existing or new geographic distribution areas. The failure to establish and maintain effective relationships with contract manufacturers for a distribution area could increase our manufacturing costs and thereby materially reduce gross profits from the sale of our products in that area. Poor relations with any of our contract manufacturers could adversely affect the amount and timing of product delivered to our distributors for resale, which would in turn adversely affect our revenues and financial condition. In addition, our agreements with our contract manufacturers are terminable at any time, and any such termination could disrupt our ability to deliver products to our customers.

Increases in costs or shortages of raw materials could harm our business and financial results.

The principal raw materials we use include glass bottles, aluminum cans, labels and cardboard cartons, aluminum closures, flavorings, sucrose/inverted pure cane sugar and sucralose. In addition, certain of our contract manufacturing arrangements allow such contract manufacturers to increase their charges to us based on their own cost increases. These manufacturing and ingredient costs are subject to fluctuation. Substantial increases in the prices of our ingredients, raw materials and packaging materials, to the extent that they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. If our supply of these raw materials is impaired or if prices increase significantly, it could affect the affordability of our products and reduce sales.

If we are unable to secure sufficient ingredients or raw materials including glass, sugar, and other key supplies, we might not be able to satisfy demand on a short-term basis. Moreover, in the past there have been industry-wide shortages of certain concentrates, supplements and sweeteners and these shortages could occur again from time to time in the future, which could interfere with and delay production of our products and could have a material adverse effect on our business and financial results.

In addition, suppliers could fail to provide ingredients or raw materials on a timely basis, or fail to meet our performance expectations, for a number of reasons, including, for example, disruption to the global supply chain as a result of the COVID-19 outbreak, which could cause a serious disruption to our business, increase our costs, decrease our operating efficiencies and have a material adverse effect on our business, results of operations and financial condition.

The volatility of energy and increased regulations may have an adverse impact on our gross margin.

Over the past few years, volatility in the global oil markets has resulted in variable fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges.  If fuel prices increase, we expect to experience higher shipping rates and fuel surcharges, as well as energy surcharges on our raw materials.  It is hard to predict what will happen in the fuel markets in 2020 and beyond. Due to the price sensitivity of our products, we may not be able to pass such increases on to our customers.

Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

Our ability, through our suppliers, business partners, contract manufacturers, independent distributors and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as influenza and the novel coronavirus (COVID-19), labor strikes or other reasons, could impair the manufacture, distribution and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations.

We rely upon our ongoing relationships with our key flavor suppliers. If we are unable to source our flavors on acceptable terms from our key suppliers, we could suffer disruptions in our business.

We currently purchase our flavor concentrate from various flavor concentrate suppliers, and continually develop other sources of flavor concentrate for each of our products. Generally, flavor suppliers hold the proprietary rights to their flavor specific ingredients. Although we have the exclusive rights to flavor concentrates developed with our current flavor concentrate suppliers, while we have the rights to the ingredients for our products, we do not have the list of ingredients for our flavor extracts and concentrates. Consequently, we may be unable to obtain these exact flavors or concentrates from alternative suppliers on short notice. If we have to replace a flavor supplier, we could experience disruptions in our ability to deliver products to our customers, which could have a material adverse effect on our results of operations.

If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, management turnover causes uncertainties and could harm our business.

Our success depends on our ability to attract and retain highly qualified employees in such areas as finance, sales, marketing and product development. We compete to hire new employees, and, in some cases, must train them and develop their skills and competencies. We may not be able to provide our employees with competitive salaries, and our operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs.

Recently, we have experienced significant changes in our key personnel, especially on our finance team, and more could occur in the future. Changes to operations, policies and procedures, which can often occur with the appointment of new personnel, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, management transition periods are often difficult as the new employees gain detailed knowledge of our operations, and friction can result from changes in strategy and management style. Management turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we integrate new personnel, and unless they are able to succeed in their positions, we may be unable to successfully manage and grow our business, and our financial condition and profitability may suffer.

Further, to the extent we experience additional management turnover, our operations, financial condition and employee morale could be negatively impacted.  In addition, competition for top management is high and it may take months to find a candidate that meets our requirements. If we are unable to attract and retain qualified management personnel, our business could suffer. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness such as COVID-19.

If we lose the services of our Chief Executive Officer, our operations could be disrupted and our business could be harmed.

Our business plan relies significantly on the continued services of Robert Nistico, our Chief Executive Officer. If we were to lose the services of Mr. Nistico, our ability to execute our business plan could be materially impaired. We are not aware of any facts or circumstances that suggest he might leave us.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

We rely on a combination of trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, copyrights, licenses and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks and trade secrets to be of considerable value and importance to our business and our success, and we actively pursue the registration of our trademarks in the United States and internationally. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

As part of the licensing strategy of our brands, we enter into licensing agreements under which we grant our licensing partners certain rights to use our trademarks and other designs. Although our agreements require that the use of our trademarks and designs is subject to our control and approval, any breach of these provisions, or any other action by any of our licensing partners that is harmful to our brands, goodwill and overall image, could have a material adverse impact on our business.

If we encounter product recalls or other product quality issues, our business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production batch or “run” is not in compliance with any of these regulations, we may be fined, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

We are subject to risks inherent in sales of products in international markets.

Our operations outside of the United States, contribute to our revenue and profitability, and we believe that developing and emerging markets could present future growth opportunities for us.  However, there can be no assurance that existing or new products that we manufacture, distribute or sell will be accepted or be successful in any particular foreign market, due to local or global competition, product price, cultural differences, consumer preferences or otherwise.  There are many factors that could adversely affect demand for our products in foreign markets, including our inability to attract and maintain key distributors in these markets; volatility in the economic growth of certain of these markets; changes in economic, political or social conditions, the status and renegotiations of the North American Free Trade Agreement, imposition of new or increased labeling, product or production requirements, or other legal restrictions; restrictions on the import or export of our products or ingredients or substances used in our products; inflationary currency, devaluation or fluctuation; increased costs of doing business due to compliance with complex foreign and U.S. laws and regulations. If we are unable to effectively operate or manage the risks associated with operating in international markets, our business, financial condition or results of operations could be adversely affected.

Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. While warmer weather has historically been associated with increased sales of our products similar to ours, changing weather patterns could have a negative impact on agricultural productivity, which may limit availability or increase the cost of certain key ingredients. Also, increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased production, transportation and raw material costs. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

Our sales are seasonal and we experience fluctuations in quarterly results as a result of many factors. companies similar to ours have historically generated a greater percentage of our revenues during the warm weather months of April through September. Timing of customer purchases will vary each year and sales can be expected to shift from one quarter to another. As a result, management believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the fiscal year.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected.

We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

Due to the size of the Company, we have an inherent material weakness relating to Internal Controls over Financial Reporting.

We are dependent on a distiller in Mexico, to provide us with our finished SALT tequila product. Failure to obtain satisfactory performance from them or a loss of their services could cause us to lose sales, incur additional costs, and lose credibility in the marketplace.

We depend on a distiller in Mexico, a company in Jalisco, for the production, bottling, labeling, capping and packaging of our finished tequila product. We do not have a written agreement with our distiller in Mexico obligating it to produce our product. The termination of our relationship with our distiller in Mexico distiller or an adverse change in the terms of its services could have a negative impact on our business. If our distiller in Mexico increases its prices, we may not have alternative sources of supply at comparable prices and may not be able to raise the prices of our products to cover all, or even a portion, of the increased costs. In addition, if our distiller in Mexico fails to perform satisfactorily, fails to handle increased orders, or the loss of the services of our distiller in Mexico, along with delays in shipments of products, could cause us to fail to meet orders, lose sales, incur additional costs, and/or expose us to product quality issues. In turn, this could cause us to lose credibility in the marketplace and damage our relationships with our customers and consumers, ultimately leading to a decline in our business and results of operations.

Regulatory decisions and changes in the legal, regulatory and tax environment where our tequila is produced and where we operate could limit our business activities or increase our operating costs and reduce our margins.

Our business is subject to extensive regulation regarding production, distribution, marketing, advertising and labeling of beverage alcohol products in the U.S. and in Mexico, where our tequila is produced. We are required to comply with these regulations and maintain various permits and licenses. We are also required to conduct business only with holders of licenses to import, warehouse, transport, distribute, and sell spirits. We cannot assure you that these and other governmental regulations, applicable to our industry, will not change or become more stringent. Moreover, because these laws and regulations are subject to interpretation, we may not be able to predict when, and to what extent, liability may arise. Additionally, due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol, various levels of government may seek to impose additional restrictions or limits on advertising or other marketing activities promoting beverage alcohol products. Failure to comply with any of the current or future regulations and requirements relating to our industry and products, could result in monetary penalties, suspension or even revocation of our licenses and permits. Costs of compliance with changes in regulations could be significant and could harm our business, as we may find it necessary to raise our prices in order to maintain profit margins, which could lower the demand for our products and reduce our sales and profit potential.

In addition, the distribution of beverage alcohol products is subject to extensive taxation both in the United States and internationally (and, in the United States, at both the federal and state government levels), and beverage alcohol products themselves are the subject of national import and excise duties in most countries around the world. An increase in taxation or in import or excise duties could also significantly harm our sales revenue and margins, both through the reduction of overall consumption and by encouraging consumers to switch to lower-taxed categories of beverage alcohol.

We face substantial competition in the alcoholic beverage industry and we may not be able to effectively compete.

Consolidation among spirits producers, distributors, wholesalers, or retailers could create a more challenging competitive landscape for our products. Consolidation at any level could hinder the distribution and sale of our products as a result of reduced attention and resources allocated to our brands, both during and after transition periods, because our brands might represent a smaller portion of the new business portfolio.  Expansion into new product categories by other suppliers, or innovation by new entrants into the market, could increase competition in our product categories.  Changes to our route-to-consumer models or partners in important markets could result in temporary or longer-term sales disruption, higher implementation-related or fixed costs, and could negatively affect other business relationships we might have with that partner.  Distribution network disruption or fluctuations in our product inventory levels with distributors, wholesalers, or retailers could negatively affect our results for a particular period.

Our competitors may respond to industry and economic conditions more rapidly or effectively than we do.  Our competitors offer products that compete directly with ours for shelf space, promotional displays, and consumer purchases.  Pricing, (including price promotions, discounting, couponing, and free goods), marketing, new product introductions, entry into our distribution networks, and other competitive behavior by our competitors could adversely affect our sales margins, and profitability.

Our business operations may be adversely affected by social, political and economic conditions affecting market risks and the demand for and pricing of our tequila products.  These risks include:

●	Unfavorable economic conditions and related low consumer confidence, high unemployment, weak credit or capital markets, sovereign debt defaults, sequestrations, austerity measures, higher interest rates, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations;

●	Changes in laws, regulations, or policies – especially those that affect the production, importation, marketing, sale, or consumption of our beverage alcohol products;

●	Tax rate changes (including excise, sales, tariffs, duties, corporate, individual income, dividends, capital gains), or changes in related reserves, changes in tax rules or accounting standards, and the unpredictability and suddenness with which they can occur;

●	Dependence upon the continued growth of brand names;

●	Changes in consumer preferences, consumption, or purchase patterns – particularly away from tequila, and our ability to anticipate and react to them; bar, restaurant, travel, or other on premise declines;

●	Unfavorable consumer reaction to our products, package changes, product reformulations, or other product innovation;

●	Decline in the social acceptability of beverage alcohol products in our markets;

●	Production facility or supply chain disruption;

●	Imprecision in supply/demand forecasting;

●	Higher costs, lower quality, or unavailability of energy, input materials, labor, or finished goods;

●	Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher implementation-related or fixed costs;

●	Inventory fluctuations in our products by distributors, wholesalers, or retailers;
Competitors’ consolidation or other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;

●	Insufficient protection of our intellectual property rights;

●	Product recalls or other product liability claims; product counterfeiting, tampering, or product quality issues;

●	Significant legal disputes and proceedings; government investigations (particularly of industry or company business, trade or marketing practices);

●	Failure or breach of key information technology systems;

●	Negative publicity related to our company, brands, marketing, personnel, operations, business performance or prospects; and

●	Business disruption, decline, or costs related to organizational changes, reductions in workforce, or other cost-cutting measures, or our failure to attract or retain key executive or employee talent.

Risks Related to this Offering

Uncertainty in the financial markets and other adverse changes in general economic or political conditions in any of the major countries in which we do business could adversely affect our industry, business and results of operations.

Global economic uncertainties, including foreign currency exchange rates, affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. There can be no assurance that economic improvements will occur, or that they would be sustainable, or that they would enhance conditions in markets relevant to us.

Our limited operating history makes it difficult to forecast our future results, making any investment in us highly speculative.

We have a limited operating history, and our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations.

An investment in the Securities is speculative and there can be no assurance of any return on any such investment.

An investment in the Securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The offering price and other terms of the Securities has been determined by the Company and may not be indicative of the Company’s actual value or the value of the Shares.

The offering price per shares of common stock and the terms of the Warrants have been determined by the Company and may not be indicative of the Company’s actual value or the value of such securities. Such terms bear no relationship to the assets, book value, net worth or any other recognized criteria of the Company’s value or the value of such securities.

Future sales of common stock, or the perception of such future sales, by some of our existing stockholders could cause our stock price to decline.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares in the future at a time and at a price that we deem appropriate.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders. Without limiting the generality of the foregoing, the Company may conduct other offerings concurrent with this offering.

There is currently a limited liquid trading market for the Company’s Common Stock.

Our common stock is quoted on the OTC Pink tier under the symbol “SBEV.” Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock.

OTC Pink securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Pink securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Pink issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 5,000,000 shares of “blank check” preferred stock, with no par value per share, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Because certain principal stockholders own a large percentage of our voting stock, other stockholders’ voting power may be limited.

As of June 19, 2020 our ten (10) largest shareholders own or controlled approximately 52% of our outstanding common stock. If those stockholders act together, they would have the ability to have a substantial influence on matters submitted to our stockholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other stockholders may have little or no influence over matters submitted for shareholder approval. In addition, the ownership of such stockholders could preclude any unsolicited acquisition of us, and consequently, adversely affect the price of our common stock. These stockholders may make decisions that are adverse to your interests.

We do not expect to pay dividends and investors should not buy our Common Stock expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in establishing an orderly trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

Our common stock may be considered a “penny stock”, and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5 per share; (ii) it is not traded on a “recognized” national exchange; or (iii) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We will have broad discretion on how we use the proceeds we receive in this Offering.

Our management will have broad discretion on how to use any proceeds we receive from this Offering and may use the proceeds in ways that differ from the proposed uses discussed in this Memorandum. Our stockholders may not agree with our decision on how to use such proceeds. If we fail to spend the proceeds effectively, our business and financial condition could be harmed.

The "best efforts" nature of the offering means that the Company may not be able to raise the funds it expects to raise which would have material adverse impact on the Company’s prospects.

The Shares are being offered hereby on an all or none basis until the minimum Offering Amount is raised, if at all, and then on a "best efforts, minimum/maximum” basis and not on a "firm commitment" basis. As a result, in the event the Company is not able to raise the minimum offering amount, it will not consummate the Offering. There can be no assurance that the minimum offering amount will be raised, in which event the Company will require additional financing which it may not be able to obtain on satisfactory terms.

If the Company only raises the minimum amount its ability to raise funds in the future may be materially adversely affected and an investor’s investment may be lost.

If only the minimum amount is raised the Company will only have enough cash to operate for approximately 12 months. The Company’s ability to obtain additional financing thereafter may have a materially adverse effect on the Company’s ability to remain in business and your investment may be lost.

Our common stock could be further diluted as the result of the issuance of additional Common Shares, convertible securities, warrants or options.

Our issuance of additional common stock, convertible securities, options and warrants could affect the rights of our stockholders, result in a reduction in the overall percentage holdings of our stockholders, could put downward pressure on the market price of our common stock, could result in adjustments to conversion and exercise prices of outstanding notes and warrants, and could obligate us to issue additional Common Stock to certain of our stockholders.

Common Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their Common Shares by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements.

If we are not able to achieve our objectives for our business, the value of an investment in our company could be negatively affected.

In order to be successful, we believe that we must, among other things:

●	increase the sales volume and gross margins for our products;

●	maintain efficiencies in operations;

●	manage our operating expenses to sufficiently support operating activities;

●	maintain fixed costs at or near current levels; and

●	avoid significant increases in variable costs relating to production, marketing and distribution.

We may not be able to meet these objectives, which could have a material adverse effect on our results of operations. We have incurred significant operating expenses in the past and may do so again in the future and, as a result, will need to increase revenues in order to improve our results of operations. Our ability to increase sales will depend primarily on success in expanding our current markets, improving our distribution base, entering into Direct-To-Retail (DTR) arrangements with national accounts, and introducing new brands, products or product extensions to the market. Our ability to successfully enter new distribution areas and obtain national accounts will, in turn, depend on various factors, many of which are beyond our control, including, but not limited to, the continued demand for our brands and products in target markets, the ability to price our products at competitive levels, the ability to establish and maintain relationships with distributors in each geographic area of distribution and the ability in the future to create, develop and successfully introduce one or more new brands, products, and product extensions.

Any future equity or debt issuances by us may have dilutive or adverse effects on our existing shareholders.

From time to time, we may issue additional shares of common stock or convertible securities. The issuance of these securities could dilute our shareholders’ ownership in our company and may include terms that give new investors rights that are superior to those of our current shareholders. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on our shareholders’ ownership interest, which could cause the market price of our common stock to decline.

You should consult your independent tax advisor regarding any tax matters arising with respect to the Securities.

All prospective purchasers of the Securities are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the Securities.

If the Company only raises the Minimum Offering Amount, we may not have sufficient capital to execute our business strategy.

If we close on the Minimum Offering Amount, we may not have sufficient capital to execute on our business strategy the way we intended. Our ability to obtain additional financing thereafter may have a materially adverse effect on our ability to execute its overall plan and your investment may be lost.

Investor funds will not accrue interest while in escrow prior to closing.

All funds delivered in connection with subscriptions for the common stock will be held in a non-interest bearing escrow account with the Escrow Agent until the closing of the offering, if any. If we are unable to sell and receive payments for the Minimum Offering Amount prior to investor subscriptions will be returned without interest or deduction. Investors in the common stock offered hereby may not have the use of such funds or receive interest thereon pending the completion of the offering.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 1,250,000 shares at an assumed public offering price of $       and warrants to purchase        shares of common stock and after deducting the Placement Agent’s commission and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $              per share in the case of the Minimum Shares Offering and after giving effect to the sale by us of 3,750,000 shares offered in this offering at an assumed public offering price of $8.00  per share and warrants to purchase 1,875,000   shares of common stock and after deducting the Placement Agents’ commission and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $                per share in the case of the Maximum Shares Offering. In addition, in the past, we issued options and warrants to acquire shares of common stock. To the extent these options or warrants are ultimately exercised, you will sustain future dilution.

The purchase warrants are speculative in nature.

The purchase warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing six months from the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an initial exercise price of $                           , subject to adjustment, for a period of eighteen months or 3 years from the date the purchase warrants are initially exercisable, as applicable, after which date any unexercised purchase warrants will expire and have no further value. Moreover, following this offering, there can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the purchase warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or the purchase warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or purchase warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants and the purchase warrants will be limited.

USE OF PROCEEDS

After deducting the commissions payable to the Placement Agent and the estimated offering expenses that are payable by us, we estimate that the net proceeds from the sale of the common stock warrants offered pursuant to this prospectus will be approximately $       if only the Minimum Offering Amount is sold and $          if the Maximum Offering Amount is sold.

The chart below represents how the Company plans to use the proceeds from this Offering based on the sale of the Minimum Offering Amount, Maximum Offering Amount and if the Maximum Offering Amount is increased to $                 .. The Company’s management will have broad discretion over the use of the funds received in this Offering and such uses may deviate from the chart below.

Purpose	Assuming the Sale of Minimum Offering Amount	Assuming of the Maximum Offering Amount
Inventory
General Working Capital
Professional fees
Total:

We may also use a portion of the net proceeds from this offering and our existing cash to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current plans, commitments or obligations to do so. Other than as set forth, we do not anticipate requiring any material amounts of other funds to accomplish the specified purposes.

We believe that the net proceeds from this offering (whether from the Minimum Offering Amount or the Maximum Offering Amount) and our existing cash will be sufficient to fund our operations through at least the next 24 months. This expected use of the net proceeds from the offering represents our intentions based upon our current plans and business conditions. We cannot specify with certainty all of the particular uses of the net proceeds that we will receive from this offering, or the amounts that we will actually spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in using these proceeds. Investors will be relying on our judgment regarding the use of the net proceeds from this offering. Pending the use of proceeds as described above, we plan to invest the net proceeds that we receive in short-term and intermediate-term interest-bearing obligations, investment-grade investments, certificates of deposit or direct or guaranteed obligations of the U.S. government. We cannot predict whether the invested proceeds will yield a favorable return.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is quoted on the OTC Pink under the symbol “        ”. There is no trading market for the warrants.

As of                                              , 2020, there were                                              shares of Common Stock issued and outstanding. As of                                              , 2020, there were approximately                                              holders of record of our Common Stock.

Equity Compensation Plan Information

The Company did have a “Stock Incentive Plan” which was adopted in 2012.

DIVIDEND POLICY

We have not declared any cash dividends on our common stock since inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations. Any decisions as to future payment of cash dividends will depend on our earnings and financial position and such other factors as the Board of Directors deems relevant.

CAPITALIZATION

The following table sets forth our capitalization, as of March 31, 2020:

●	on an actual basis; and

●	on a pro forma basis to give effect to the sale of the shares in this offering at the assumed public offering price of $ per share, after deducting commissions payable to the Placement Agent and other estimated offering expenses payable by us.

DILUTION

If you invest in our securities, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value as of March 31, 20 was $              , or approximately $                                         per share of common stock, based upon                          shares outstanding as                                                 .

If the minimum amount is raised, after giving effect to the sale of the shares in this offering at the assumed public offering price of $                        per share and after deducting commissions paid to the Placement Agents and other estimated offering expenses payable by us, our pro forma net tangible book value at                                              would have been approximately $                             or $                        per share. This represents an immediate increase in pro forma net tangible book value of approximately $                       per share to our existing stockholders and an immediate dilution of $                           per share to investors purchasing securities in this offering.

If the maximum amount is raised, after giving effect to the sale of the shares in this offering at the assumed public offering price of $                        per share and after deducting commissions paid to the Placement Agent and other estimated offering expenses payable by us, our pro forma net tangible book value at                                     would have been approximately $                           or $                           per share. This represents an immediate increase in pro forma net tangible book value of approximately $                      per share to our existing stockholders and an immediate dilution of $                                    per share to investors purchasing securities in this offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering if the minimum and maximum number of shares are sold in this offering:

Assumed public offering price per share	Minimum	Maximum
Net tangible book value per share as of	$	$
Increase in net tangible book value per share attributable to this offering	$	$
Pro forma net tangible book value per share after this offering	$	$
Amount of dilution in net tangible book value per share to new investors in this offering	$	$

If we sell the minimum number of shares in the offering, each $                          increase (decrease) in the assumed public offering price of $                          would increase (decrease) our pro forma as adjusted net tangible book value as of                          by $                          , or $                          per share, and the dilution (benefit) purchase to purchasers in this offering by $                          per share.

If we sell the maximum number of shares in the offering, each $                          increase (decrease) in the assumed public offering price of $                          would increase (decrease) our pro forma as adjusted net tangible book value as of                          by $                          , or $                          per share, and the dilution (benefit) purchase to purchasers in this offering by $                          per share.

If any shares are issued upon exercise of outstanding options or warrants, new investors will experience further dilution.

BUSINESS

Overview

Canfield Medical Supply, Inc. was incorporated in the State of Ohio on September 3, 1992, and changed domicile to Colorado on April 18, 2012. CMS is in the business of home health services, primarily the selling of durable medical equipment and medical supplies to the public, nursing homes, hospitals and other end users.

On December 31, 2019, Canfield entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SBG Acquisition Inc. (“Merger Sub”), a Nevada Corporation wholly-owned by Canfield, and Splash Beverage Group, Inc. a Nevada corporation (“Splash” or "SBG”) pursuant to which Merger Sub merged with and into Splash (the “Merger”) with Splash as the surviving company and a wholly-owned subsidiary of Canfield. The Merger was consummated on March 31, 2020.

As the owners and management of Splash have voting and operating control of CMS following the Merger, the Merger transaction was accounted for as a reverse acquisition (that is with Splash as the acquiring entity), followed by a recapitalization.

In connection with the Merger, Splash entered into Lock-Up Agreements with officers, directors, employees, consultants and beneficial owners of more than 10% of the outstanding shares of Splash prior to the Merger (the “Lock-Up Holder”). Pursuant to the Lock-Up Agreements, the Lock-Up Holder agreed that for a period of 180 days (“Lock-Up Period”) from the Merger the Lock-Up Holder will not offer, pledge, sell or otherwise transfer or dispose of any shares of the common stock of the Company that the Lock-Up Holder receives in connection with the Merger( the “Lock-Up Securities”). Upon termination of the Lock-up Period the Lock-Up Holder may release from the sale restrictions in the Lock-Up agreements contained up to twenty-five percent (25%) of the Lock-up Securities during ninety (90) days after expiration of Lock Up Period and (ii) release from the sale restrictions contained in the Lock-Up Agreement all remaining Lock-up Securities six months after the Lock Up Period (collectively these six months are, the “Leak-Out Period”).

The Lock-up Securities may be released from the sale restrictions contained in the Lock-Up Agreement at any time following the Lock-up Period when both (a) the volume of Canfield shares traded are at least 50,000 shares of common stock per day and (b) the closing price per share determined on a volume weighted average price basis equals not less than 300% of deemed value per share for 20 consecutive trading days have been met. The “deemed value per share” shall equal the aggregate Canfield enterprise value post-Merger divided by the total number of shares outstanding but in any event shall be not less than $1.00 per share (before giving effect to a proposed reverse stock split discussed below).

The Lock-Up Agreements apply to approximately 4,734,334 shares of the common stock of the Company.

In connection with the Merger, Splash entered into Promissory Note Conversion Agreements (with approximately eighteen (18) holders who held $7,748,720 in principal and interest amount of debt. Pursuant to the Promissory Note Conversion Agreements, the holders agreed to convert the outstanding amount including principal and interest of the promissory notes held by them and receive common stock of Splash at a conversion rate of $1.00 per share. As a result of the conversions, 10,560,900 shares of the common stock of Splash (the “Note Conversion Shares”) were issued in exchange for the Outstanding Promissory Notes. Pursuant to the Promissory Note Conversion Agreements, the holders were given piggyback rights with respect to the Note Conversion Shares, which would require that the Note Conversion Shares are included on a registration statement that the Company files with the Commission seeking to register other shares. Under the Promissory Note Conversion Agreement, if the Company shall fail to raise $9,000,000 of additional capital no later than six months from the date of the Merger, then the holder may seek to rescind the Promissory Note Conversion Agreement, return the Note Conversion Shares and receive a replacement promissory note from the Company.

In connection with the Merger, Splash entered into Preferred Stock Conversion Agreements with the three (3) holders of 1,000,000 shares of its Series A Convertible Preferred Stock and thirty-eight (38) holders of 3,913,418 shares of its Series B Convertible Preferred Stock. Pursuant to the conversion agreements the holders agreed to convert their Preferred Stock into 13,930,413 shares (the “Preferred Stock Conversion Shares”) of the common stock of Splash. Pursuant to the Preferred Stock Conversion Agreements, the holders were given piggyback rights with respect to the Preferred Stock Conversion Shares, which would require that the Preferred Stock Conversion Shares are included on a registration statement that the Company files with the Commission seeking to register other shares. Under the Preferred Stock Conversion Agreement, if the Company shall fail to raise $9,000,000 of additional capital no later than six months from the date of the Merger, then the holder may seek to rescind the Preferred Stock Conversion Agreement, return the Preferred Stock Conversion Shares and receive replacement shares of preferred stock from the Company.

In connection with the Merger, the Company issued (i) warrants to purchase 1,838,745 shares of its common stock to the holders of 1,349,120 shares of Splash Series B Convertible Preferred Stock (“Preferred B Warrants”) and (ii) warrants to purchase 96,664 shares of its common stock to certain debt holders of Splash in connection with a previous repurchase of Splash debt by such lenders. The original Preferred B warrants had an exercise price of $1.50 per share subject to adjustment as set forth in the warrant and may be exercised on a cashless basis as set forth in the Warrant. The warrants are exercisable until five years from the date of issuance. The warrants contain a dilutive issuance provision such that in the event that the Company sells or issue shares of common stock for consideration that is less than the current exercise price the exercise price shall be reduced concurrently with such issue.

In connection with the Merger, the company issued warrants to purchase 4,088,766 shares of its common stock to the holders of warrants to purchase 3,000,000 shares of Splash common stock. The warrants have an exercise price of $0.25 per share subject to adjustment as set forth in the warrant. If at any time after the warrant is issued, there is no effective registration statement registering or no current prospectus available for the resale of the shares of common stock issuable upon exercise of the warrant and the fair market value of one (1) share of Warrant Stock is greater than the exercise price the warrants may be exercised on a cashless basis. The warrants may be exercised until three years from the issuance date.

At the Closing for the Merger, each outstanding share of common stock, was converted into such amount of fully paid and non-assessable shares of the common stock of the Company so that, upon completion of the Merger, the Company issued to Splash’s equity holders common stock equaling approximately 85% of the Company on a fully diluted basis in exchange for the common stock of Splash and the current shareholders of the Company will own approximately 15% of the Company.

In connection with entering the plan of merger with Splash Beverage, the Company agreed to tender and offer to sell to Mr. Michael West its existing home health services business. That transaction pursuant to which the Company will transfer its existing home health services business has not yet occurred. When the transfer does occur, the Company believes that the assets comprising the home health services business constitute less than substantially all of the Company’s assets.

The Company’s common stock is quoted on the OTC Pink under the symbol SBEV.

Company Overview and History

Splash was incorporated in the State of Nevada under the name TapouT Beverages, Inc. for the purpose of acquiring the rights under a license agreement with TapouT, LLC (Authentic Brands Group and now the WWE) for the right to use the TapouT brand in connection with manufacturing and selling certain beverages. Robert Nistico was hired as CEO and the name was changed to Splash Beverage Group, Inc. (SBG) to reflect the revised business plan of being a manufacturer and distributor of several brands of beverages including both non-alcoholic and spirits brands.

Robert Nistico has over 28 years of experience in all levels of the three-tier distribution system used in the beverage industry. Prior to joining the Company, he led the Marley Beverage Company from startup to over $47 million in annual revenues and ultimately profitability in three and one-half years. Before that he was the 5th employee at Red Bull North America, Inc. and served as General Manager, VP of Field Marketing and Sr. Vice President & General Manager during his 11 years there. He was instrumental in building the Red Bull brand in North and Central America and the Caribbean from $0 revenue to $1.6 billion in annual revenues. Nistico began his career with the Gallo Winery, quickly ascending within that system between winery and senior positions in distribution with Premier Beverage and RNDC Texas.

Mr. Nistico has assembled a team of experienced beverage industry professionals with the goal of replicating the business model of companies like Diageo of owning some brands and managing others where there are synergies among a distribution standpoint. SBG however, has an additional strategic advantage of “brand incubation” with its own ecommerce platform.

SBG has license rights to the TapouT brand for the United States and several other countries and we have joint venture with SALT Flavored Tequila. Mr. Nistico and SBG understand the proven strategy of infusing beverage brands with strong pop culture and lifestyle elements which drives trial, belief and most importantly repeat purchase.

Our Strategy

Our strategy is to combine the traditional approach of manufacturing, distributing, and marketing of beverages, but with brands that have a reasonable level of pre-existing brand awareness (market presence) or have attributes that we believe to be purely innovative. These are SBG’s core values. We believe this allows SBG to break through the clutter of numerous brand introductions and dilute risk. This philosophy is applied regardless as to whether the brand is to be 100% owned or a joint venture.

For acquisition or joint venture consideration, we prefer to work with brands that already have one or more of the following in place:

●	Some level of preexisting brand awareness
●	Regional presence that can be expanded
●	Licensing an existing brand name (TapouT for example)
●	Add to an underdeveloped and growing category
●	Innovation to an existing attractive category (Flavored Tequila)

We believe offering brand founders access to our shared services model, provides us with two paths to success: one, developing our wholly owned core brands and two the ability to tap into high growth early stage brands ready to scale. By managing joint venture brands, we can significantly reduce their development expense while simultaneously increasing efficiencies for all brands in the SBG portfolio.

Most new single beverage brands have limited access to distribution and thus find it extremely difficult to obtain meaningful retail shelf presence. With decades of successful brand introductions (Gallo, Red Bull, Bacardi, DIAGEO, Sparkling Ice, Jones Soda, FUZE Beverage, NOS Energy, SoBe Beverages, Muscle Milk, Marley Beverages) our ability to break through the distribution and retail bottlenecks makes us an attractive joint venture partner to many new brand owners.

Our business ventures are typically structured with a revenue split, a marketing spend commitment from the brand founder and an earned equity position that constitutes control. Most are happy to award an equity position in their brand in exchange for distribution, sales and marketing management within the distribution network which eliminates their need to invest in infrastructure. Our partners only need to manage a small base of corporate operations.

We benefit by avoiding the development costs for new products. This model spreads our risk over several brands, contributes to our economies of scale, and it improves our relationship with distribution because we can provide them with a broader line of proven beverage products.

Since our inception we have seen very good deal flow having been offered over 20 brands. SBG is only engaging with brands that fit comfortably within the above guidelines and are in some way complementary to each other categorically or from a distribution standpoint.

We also believe the distribution landscape in the beverage category is changing rapidly and see that tech-enabled business models are thriving. Direct to consumer, office or home solutions are projected to continue to gain traction in the future. A core strategy for SBG is to build onto the early success we’re seeing with the Qplash online platform.

Products

We produce, distribute and market two beverages brands, “TapouT Performance”, a hydration & recovery isotonic sport drink and SALT Naturally Flavored Tequila, a 100% agave 80 proof line of flavored tequilas. The following is a description of these products.

SALT Flavored Tequila

We produce, distribute, and market the following flavors under the brand name SALT Naturally Flavored Tequila:

●	Citrus flavor

●	Berry flavor

●	Chocolate flavor

SALT Tequila is the first line of 100% agave 80-proof flavored tequilas. Tequila, vodka, rum, and now even brown spirits have experienced significant growth when flavors were introduced, and we expect significant growth as the tequila category is already growing at double digits.

SALT is currently being launched and distributed by RNDC, Youngs Market and Major Brands to Walmart and Total Wine to date in 6 U.S. states and is for sale in Mexico. Several South American countries will also launch SALT during fall 2020.

SALT is a business venture between SBG and SALT USA, LLC. All aspects of manufacturing, logistics, distribution and marketing are the responsibility of SBG.

TapouT Isotonic Sports Drinks

SBG will produce, market, sell and distribute the following sports beverages under the brand name TapouT in the coming two years:

●	TapouT Performance: Flavors completed

Flavor	Cherry Lemonade	Orange	Citrus Kick
Some Sugar / 120 Calories	2021	2021	In Production
Zero Sugar / 10 Calories	In Production	In Production	2021

●	TapouT Elite: In development for 2022
●	TapouT Energy: Under consideration also for 2022

TapouT Performance is a unique advanced performance functional beverage that has recuperative and cell regeneration capabilities that increase hydration and cellular recovery. It is formulated with all GRAS (FDA Designation “Generally Regarded As Safe) ingredients versus controversial ingredients used in many competitive products. It can be taken before, during or after activity to enhance activation, hydration, and recovery. TapouT Performance is all natural and is perfectly balanced with a proprietary blend of 5 electrolytes, amino acids and a proprietary specialized ingredient blend of minerals and nutrients.

TapouT, formally associated with the UFC and mixed martial arts (MMA) has been producing branded clothing and light equipment for over 23 years and has a very high level of aided and unaided brand awareness.

Now associated with the WWE, Authentic Brands Group, LLC (“ABG TapouT”), the original owner of the TapouT brand IP, represents the biggest WWE stars, produces reality TV shows, Pod Casts, and other media and TapouT is the official training partner of the WWE.

TapouT License Agreement

We have the rights under a License Agreement to North, Central and South America, US military bases, Australia, South Africa and the EU. The beverages covered by the License Agreement include sports drinks, energy drinks, energy shots, water, protein, teas, etc.

We pay a 6% royalty of net sales or a guaranteed minimum royalty of $540,000 whichever is greater. This agreement goes through December 31, 2022.

We have the right to use the TapouT brand to market, advertise and promote for sale our TapouT beverages, and TapouT agrees to provide us with certain materials which we can use in connection with our advertising and promotion. We are required to spend 2% of our net sales on marketing expenditures such as expenses attributable to trade shows, catalogs and websites, point-of-sale advertising featuring TapouT products and other retail advertising. TapouT has certain relationships with certain celebrity and athletic talent and, if requested, it agrees to use its reasonable efforts to request the celebrities and/or athletes to be present at autograph signings, tradeshows and other similar events.

Manufacturing and Distribution

SBG is responsible for the manufacturing of the TapouT Performance Beverage and SALT Naturally Flavored Tequila.

Although we are responsible for manufacturing TapouT and SALT, we do not directly manufacture these products, but instead we outsource such manufacturing to third party bottlers and contract packers.

We purchase concentrates, flavors, dietary ingredients, cans, bottles, caps, labels, and other ingredients for our beverage products from our suppliers, which are delivered to our various third-party bottlers and co-packers. In some cases, certain common supplies may be purchased by our various third-party bottlers and co-packers. Depending on the product, the third-party bottlers or packers add filtered water and/or other ingredients (including dietary ingredients) for the manufacture and packaging of the finished products into our approved containers in accordance with our formulas.

Co-Packing Arrangements

Our TapouT products are manufactured by various third-party bottlers and co-packers situated throughout the United States under separate arrangements with each party. Our co-packaging arrangements are generally on a month-to-month basis or are terminable upon request and do not typically obligate us to produce any minimum quantities of products within specified periods.

In some instances, subject to agreement, certain equipment may be purchased by us and installed at the facilities of our co-packers to enable them to produce certain of our products. In general, such equipment remains our property and is returned to us upon termination of the packing arrangements with such co-packers, unless we are reimbursed by the co-packer via a per-case credit over a predetermined number of cases that are produced at the facilities concerned.

We are generally responsible for arranging for the purchase and delivery to our third-party bottlers and co-packers the containers in which our beverage products are packaged.

We pack some of our products in multiple locations to enable us to produce finished goods closer to the markets where they are sold, with the objective of reducing freight costs as well as transportation-related product damages. As distribution volumes increase, we will continue to source additional packing arrangements closer to such markets to further reduce logistics costs. Our ability to estimate demand for our products is imprecise, particularly with new products, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate demand for our products and/or are unable to secure sufficient ingredients or raw materials including, but not limited to aluminum cans, PET plastic bottles, labels, flavors, juice concentrates, dietary ingredients, and other ingredients, and/or procure adequate packing arrangements and/or obtain adequate or timely shipment of our products, we might not be able to satisfy demand on a short-term basis.

Our production arrangements are generally of short duration or are terminable upon our request. For some of our products, there may be limited co-packing facilities in our domestic market with adequate capacity and/or suitable equipment to package our products. We believe a short disruption or delay in production would not significantly affect our revenues; however, as alternative co-packing facilities in our domestic market with adequate long-term capacity may not be available for such products, either at commercially reasonable rates and/or within a reasonably short time period, if at all, a lengthy disruption or delay in production of any of such products could significantly affect our revenues.

We continue to actively seek alternative and/or additional advantageously located co-packing facilities with adequate capacity and capability for the production of our various products to minimize transportation costs and transportation-related damages as well as to create redundancies to mitigate the risk of a disruption in production and/or importation.

Distribution

In the United States we operate within what is referred to as the “Three Tier Distribution System” where manufacturers do not typically sell directly to retailers, but instead contract for local and regional distribution with independent distributors. These distributors typically have geographic rights to distribute major beverage brands such as Budweiser, Pepsi, and Red Bull and call on every store in a given area such as major cities or regions. However, due to increasing costs over the last 20 years for these distributors to call on every store (sometimes referred to in the industry as “DSD” or direct store delivery), there has been a great deal of consolidation which has limited the options for new brands to gain distribution and retail shelf presence. Our management team believes that their history of success and experience working within this channel will allow SBG to be successful in building a strong network of these distributors.

In addition to working with these independent distributors, we also have distribution arrangements with national retail accounts to distribute some of our products directly through their warehouse operations.

E-commerce

“Qplash” is the consumer-packaged goods retail division of Splash Beverage Group and our first entry point into the growing e-commerce channel. The division sells beverages & groceries online through qplash.com, and third-party storefronts such as Amazon.com and Walmart.com. Inside of the division, there are two primary customer groups, B-to-B retail businesses, which in turn offer the products to their customers, and B-to-C, selling direct to end users.

Qplash sells to retailers through www.qplash.com. These retailers, generally in the high-end apparel space, are working to enhance their customers in store shopping experience. They offer high end beverages to for customers to enjoy while shopping or to take on the go. This program allows businesses to control inventory, order with payment terms, and the convenience of delivery directly to each store.

To the end user, we ship orders from our warehouses direct to their home or office. We offer competitive pricing, an easy & convenient transactional process, and a wide selection of products. Consumers can order from qplash.com, from our storefront on Amazon, or other third-party platforms. Amazon is a valuable revenue source as it allows us to access their loyal customer base and a high conversion rate as they are comfortable navigating and checking out.

Currently we offer over 350 listings and ship from Ontario, California. Later this year, we plan to activate additional warehouse partnerships, thus reducing shipping costs and the transit times while gaining access to several thousand additional items. Our objective is to offer 1,500 items by the end of 2020.

Additionally, this vertically integrated platform affords SBG a unique opportunity to incubate, accelerate and ultimately migrate brands to traditional distribution.

The Qplash division is managed by Jeremy and Albert Reichmann. Together they have over 15 years of ecommerce experience building and managing ecommerce companies and related projects. Their extensive knowledge of logistics, beverage & grocery products, and B-to-B and B-to-C marketing allows us to tap into a $58.6 billion industry (US online CPG sales grew 35.4% in 2018 and represented 11% of the total market).

Splash Beverage Group, Inc. is a wholly owned subsidiary of Canfield Medical Supply, Inc.

Canfield Medical Supply, Inc. is a provider of home medical equipment, supplies and services (which relate to the equipment sales) in Ohio's Mahoning Valley, Western Pennsylvania and Northern West Virginia, with an emphasis on providing for patients with mobility-related limitations who have had strokes, hip or knee replacements, and other surgeries after they are discharged from a hospital or rehab center.

Corporate Information

Our principal offices are located at 1314 E. Las Olas Blvd, Suite 221, Fort Lauderdale, Florida 33301. Our main telephone number is (954) 745-5815. Our website address is splashbeveragegroup.com. We have not incorporated by reference into this Memorandum the information that can be assessed though our website and you should not consider it to be part of this Memorandum. Our shareholders recently approved an amendment to our Articles of Incorporation to change our name to Splash Beverage Group Inc., which has occured in July 2020.

Employees

We have 9 full-time employees, including  non-officer employees, our executive officers, and we retain the services of additional personnel on an independent contractor basis. We do not have any part-time employees but work with several consultants.

Facilities

We currently lease office space at 1500 Cordova Rd; Fort Lauderdale, FL 33316.

Legal Proceedings

No legal proceedings are currently pending or threatened to the best of our knowledge.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results could differ materially from those anticipated by these forward-looking statements as a result of many factors. We discuss factors that we believe could cause or contribute to these differences below and elsewhere in this prospectus, including those set forth under “Risk Factors” and “Forward-Looking Statements.”

BUSINESS OVERVIEW

Splash Beverage Group (“SBG”), f/k/a Canfield Medical Supply, Inc. (the “CMS”), was incorporated in the State of Ohio on September 3, 1992, and changed domicile to Colorado on April 18, 2012. CMS is in the business of home health services, primarily the selling of durable medical equipment and medical supplies to the public, nursing homes, hospitals and other end users.

On December 31, 2019, CMS entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SBG Acquisition Inc. (“Merger Sub”), a Nevada Corporation wholly-owned by CMS, and Splash Beverage Group, Inc. a Nevada corporation (“Splash”) pursuant to which Merger Sub merged with and into Splash (the “Merger”) with Splash as the surviving company and a wholly-owned subsidiary of CMS. The Merger was consummated on March 31, 2020.

As the owners and management of Splash have voting and operating control of CMS following the Merger, the Merger transaction was accounted for as a reverse acquisition (that is with Splash as the acquiring entity), followed by a recapitalization.

As part of the recapitalization, previously issued shares of SBG preferred stock have been reflected as shares of common stock that were received in the Merger. These common shares have been retrospectively presented as outstanding for all periods.

Splash specializes in the manufacturing, distribution, and sales & marketing of various beverages across multiple channels. Splash operates in both the non-alcoholic and alcoholic beverage segments. Additionally, Splash operates its own vertically integrated B-to-B and B-to-C e-commerce distribution platform called Qplash, further expanding its distribution abilities and visibility.

On July 2, 2020, CMS received a Certificate of Good Standing from the State of Colorado. This certificate allowed us to change our name from Canfield Medical Supply, Inc. to Splash Beverage Group, Inc. a Colorado company. On July 31, 2020, we received approval from FINRA to change the Company’s name from Canfield Medical Supply, Inc. to Splash Beverage Group, Inc.

Critical Accounting Policies

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts and are periodically evaluated for collectability based on past credit history with clients and other factors. We establish provisions for losses on accounts receivable on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions.  At December 31, 2019 and 2018, our accounts receivable amounts are reflected net of allowances of $11,430 and $0, respectively.

34

Critical Accounting Policies, continued

Inventory

Inventory is stated at the lower of cost or net realizable value, accounted for using the weighted average cost method. The inventory balances at December 31, 2019 and 2018 consisted of finished goods held for distribution. The cost elements in inventory consist of purchase of products, transportation, and warehousing. Inventory valuation is impacted by excess or inventory near expiration based on management’s estimates for excess or inventory near expiration based on management’s estimates of forecast turnover of inventories on hand and under contract. A significant change in the timing or level of demand for certain products as compared to forecast amounts may result in recording expense for excess or expired inventory in the future. The costs  for excess inventory are included in cost of goods sold and have historically been adequate to provide for losses on inventory. We manage inventory levels and purchase commitments in an effort to maximize utilization of inventory on hand and under commitments.

35

Critical Accounting Policies, continued

Convertible Instruments

U.S. GAAP requires the bifurcation of certain conversion rights contained in convertible indebtedness and account for them as free standing derivative financial instruments according to certain criteria. This criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When bifurcation is required, the embedded conversion options are bifurcated from the convertible note, resulting in the recognition of discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.  Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

36

Critical Accounting Policies, continued

Convertible Instruments, continued

With respect to convertible preferred stock, we record a dividend for the intrinsic value of conversion options embedded in preferred securities based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Revenue Recognition

We recognize revenue under ASC 606, Revenue from Contracts with Customers (Topic 606). This guidance sets forth a five-step model which depicts the recognition of revenue in an amount that reflects what we expect to receive in exchange for the transfer of goods or services to customers.

We recognize revenue when our performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control of our products is transferred upon delivery to the customer. Revenue is measured as the amount of consideration that we expect to receive in exchange for transferring goods and is presented net of provisions for customer returns and allowances. The amount of consideration we receive and revenue we recognize varies with changes in customer incentives we offer to our customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

Distribution expenses to transport our products, where applicable, and warehousing expense after manufacture are accounted for within operating expenses.

Cost of Goods Sold

Cost of goods sold include the costs of products, packaging, transportation, warehousing, and costs associated with valuation allowances for expired, damaged or impaired inventory.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation” and ASU 2018-07, “Improvements to Nonemployee Share-Based Payment Accounting”. Under the fair value recognition provisions, cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

37

Critical Accounting Policies, continued

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance. The core principle within Topic 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application.

On January 1, 2018, we adopted ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”), using the retrospective application with a cumulative effect adjustment at the date of initial application, which (i) creates a single framework for recognizing revenue from contracts with customers that fall within its scope and (ii) revises when it is appropriate to recognize a gain (loss) from the transfer of nonfinancial asset. The adoption did not have a material effect on our Consolidated Financial Statements.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). We adopted the standard effective January 1, 2019 using the modified retrospective method. The adoption of this standard resulted in recognition of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, for all leases with a term greater than 12 months. When available, we would use the rate implicit in the lease to discount lease payments to present value. However, our leases generally do not provide a readily determinable implicit rate. Therefore, our management estimates the incremental borrowing rate to discount lease payments based on the information at the lease commencement. The accounting for finance leases is substantially unchanged. Given the nature of our operation, the adoption of Topic 842 did not have a material impact on our balance sheet, statement of operations, or liquidity. Refer to Note 11 – Operating Lease Obligations for information regarding our adoption of Topic 842 and the Company’s undiscounted future lease payments and the timing of those payments.

38

Critical Accounting Policies, continued

Recent Accounting Pronouncements, continued

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Results of Operations for the Year Ended December 31, 2019 compared to the Year Ended December 31, 2018

Revenue

Revenues for the year ended December 31, 2019 were $20,387 compared to revenues of $16,176 for the year ended December 31, 2018. The $4,211 increase in sales is due to an increase within our vertically integrated B2B and B2C e-commerce distribution platform called Qplash. This platform sells goods on both Amazon and Shopify. Cost of goods sold for the year ended December 31, 2019 were $245,500 compared to cost of goods sold for the year ended December 31, 2018 of $109,706. The $135,794 increase in cost of goods sold for the year ended December 31, 2019 is primarily due to our increased additional warehouse costs compared to 2018.

Operating Expenses

Operating expenses for the year ended December 31, 2019 were $4,261,946 compared to $3,003,168 for the year ended December 31, 2018. The $1,258,778 increase in our operating expenses was primarily a result of $616,000 in contracted services and $570,000 in salaries and wages. The net loss for the year ended December 31, 2019 was $5,135,731 as compared to a net loss of $3,823,913 for the year ended December 31, 2018. The increase in net loss is due to the increases in operating expenses and cost of goods sold slightly offset by the increase in revenues.

Other Income/(Expense)

Other Income/(Expense) for the year ended December 31, 2019 were $648,672 compared to $727,215 for the year ended December 31, 2018. The $19,638 increase in our interest expenses was primarily a result of adding new note holders in 2019.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of December 31, 2019, we had total cash and cash equivalents of $42,639, as compared with $938,040 at December 31, 2018. The decrease is primarily due to operating expenses to run the business.

Net cash used for operating activities during the year ended December 31, 2019 was $2,658,328 as compared to the net cash used by operating activities for the year ended December 31, 2018 of $2,471,195. The primary reasons for the change in net cash used is due to losses sustained offset by changes in working capital and non-cash transactions.

Net cash used for investing activities during the year ended December 31, 2019 was $12,552 as compared to the net cash used by investing activities for the year ended December 31, 2018 of $1,336. The net cash used in the year ended December 31, 2019 was primarily due to additional computers purchased.

Net cash provided by financing activities during the year ended December 31, 2019 was $1,775,479 compared to $3,406,766 provided from financing activities for the year ended December 31, 2018. During the year ended December 31, 2018, we received $2,500,000 from debt issuances offset by payments/costs associated with debt holders.

Results of Operations for the Six Months Ended June 30, 2020 compared to Six Months Ended June 30, 2019.

Revenue

Revenues for the six months ended June 30, 2020 were $ $724,311 compared to revenues of $48,105 for the six months ended June 30, 2019. The $676,206 increase in sales was due to Salt Tequila $122,151, Qplash – our vertically integrated B2B and B2C e-commerce distribution platform which sells their products on Amazon and Shopify ($300,148) and Canfield’s medical device business $199,579. Cost of goods sold for the six months ended June 30, 2020 were $ 394,987 compared to cost of goods sold for the six months ended June 30, 2019 of $74,418. The $ 320,569 increase in cost of goods sold for the six-month period ended June 30, 2020 was primarily due to our increased sales, and as our sales increased, our cost of sales for those sales correspondingly increased.

Operating Expenses

Operating expenses for the six months ended June 30, 2020 were $2,268,819 compared to $1,177,527 for the six months ended June 30, 2019. The $1,091,292 increase in our operating expenses was primarily a result of recording $500,000 in consulting fees for one of our investors, $188,053 in professional fees, $132,453 in consulting fees relating to the Qplash business, $100,000 for treasury stock issuance  and $108,516 of payments made for our TapouT license. The net loss for the six months ended June 30, 2020 was $3,823,668 as compared to a net loss of $1,624,364 for the six months ended June 30, 2019. The increase in net loss is due to our increase in operating expenses slightly offset by our increase in revenues.

Other Income/(Expense)

Other interest/(expense) for the six months ended June 30, 2020 were $1,884,173 compared to $420,524 for the six months ended June 30, 2019. The $1,463,649 increase in our interest expenses was primarily a result of recording a finance charge of $1,657,805 associated with warrants issued to one of our note holders.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of June 30, 2020, we had total cash and cash equivalents of $ $118,751, as compared with $42,639 at December 31, 2019. The increase was primarily due to issuances of notes payable offset by expenses relating to the operating the business.

Net cash used for operating activities during the six months ended June 30, 2020 was $ 1,783,007 as compared to the net cash used by operating activities for the six months ended June 30, 2019 of $1,399,485. The primary reasons for the change in net cash used was due to losses sustained and increases for issuance of warrants, offset by non-cash expenses.

Net cash used for investing activities during the six months ended June 30, 2020 was $81,999 as compared to the net cash used by operating activities for the six months ended June 30, 2019 of $4,526. The net cash used in the first half of 2020 was primarily due to the $150,000 payment made to SALT Tequila USA, offset by $72,422 of cash obtained in the acquisition of Canfield Medical Supply, Inc.

Net cash provided by financing activities during the six months ended June 30, 2020 was $1,941,018 compared to $535,413 provided from financing activities for the six months ended June 30, 2019. During the six months ended June 30, 2020, we received $2,162,249 from investors and related parties, which was offset by repayments to shareholders of $120,106 and a settlement payment of $61,248.

CONTRACTUAL OBLIGATIONS

Information not required.

Inventory Purchase Commitments:

None.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

MANAGEMENT

The following table sets forth our executive officers and directors, their ages and position(s) with the Company.

Name	Age	Position

Robert Nistico	57	CEO, and Director

Dean Huge	64	Chief Financial Officer

Justin Yorke	54	Director

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected. Officers are elected annually and serve at the discretion of the Board of Directors.

Robert Nistico, age 57, on March 31, 2020 became the Chief Executive Officer and a member of the board of directors of the Company. Since 2012, Mr. Nistico has served as the Chief Executive Officer and a member of the board of directors of Splash Beverage Group, Inc. Mr. Nistico also served as the president of Viva Beverages, LLC. Mr. Nistico was the fifth employee at Red Bull North America, Inc. where he worked for 10 years and served as Vice President of Field Marketing and Sr. Vice President/General Manager. Mr. Nistico was instrumental in building the Red Bull brand in North and Central America and the Caribbean from no revenues to $1.45 billion in annual revenues. Earlier, he held the brand position of Regional Portfolio V.P and Division Manager for Diageo (formerly I.D.V. / Heublein), General Sales Manager for Republic National (formerly The Julius Schepps Company) and North Texas State Manager for The E & J Gallo Winery (and a variety of other management positions for those companies). Mr. Nistico serves as a Director of Apollo Brands. Mr. Nistico has more than 27 years of experience in the beverage industry, including direct and indirect sales management, strategic brand management & marketing, finance, operations, production and logistics. Mr. Nistico holds a B.A. from the University of Colorado.

Dean Huge, age 64, became the Chief Financial Officer of the Company on March 31, 2020 and since June 2018 has been the Chief Financial Officer of Splash Beverage Group, Inc. From 2017 to June 2018 Mr. Huge was the Interim Chief Financial Officer of Splash Beverage Group, Inc. Mr. Huge was the President of D&H Energy Development, Inc. where he developed a toxic waste processing plant to create electrical energy from May 2013 to May 2017. With 35 years of experience, Mr. Huge’s career started on Wall Street in the private and public sectors. Mr. Huge has been involved with in-depth work in accounting, audits, IPOs, secondary offerings and complex partnership matters. Mr. Huge’s experience includes expertise in financial services, manufacturing, distribution and SAAS type programs and he has degrees in Accounting and Finance.

Justin Yorke, age 54, became a member of the board of directors of the Company on the Merger date and serves as Director of Splash Beverage Group, Inc. Since March 31, 2020, Mr. Yorke has also served as the Company’s Secretary. Mr. Yorke has over 25 years of experience in finance. Based in Hong Kong for a little over 10 years, he managed funds for a private Swiss Bank, Darier Henstch. Prior to that, Mr. Yorke managed funds for Peregrine Investments and Unifund, a high net worth family based in Switzerland. For the past 10 years, Mr. Yorke has been a partner in San Gabriel Advisors and is the manager of the San Gabriel Fund, JMW Fund and Richland Fund. He has a B.A. degree from UCLA. Mr. Yorke is the principal of WesBev LLC, which prior to the Merger was the majority shareholder of the Company.

Family Relationships

None.

Corporate Governance

Committees of the Board of Directors

Our shares are currently quoted on the OTC Pink under the symbol “SBEV.”   We have no separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are currently undertaken by our Board of Directors.

Our Board of Directors believes that, considering our size, decisions relating to director nominations can be made on a case-by-case basis by all members of the Board of Directors without the formality of a nominating committee or a nominating committee charter. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right to do so in the future.

The Board of Directors does not have an express policy with regard to the consideration of any director candidates recommended by stockholders since the Board of Directors believes that it can adequately evaluate any such nominees on a case-by-case basis; however, the Board of Directors will evaluate stockholder recommended candidates under the same criteria as internally generated candidates. Although the Board of Directors does not currently have any formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important, as would the ability to attend and prepare for board, committee and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the board of directors.

Code of Ethics

We have not yet adopted a code of ethics but intend to do so in the near future.

Involvement in Certain Legal Proceedings

Except as disclosed in the bios above, our Directors and Executive Officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for our fiscal years ended December 31, 2019 and 2018 earned by or awarded to, as applicable, our principal executive officer, principal financial officer and our other most highly compensated executive officers as of December 31, 2019 In this prospectus, we refer to such officers as our “Named Executive Officers.”

The following table sets forth information for our two most recently completed fiscal years concerning all of the compensation awarded to, earned by or paid to the executive officers named below.  No other employees earned a salary over $100,000 in the last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total($)

Michael West	2019	72,908	—	—	—		—	—	$72,908
	2018	72,775	—	—	—		—	—	$72,775

Steve West	2019	—	—	—	—		—	—	$—
	2018	—	—	—	—		—	—	$—

Amy J. Atkinson	2019	—	—	—	24,118		—	—	$24,118
	2018	—	—	—	—		—	—	$—

John M. Lepo	2019	—	—	—	64,315		—	—	$64,315
	2018

Michael Long	2019	—	—	—	24,118		—	—	$24,118
	2018	—	—	—	—		—	—	$—

Heather Kearns(1)	2019	—	—	—	—		—	—	$—
	2018	—	—	—	—		—	—	$—

(1)	Heather Kearns resigned from all officers positions with the Company effective November 19, 2019.

On March 31, 2020, John M. Lepo resigned as our Chief Executive Officer and Chief Financial Officer. On March 31, 2020, Michael West, Steve West, Amy J. Atkinson and Michael Long resigned from their respective positions as officers as of Canfield Medical Supply, Inc.

Employment Agreements

Robert Nistico

Consulting Agreement

Dean Huge

William Meissner

Sanjeev Javia

Outstanding Equity Awards at Fiscal Year-End

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
J. Matthias Lepo	120,000	—	—	$0.55	11/28/24	-	-	-	-
Amy Joanne Atkinson	45,000	—	—	$0.55	11/28/24	-	-	-	-
Michael Long	45,000	—	—	$0.55	11/28/24	-	-	-	-

Directors Compensation

During the fiscal year ended December 31, 2019, our directors were not paid any compensation for serving as Directors of the Company.

Equity Compensation Plan Information

We have adopted 2020 Long-Term Incentive Compensation Plan (the “Plan”), the nature and purpose of which is to create incentives which are designed to motivate and compensate the Company’s officers, directors, employees, and consultants (hereafter, collectively, “Participants” or individually a “Participant”) Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Stock Appreciation Rights (“SARs”), Performance Units and Performance Bonuses to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

The Plan is attached as an exhibit to this information statement and provides for the issuance of up to 6,939,980 shares of the Company’s common stock, $.0001 par value (the “Common Stock”), all of which may be issued in respect of Incentive Stock Options Awards (“Awards”).   The Plan is effective as of July 1, 2020 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

On the first day of each calendar year, commencing January 1, 2021, or the first business day of the calendar year if the first day of the calendar year falls on a Saturday or Sunday, the Awards of Common Stock available under the Plan will automatically increase in an amount equal to the lesser of (i) 5% of the total number of shares of Common Stock outstanding as of December 31st of the preceding fiscal year or (ii) such number of shares of Common Stock as determined by the Board, provided that no such increase shall be effective if it would violate any applicable law or stock exchange rule or regulation, or result in adverse tax consequences to the Company or any Participant that would not otherwise result but for the increase.

The Board shall administer the Plan. The Board may, by resolution, appoint the Compensation Committee to administer the Plan and delegate its powers as set forth and described under the Plan and otherwise under the Plan for purposes of Awards granted to Participants

The termination of a Participant’s directorship, employment, consulting relationship may result in the forfeiture of any unvested portion of an Award granted under the Plan. Except as otherwise provided in an Award Agreement: (i) if an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (x) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability), and (y) vested Nonqualified Stock Option during the remaining term of the Option; and (ii) if an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

In addition, except as otherwise provided in an Award Agreement: (i) in the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board; and (ii) the Consultant or Eligible Director shall have a period of three years following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 15, 2020, and as adjusted to reflect the sale of common stock in this offering, for:

●	each of our current directors and executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Our calculation of the percentage of beneficial ownership prior to this offering is based on shares of common stock outstanding as of July 31, 2020. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or persons, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person or persons (and only such person or persons) by reason of these acquisition rights.

Name and Address	Common Stock Owned	Number of Shares Exercisable Within 60 Days	Percentage of Common Stock

Executive Officers and Directors
Robert Nistico	3,930,210	-	5.9%
Dean Huge (2)	735,978	-	1.1%
Justin Yorke (1)	16,604,309	-	24.9%

Beneficial owners of more than 5%
WesBev	8,436,000	-	12.7%
James Sjoerdsma	4,351,171	-	6.5%
JMW Fund, LLC	4,194,033	-	6.3%
San Gabriel Fund, LLC	3,846,436	-	5.8%
Robert Nistico	3,930,210	-	5.9%
GMA	3,407,304	-	5.1%

(1)	Justin Yorke is the primary owner of WesBev and manages the JMW and San Gabriel Funds.
(2)	Dean Huge, the CFO of the Company, owns 100% of DSH who has 613,315 shares of the Company.
*	Less than 1%.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of the transactions and series of similar transactions, since January 1, 2019, that we were a participant or will be a participant, in which:

●	transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the smaller reporting company’s total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers, holders of more than 5% of our capital stock (which we refer to as “5% stockholders”) or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers.

During the normal course of business, we incurred expenses related to services provided by our CEO or Company expenses paid by our CEO, resulting in related party payables, net of $473,057 as of March 31, 2020. The related party payable to the CEO bears no interest payable and is due on demand. We also assumed a $50,000 note for the President of WesBev who is the majority shareholder of CMS.

Effective June 21, 2019 WesBev LLC, a Nevada limited liability company ("WesBev"), acquired 8,000,000 shares of common stock from Michael J. West, a founder, director and former principal shareholder of the Company, consisting of approximately 69.7% of the issued and outstanding shares of the Company at the time of the purchase. As part of his agreement with WesBev, Mr. West undertook to appoint or cause the appointment of up to three persons nominated by WesBev to the board of directors of the Company. Effective June 21, 2019, the Company sold 336,000 shares of common stock to WesBev for $100,000. Following these stock purchases WesBev beneficially owned 8,336,000 shares.

On June 21, 2019, the Company entered into a short-term loan with Michael West, an officer of the company for $276,550. The Company made payments of $78,701 on this loan. The loan has a one-year term from June 21, 2019, and is non-interest bearing. As of December 31, 2019 and December 31, 2018 the loan had a balance of $197,849 and $0, respectively

DESCRIPTION OF SECURITIES

The following is a summary of the material provisions of our common stock, and our certificate of incorporation, and bylaws, all as in effect upon the date of this prospectus. You should also refer to our certificate of incorporation, and bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share and 5,000,000 shares of Preferred Stock, no par value per share to have such preferences as our board of directors may determine from time to time.   The Company’s shareholders have approved an amendment to the Company’s Articles of Incorporation to increase the number of shares of authorized common stock to 150,000,000 shares. The Company expects to file an Amendment to its Articles of Incorporation to increase the authorized shares of Common Stock to 150,000,000 in July 2020. As of August 4. 2020, a total of 70,181,217 shares of common stock and no shares of Preferred Stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, an amendment of the articles of incorporation requires the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock

Our preferred shares are entitled to such rights, preferences and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Options and Warrants

As of March 31, 2020, the Company had 1,124,410 options outstanding and 3,349,120 warrants outstanding.

Listing

Our common stock quoted OTC Pink under the symbol SBEV.

Transfer Agent and Registrar

Equiniti Shareowner Services is serving as our transfer agent and registrar. They are located at 1110 Centre Point Curve #101; Mendota, MN 55120.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of our common stock offered by this prospectus will be passed upon by Sichenzia Ross Ference LLP, is acting as counsel for the placement agent. Sichenzia Ross Ference LLP or certain members or employees of Sichenzia Ross Ference LLP have been issued common stock of the Company.

EXPERTS

The audited financial statements of Splash Beverage Group, Inc. as of December 31, 2019 and for the year then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Daszkal Bolton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Canfield Medical Supply, Inc. as of December 31, 2019 and for the year then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Pinnacle Accounting Group of Utah, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Splash Beverage Group, Inc. as of December 31, 2018 and for the year then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

On April 20, 2020, we dismissed Pinnacle Accountancy Group of Utah (a DBA of Heaton & Company, PLLC) (“PAG”) as the Company’s independent registered public accounting firm. The decision to dismiss PAG as the Company’s independent registered public accounting firm was made by the Company’s board of directors.

The reports of PAG in the Company’s financial statements for the years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that, the reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2019 and December 31, 2018, and in the subsequent interim period through April 22, 2020, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On April 22, 2020, the Board authorized management of the Company to engage Daszkal Bolton LLP (“Daszkal Bolton“) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020. On April 22, 2020, the Company entered into an engagement agreement with Daszkal Bolton to provide audit services for the year ending December 31, 2020. Daszkal Bolton was the independent registered public accounting firm for Splash Beverage Group, Inc., the Company’s wholly-owned subsidiary, for the year ended December 31, 2019.

During the fiscal years ended December 31, 2019 and 2018, and in the subsequent interim period through April 22, 2020, neither the Company nor anyone acting on its behalf consulted with Daszkal Bolton regarding (i) the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that Daszkal Bolton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

On December 13, 2019, Grant Thornton LLP, which was serving as the independent auditors of Splash Beverage Group, Inc. for the year ended December 31, 2018 notified the Company that they would not stand for reappointment as independent auditors for the year ending December 31, 2019.

Grant Thornton LLP’s audit report on Splash Beverage Group, Inc.’s financial statements for the year ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the modification related to the going concern uncertainty.

During the fiscal years ended December 31, 2018 and 2017 and in the subsequent interim period through September 30, 2019 there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K , and the related instructions thereto, with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except material weaknesses in their internal control over financial reporting existed related to the limited resources and specialized skills of Company personnel during those periods resulting in the inadequate design of internal controls, including reconciliation controls, related to the accounting for certain transactions including but not limited to revenue recognition and intangible asset accounting.

The Company has provided Grant Thornton LLP with the disclosures stated above, and has requested Grant Thornton LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company and, if not, stating the respects in which it does not agree. A copy of Grant Thornton LLP’s letter, dated August 18, 2020, is filed as Exhibit 16.1 to this Form S-1.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the filed exhibits may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referenced above. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website is not part of this prospectus.

PLAN OF DISTRIBUTION

                                                                              , which we refer to as the Placement Agent, has agreed to act as the placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated                            . The Placement Agent is not purchasing or selling any securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a subscription agreement directly with investors in connection with this offering, and we may not sell the entire amount of securities offered pursuant to this prospectus. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the offering.

The Placement Agent is required to use only its best efforts to sell the securities offered. The offering will close or terminate, as the case may be, upon the earlier of: (i) a date mutually acceptable to us and the Placement Agent after the minimum offering amount of our offering is raised, or (ii) 120 days from the effective date (the “Effective Date”) of the registration statement that this prospectus forms a part of (and for a period of up to 60 additional days if extended by agreement of the Company and the Placement Agent) (the “Termination Date”). On the closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price of the shares being sold by us on such closing date;

●	we will cause to be delivered the common stock being sold on such closing date; and

●	we will pay the Placement Agent their commissions.

Pursuant to an escrow agreement among us, the Placement Agent and (the “Escrow Agent”), as escrow agent, until at least               shares of common stock and warrants to purchase 625,000 shares of common stock are sold, all funds received in payment for securities sold in this offering will be required to be submitted by subscribers to a non-interest bearing escrow account with the Escrow Agent and will be held by the Escrow Agent for such account. There will be a minimum subscription of $             , which may be waived by Company. The Placement Agent and we shall require all investor checks for payment for the securities to be made payable to         . All subscription agreements and checks should be delivered to   , Attention:       . Failure to do so will result in checks being returned to the investor who submitted the check. The investors will have sole claim to the proceeds held in trust prior to the receipt of the minimum offering proceeds. The funds are held for the benefit of the investors until the minimum is reached. Prior to reaching the minimum claims may not be reached by creditors of the Company. If the Placement Agent does not sell at least shares of common stock and warrants to purchase shares of common stock by the Termination Date, all funds will be returned to the investors in this offering by noon of the next business day after the termination of the offering without charge, interest or deduction. If this Offering is completed, then on the closing date, net proceeds will be delivered to us and we will issue the common stocks to purchasers. Unless purchasers instruct us otherwise, we will deliver the common stocks electronically upon receipt of purchaser funds to the accounts of those purchasers who hold accounts at the Placement Agent, or elsewhere, as specified by the purchaser, as soon as practical upon the closing of the Offering. Alternately, purchasers who do not carry an account at the Placement Agent may request that the shares be held in book-entry at the Company’s transfer agent, or may be issued in book-entry at the Company’s transfer agent and subsequently delivered electronically to the purchasers’ respective brokerage account upon request of the purchasers.

We have agreed to pay the Placement Agents a fee of (i) cash equal to        percent of the aggregate purchase price of the shares of common stock sold in this offering and (ii) warrants to purchase a number of Shares of our common stock equal to    % of the shares sold in this offering at a purchase price per share equal to       % of the public offering price.

We may sell shares in one or more closings, provided that we sell a minimum of               shares and warrants to purchase                 shares at our initial closing and do not sell more than an aggregate of                shares and warrants to purchase                                   shares in this offering. Effectiveness of the registration statement of which this prospectus forms a part will not be requested and no investor funds will be accepted until indications of interest have been received for at least the Minimum Offering Amount. Confirmations and final prospectuses will be distributed to all investors at the time of pricing, informing investors of the closing date. No investor funds will be accepted prior to effectiveness of the registration statement. After the registration statement is declared effective and prior to the closing date, all investor funds will be placed promptly, and in any event no later than noon Eastern Standard Time of the next business day following receipt, in escrow with the Escrow Agent in an escrow account established for the benefit of the investors. Prior to the initial closing date, the Escrow Agent will advise us whether the investors have deposited the Minimum Offering Amount in the escrow account with the Escrow Agent. If the Minimum Offering Amount has been deposited and the other closing conditions have been not, the Company’s transfer agent will deposit with The Depository Trust Company the securities to be credited to the respective accounts of the investors. Investor funds will be collected by the Company through the facilities of the Escrow Agent on the scheduled closing date. In the event that Minimum Offering Amount is not received by 120 days after the effective date of the registration statement, unless extended by 60 days by the Placement Agent and us, or the other closing conditions have not been satisfied, all funds deposited in the escrow account will promptly be returned in full without interest as deduction. Any investors in such additional closings will need to place their funds with the Escrow Agent prior to such Closings.

Under the Placement Agent Agreement, we have agreed to pay. We will reimburse the Placement Agent for its reasonable out-of-pocket expenses in connection with the performance of its services under the placement agent agreement not to exceed $                     .

The following table shows the public offering price, placement agent cash fees, maximum expense allowance and proceeds before expenses to us.

	Per Common Share	Minimum Offering Amount	Maximum Offering Amount
Public offering price	$	$	$
Placement Agent cash fee	$	$	$
Proceeds, before expenses, to us	$	$	$

Because there cannot be any assurance that Maximum Offering Amount will be sold in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligations to issue and sell the shares of common stock to the purchasers is subject to the conditions set forth in the subscription agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase the shares of common stock is subject to the conditions set forth in the subscription agreement as well, which may also be waived.

We estimate the total offering expenses in this offering that will be payable by us, excluding the placement agents’ fees, will be approximately $                        which include legal, accounting and printing costs, various other fees and reimbursement of the placement agent’s expenses.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and the subscription agreement. A copy of the placement agent agreement and the form of subscription agreement with investors are included as exhibits to the Registration Statement of which this prospectus forms a part.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Placement Agent’s Warrants

We have agreed to issue to the Placement Agent warrants, or the Placement Agents’ warrants, to purchase up to a total of up to 8% of the shares of common stock sold in this offering (             shares assuming the sale of the Minimum Offering Amount, and            shares assuming the sale of the Maximum Offering Amount). The warrants are exercisable at a per share price equal to $            , at any time, and from time to time, in whole or in part, during the five-year period commencing six months from the effective date of the registration statement, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Placement Agent (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

We and each of our officers, directors, and all existing stockholders agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of 12 months after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the placement agent.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Price Stabilization

The Placement Agent will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the shares and warrants to purchase the shares we are offering was determined by us in consultation with the Placement Agent based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Placement Agent. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the placement agent may be required to make for these liabilities.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Splash Beverage Group, Inc.

Consolidated Financial Statements

December 31, 2019 and 2018

grant thornton llp 101 E KENNEDY BLVD, SUITE 3850 TAMPA, FL 33602 D +1 813 229 7201 F +1 813 223 3015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Splash Beverage Group, Inc. (formerly Canfield Medical Supply, Inc.)

Opinion on the financial statements

We have audited the accompanying consolidated balance sheet of Splash Beverage Group, Inc. (a Colorado corporation) and subsidiaries (the “Company”) as of December 31, 2018, the related consolidated statements of operations, changes in deficiency in stockholders’ equity, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred a net loss of approximately $3.8 million during the year ended December 31, 2018. This condition, along with other matters as set forth in Note 3, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We served as the Company’s auditor from 2018 to 2019.

Tampa, Florida

August 18, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Splash Beverage Group, Inc.

(FKA Canfield Medical Supply, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Splash Beverage Group, Inc. (formerly known as Canfield Medical Supply, Inc.) (the “Company”) at December 31, 2019, and the related consolidated statements operations, changes in deficiency in stockholders’ equity and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP
Daszkal Bolton LLP
April 3, 2020, except for note 1 to which the date is July 31, 2020 Boca Raton, Florida We have served as the Company’s auditor since 2020.

Splash Beverage Group, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2019 and 2018

	2019	2018
Assets
Current assets:
Cash and cash equivalents	$42,639	$938,040
Accounts receivable, net	11,430	—
Prepaid expenses	5,449	5,648
Inventory	304,012	276,788
Other receivables	7,132	5,700
Total current assets	370,662	1,226,176

Non-current assets:
Deposit	34,915	14,402
Right of use asset, net	162,008	—
Property and equipment, net	37,729	34,513
Total non-current assets	234,652	48,915

Total assets	$605,314	$1,275,091

Liabilities and Deficiency in Stockholders' Equity
Liabilities:
Current liabilities
Accounts payable and accrued expenses	$703,885	$831,070
Right of use liability – current	81,502	—
Due to related parties	429,432	302,934
Bridge loan payable, net	2,200,000	1,858,385
Related party notes payable – current	1,505,100	—
Convertible bridge loan payable – current	2,202,664	100,000
Notes payable	875,000	875,000
Royalty payable	39,000	21,062
Revenue financing arrangements	45,467	77,108
Shareholder advances	46,250	16,250
Accrued interest payable	1,604,498	1,119,909
Accrued interest payable - related parties	546,362	426,740
Total current liabilities	10,279,160	5,628,458

Long-term Liabilities:
Related party notes payable - non-current	—	1,375,100
Convertible bridge loan payable - non-current	—	2,102,664
Right of use liability – noncurrent	82,238	—
Total long-term liabilities	82,238	3,477,764

Total liabilities	10,361,398	9,106,222

Deficiency in stockholders' equity:
Common Stock, $0.001 par, 100,000,000 shares authorized, 44,021,389 and 40,165,002 issued and 43,885,096 and 39,892,417 outstanding for the years ended December 31, 2019 and 2018, respectively	44,021	40,165
Additional paid in capital	22,095,403	18,938,480
Treasury Stock, $0.001 par, 136,293 and 272,585 shares for the years ended December 31 2019 and 2018, respectively	(50,000)	(100,000)
Accumulated deficit	(31,845,506)	(26,709,776)
Total deficiency in stockholders' equity	(9,756,083)	(7,831,131)

Total liabilities and deficiency in stockholders' equity	$605,314	$1,275,091

The accompanying notes are an integral part of these consolidated financial statements.

Splash Beverage Group, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31, 2019 and 2018

	2019	2018
Net revenues	$20,387	$16,176
Cost of goods sold	(245,500)	(109,706)
Negative gross margin	(225,113)	(93,530)

Operating expenses:
Contracted services	2,109,146	1,493,076
Salary and wages	1,078,730	508,769
Other general and administrative	1,006,603	888,817
Sales and marketing	67,467	112,506
Total operating expenses	4,261,946	3,003,168

Loss from operations	(4,487,059)	(3,096,698)

Other income/(expense):
Interest income	132	-
Interest expense	(665,195)	(684,833)
Gain/(loss) from debt extinguishment	16,391	(42,382)
Total other income/(expense)	(648,672)	(727,215)

Provision for income taxes	-	-

Net loss	$(5,135,731)	$(3,823,913)

Net loss per share (basic and diluted)	$(0.12)	$(0.11)

Weighted average number of common shares outstanding	42,154,947	36,108,948

The accompanying notes are an integral part of these consolidated financial statements.

Splash Beverage Group, Inc. and Subsidiaries

Consolidated Statements of Changes in Deficiency in Stockholders’ Equity

For the Year Ended December 31, 2019

							Deficiency in
	Common Stock		Treasury Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Equity

Balances at December 31, 2017	35,150,103	$35,150	408,877	$(150,000)	$15,716,749	$(22,885,863)	$(7,283,964)

Issuance of Common stock for cash	4,878,607	4,879	—	—	2,180,444	—	2,185,323
Issuance of Common stock from treasury	136,292	136	(136,292)	50,000	49,864	—	100,000
Warrants issued with debt	—	—	—	—	991,423	—	991,423
Net loss	—	—	—	—	—	(3,823,913)	(3,823,913)

Balances at December 31, 2018	40,165,002	$40,165	272,585	$(100,000)	$18,938,480	$(26,709,776)	$(7,831,131)

Issuance of Common stock for cash	2,146,601	2,146	—	—	1,572,854	—	$1,575,000
Issuance of Common stock for services	1,709,785	1,709	—	—	1,252,914	—	1,254,623
Issuance of Common stock from treasury	—	—	(136,292)	50,000	49,900	—	99,900
Warrants issued in connection with debt modification	—	—	—	—	15,667	—	15,667
Share-based compensation	—	—	—	—	265,589	—	265,589
Net loss	—	—	—	—	—	(5,135,731)	(5,135,731)

Balances at December 31, 2019	44,021,389	$44,021	136,293	$(50,000)	$22,095,403	$(31,845,506)	$(9,756,083)

The accompanying notes are an integral part of these consolidated financial statements.

Splash Beverage Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

December 31, 2019 and 2018

	2019	2018
Cash Flows from Operating Activities
Net loss	$(5,135,731)	$(3,823,913)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,334	7,257
Amortization of right-of-use asset	53,194	-
Gain from debt extinguishment	(16,391)	-
Deferred loan cost amortization	-	130,055
Noncash finance charge in connection with a debt modification	15,667	-
Share-based compensation	265,589	-
Shares issued in exchange for services	1,354,503	664,815
Warrants issued for services	-	991,423
Other noncash charges	360,923	32,252
Changes in assets and liabilities:
Accounts receivable	(11,428)	-
Inventory	(27,224)	(276,788)
Prepaid expenses and other current assets	(1,233)	(20,049)
Due to related party	-	5,496
Deposits	(20,513)	-
Accounts payable and accrued expenses	(127,167)	255,352
Royalty payable	17,938	(326,750)
Accrued interest payable	604,211	(110,345)
Net cash used in operating activities	(2,658,328)	(2,471,195)

Cash Flows from Investing Activities:
Capital expenditures	(12,552)	(1,336)
Net cash used in investing activities	(12,552)	(1,336)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	1,575,000	1,398,197
Shareholder advances	153,582	-
Proceeds from issuance of debt	130,000	2,702,664
Principal repayment of debt	(31,641)	(422,425)
Debt issuance costs	-	(271,670)
Reduction of right-of-use liability	(51,462)	-
Net cash provided by financing activities	1,775,479	3,406,766

Net Decrease in Cash and Cash Equivalents	(895,401)	934,235

Cash and Cash Equivalents, beginning of year	938,040	3,805

Cash and Cash Equivalents, end of year	$42,639	$938,040

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$23,851	$586,075
Cash paid for taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Notes converted to common stock	$-	$684,450
Loss on debt extinguishment	$-	$42,382

The accompanying notes are an integral part of these consolidated financial statements.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 1 – Business Organization and Nature of Operations

Splash Beverage Group (“SBG”), f/k/a Canfield Medical Supply, Inc. (the “CMS”), was incorporated in the State of Ohio on September 3, 1992, and changed domicile to Colorado on April 18, 2012. CMS is in the business of home health services, primarily the selling of durable medical equipment and medical supplies to the public, nursing homes, hospitals and other end users.

On December 31, 2019, CMS entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SBG Acquisition Inc. (“Merger Sub”), a Nevada Corporation wholly-owned by CMS, and Splash Beverage Group, Inc. a Nevada corporation (“Splash”) pursuant to which Merger Sub merged with and into Splash (the “Merger”) with Splash as the surviving company and a wholly-owned subsidiary of CMS. The Merger was consummated on March 31, 2020.

As the owners and management of Splash have voting and operating control of CMS following the Merger, the Merger transaction was accounted for as a reverse acquisition (that is with Splash as the acquiring entity), followed by a recapitalization.

As part of the recapitalization, previously issued shares of SBG preferred stock have been reflected as shares of common stock that were received in the Merger. These common shares have been retrospectively presented as outstanding for all periods.

Splash specializes in the manufacturing, distribution, and sales & marketing of various beverages across multiple channels. Splash operates in both the non-alcoholic and alcoholic beverage segments. Additionally, Splash operates its own vertically integrated B-to-B and B-to-C e-commerce distribution platform called Qplash, further expanding its distribution abilities and visibility.

On July 2, 2020, CMS received a Certificate of Good Standing from the State of Colorado. This certificate allowed us to change our name from Canfield Medical Supply, Inc. to Splash Beverage Group, Inc. a Colorado company. On July 31, 2020, we received approval from FINRA to change the Company’s name from Canfield Medical Supply, Inc. to Splash Beverage Group, Inc.

These financial statements represent the operations of SBG and do not include the operations of CMS.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

Our accounting and reporting policies conform to accounting principles generally accepted in the United States of America (“GAAP”). These consolidated financial statements include the accounts of Splash and its wholly owned subsidiaries, Splash International Holdings, LLC, Splash Beverage Holdings, LLC and Splash Mex SA de CV. All intercompany balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

We consider all highly liquid securities with an original maturity of three months or less to be cash equivalents. We had no cash equivalents at December 31, 2019. Our cash in bank deposit accounts, at times, may exceed federally insured limits of $250,000. Our bank deposit accounts in Mexico are uninsured.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts and are periodically evaluated for collectability based on past credit history with clients and other factors. We establish provisions for losses on accounts receivable on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions.  At December 31, 2019 and 2018, our accounts receivable amounts are reflected net of allowances of $11,430 and $0, respectively.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Inventory

Inventory is stated at the lower of cost or net realizable value, accounted for using the weighted average cost method. The inventory balances at December 31, 2019 and 2018 consisted of finished goods held for distribution. The cost elements in inventory consist of purchase of products, transportation, and warehousing. Inventory valuation is impacted by excess or inventory near expiration based on management’s estimates for excess or inventory near expiration based on management’s estimates of forecast turnover of inventories on hand and under contract. A significant change in the timing or level of demand for certain products as compared to forecast amounts may result in recording expense for excess or expired inventory in the future. The costs for excess inventory are included in cost of goods sold and have historically been adequate to provide for losses on inventory. We manage inventory levels and purchase commitments in an effort to maximize utilization of inventory on hand and under commitments.

Property and Equipment

We record property and equipment at cost when purchased. Depreciation is recorded for property, equipment, and software using the straight-line method over the estimated economic useful lives of assets, which range from 3-10 years. Company management reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable.

Depreciation expense totaled $19,781 and $7,257 for the years ended December 31, 2019 and 2018, respectively. Property and equipment as of December 31, 2019 and 2018 consisted of the following:

	2019	2018
Property and equipment, at cost	$88,758	$76,205
Accumulated depreciation	(51,029)	(41,692)
Property and equipment, net	$37,729	$34,513

Licensing Agreements

We capitalize the costs for our licensing agreements with ABG TapouT, LLC and Salt Tequila USA, LLC, which are amortized to expense on a straight-line basis over the term of the agreements.

The initial amount of the TapouT agreement as entered into by a related party prior to the Company’s assumption in 2013 was $4,000,000 to be paid over several years pursuant to a guaranteed minimum royalty agreement. Royalty costs incurred under the agreements, guaranteed minimum royalty amounts, are expensed as incurred. See Notes 5 and 13 for further information.

We have not made any payments to Salt Tequila USA, LLC under the licensing agreement due to the immaterial nature of our sales from the brand. See Note 10 for further information.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1	-	Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2	-	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3	-	Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The liabilities and indebtedness presented on the consolidated financial statements approximate fair values at December 31, 2019 and 2018, consistent with recent negotiations of notes payable and due to the short duration of maturities.

Convertible Instruments

U.S. GAAP requires the bifurcation of certain conversion rights contained in convertible indebtedness and account for them as free standing derivative financial instruments according to certain criteria. This criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When bifurcation is required, the embedded conversion options are bifurcated from the convertible note, resulting in the recognition of discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.  Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Convertible Instruments, continued

With respect to convertible preferred stock, we record a dividend for the intrinsic value of conversion options embedded in preferred securities based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Revenue Recognition

We recognize revenue under ASC 606, Revenue from Contracts with Customers (Topic 606). This guidance sets forth a five-step model which depicts the recognition of revenue in an amount that reflects what we expect to receive in exchange for the transfer of goods or services to customers.

We recognize revenue when our performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control of our products is transferred upon delivery to the customer. Revenue is measured as the amount of consideration that we expect to receive in exchange for transferring goods and is presented net of provisions for customer returns and allowances. The amount of consideration we receive and revenue we recognize varies with changes in customer incentives we offer to our customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

Distribution expenses to transport our products, where applicable, and warehousing expense after manufacture are accounted for within operating expenses.

Cost of Goods Sold

Cost of goods sold include the costs of products, packaging, transportation, warehousing, and costs associated with valuation allowances for expired, damaged or impaired inventory.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation” and ASU 2018-07, “Improvements to Nonemployee Share-Based Payment Accounting”. Under the fair value recognition provisions, cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

Income Taxes

We use the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes”.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  We record a valuation allowance when it is not more likely than not that the deferred tax assets will be realized.

Company management assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Income Taxes, continued

For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. Company management has determined that there are no material uncertain tax positions as of December 31, 2019 and 2018.

Advertising

We conduct advertising for the promotion of our products. In accordance with ASC 720-35, advertising costs are charged to operations when incurred; such amounts aggregated to $4,767 and $8,148 during the years ended December 31, 2019 and 2018, respectively.

Related Parties

We are indebted to certain members of our Board of Directors as of December 31, 2019 and 2018. Transactions between the Company and its Board members are summarized in Notes 4 and 9.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance. The core principle within Topic 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application.

On January 1, 2018, we adopted ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”), using the retrospective application with a cumulative effect adjustment at the date of initial application, which (i) creates a single framework for recognizing revenue from contracts with customers that fall within its scope and (ii) revises when it is appropriate to recognize a gain (loss) from the transfer of nonfinancial asset. The adoption did not have a material effect on our Consolidated Financial Statements.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). We adopted the standard effective January 1, 2019 using the modified retrospective method. The adoption of this standard resulted in recognition of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, for all leases with a term greater than 12 months. When available, we would use the rate implicit in the lease to discount lease payments to present value. However, our leases generally do not provide a readily determinable implicit rate. Therefore, our management estimates the incremental borrowing rate to discount lease payments based on the information at the lease commencement. The accounting for finance leases is substantially unchanged. Given the nature of our operation, the adoption of Topic 842 did not have a material impact on our balance sheet, statement of operations, or liquidity. Refer to Note 11 – Operating Lease Obligations for information regarding our adoption of Topic 842 and the Company’s undiscounted future lease payments and the timing of those payments.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Management’s Evaluation

Management has evaluated subsequent events through the date the financial statements were issued.

Net Loss Per Share

Basic net loss per common share (“Basic EPS’’) excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted net loss per common share (“Diluted EPS’’) reflects the potential dilution that could occur if stock options or other contracts to issue shares of common stock were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net loss per common share

	2019	2018
Numerator
Net loss applicable to common shareholders	$(5,135,731)	$(3,823,913)

Denominator
Weighted average number of common shares outstanding	42,154,948	36,108,948

Net loss per share (basic and diluted)	$(0.12)	$(0.11)

Note 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Our business operations have not yet generated significant revenues, and we have sustained net losses of approximately $5.1 million and $3.8 million during the years ended December 31, 2019 and 2018, respectively, and have an accumulated deficit of approximately $35.6 million and $30.5 million as of December 31, 2019 and 2018, respectively. In addition, we have current liabilities in excess of current assets of approximately $9.8 million at December 31, 2019. Further, we are in default on approximately $3.8 million of indebtedness, including accrued interest.

Our ability to continue as a going concern in the foreseeable future is dependent upon our ability to generate revenues and obtain sufficient long-term financing to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to raise capital as needed and to generate revenues to satisfy our capital needs. No assurance can be given that we will be successful in these efforts.

These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable

Notes payable are generally nonrecourse and secured by all Company owned assets.

	Interest
Notes Payable	Rate	2019	2018

In October 2013, we entered into a short-term loan agreement with an entity in the amount of $25,000. The note matured and in March 2020 the full outstanding principal balance of $25,000 and unpaid accrued interest of $11,345 was converted into 234,767 shares of common stock according to the Merger Agreement.	7%	$25,000	$25,000

In February 2014, we entered into a 12-month term loan agreement with an individual in the amount of $200,000. The note included warrants for 68,146 shares of common stock at $0.73 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The note matured and remains unpaid.	15%	150,000	150,000

In March 2014, we entered into a 12-month term loan agreement with an individual in the amount of $500,000. The note included warrants for 681,461 shares of common stock at $0.92 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The note matured and in March 2020 the full outstanding principal balance of $500,000 and unpaid accrued interest of $373,065 was converted into 1,124,802 shares of common stock according to the Merger Agreement.	15%	500,000	500,000

In March 2014, we entered into a short-term loan agreement with an entity in the amount of $200,000. The note included warrants for 272,584 shares of common stock at $0.92 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The loans matured and remain unpaid.	8%	200,000	200,000

		$875,000	$875,000

Interest expense on notes payable was $105,966 and $115,250 for the years ended December 31, 2019 and 2018, respectively, and accrued interest was $581,693 and $475,728 as of December 31, 2019 and 2018, respectively.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
Related Parties Notes Payable	Rate	2019	2018

During 2012, we entered into two 6-month term loan agreements with an entity, totaling $150,000. The notes included warrants for 68,146 shares of common stock at $0.73 per share which expired unexercised in 2017. The note matured and in March 2020 the full outstanding principal balance of $41,500 and unpaid accrued interest of $31,515 was converted into 98,726 shares of common stock according to the Merger Agreement.	7%	$41,500	$41,500

In March 2014, we entered into a $50,000 12-month term loan agreement. The note included warrants for 136,292 shares of common stock at $0.92 per share. The warrants expired unexercised on February 28, 2017. The note matured and in March 2020 the full outstanding principal balance of $50,000 and unpaid accrued interest of $24,145 was converted into 99,252 shares of common stock according to the Merger Agreement.	8%	50,000	50,000

During 2015, we entered into a 12-month term loan agreement with an individual in the amount $250,000. The note matured and in March 2020 the full outstanding principal balance of $250,000 and unpaid accrued interest of $101,850 was converted into 98,726 shares of common stock according to the Merger Agreement.	8%	250,000	250,000

In February 2012, we entered into a loan agreement with an officer of the Company in the amount of $100. On September 25, 2018 an additional $10,500 loan agreement was entered into. The note matured and in March 2020 the full outstanding principal balance of $10,600 and unpaid accrued interest of $1,189 was converted into 15,734 shares of common stock according to the Merger Agreement.	7%	10,600	10,600

During 2013, 2014, 2015, and 2016, we entered into several 12-month term loan agreements with an officer of the Company in the amounts of $57,000, $225,000, $105,000, and $9,000, respectively. The note matured and in March 2020 the full outstanding principal balance of $396,000 and unpaid accrued interest of $146,828 was converted into 727,344 shares of common stock according to the Merger Agreement.	7%	396,000	396,000

Continued on next page

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
Related Parties Notes Payable, continued	Rate	2019	2018

During 2012, 2013, 2014, and 2016, we entered into 6-month term loan agreements with an officer of the Company in the amounts of $155,000, $210,000, $150,000 and $40,000, all respectively. The notes included warrants for issuances of 204,438 shares of common stock at $0.92 per share. The warrants expired unexercised on March 1, 2017. The note matured and in March 2020 the full outstanding principal balance of $495,000 and unpaid accrued interest of $213,010 was converted into 942,504 shares of common stock according to the Merger Agreement.	7%	495,000	495,000

During 2013, 2014 and 2017, we entered into 12-month term loan agreements with an officer of the Company in the amounts of $60,000, $50,000 and $10,000. The note matured and in March 2020 the full outstanding principal balance of $120,000 and unpaid accrued interest of $50,305 was converted into 228,328 shares of common stock according to the Merger Agreement.	7%	120,000	120,000

During 2018, we entered into a long term note payable with an entity owned by an officer for $12,000 to be payable on July 10, 2020. In March 2020 the full outstanding principal balance of $12,000 and unpaid accrued interest of $1,050 was converted into 17,407 shares of common stock according to the Merger Agreement.	12%	12,000	12,000

During 2019, we entered into a term note payable with an entity owned by an officer for $130,000 to be paid on August 8, 2019. The note matured and in March 2020 the full outstanding principal balance of $130,000 and unpaid accrued interest of $9,078 was converted into 182,525 shares of common stock according to the Merger Agreement.	12%	130,000	-

		$1,505,100	$1,375,100

Interest expense on related party notes payable was $95,183 and $99,532 for the years ended December 31, 2019 and 2018, respectively, and accrued interest was $546,362 and $426,740 as of December 31, 2019 and 2018, respectively.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
Convertible Bridge Loans Payable	Rate	2019	2018

In May 2015, we entered into a 3-month term loan agreement with an individual in the amount of $100,000. The annual interest rate for this bridge loan was 32% for the first 90 days, and 4% thereafter, compounded monthly.	See left	$100,000	$100,000

In October 2015, we entered into a 3-month term loan agreement with two individuals in the amount of $25,000. On December 26, 2018, the outstanding principal and accrued interest of $14,388 was consolidated into a new $39,388 term loan due August 26, 2020. In March 2020 the full outstanding principal balance of $39,388 and unpaid accrued interest of $5,973 was converted into 59,694 shares of common stock according to the Merger Agreement.	12%	39,388	39,388

In June 2015, we entered into a 3-month term loan with two individuals in the amount of $100,000. On December 26, 2018, the outstanding principal amount of $100,000 and accrued interest of $64,307 was consolidated into a new $164,307 term loan due August 26, 2020. In March 2020 the full outstanding principal balance of $164,307 and unpaid accrued interest of $24,916 was converted into 249,013 shares of common stock according to the Merger Agreement.	12%	164,307	164,307

Continued on next page

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
Convertible Bridge Loans Payable, continued	Rate	2019	2018

During 2016, 2017 and 2018, we entered into multiple loan agreements with an entity in varying amounts. On December 26, 2018, the outstanding principal of $235,500 and accrued interest of $155,861 was consolidated into a new $391,361 term due August 26, 2020. In March 2020 the full outstanding principal balance of $391,361 and unpaid accrued interest of $43,823 was converted into 435,184 shares of common stock according to the Merger Agreement.	12%	391,361	391,361

During 2016, we entered into 3-month term loan agreements with an individual totaling $20,000. The loan was extended to August 14, 2020. In March 2020 the full outstanding principal balance of $20,000 and unpaid accrued interest of $10,096 was converted into 41,336 shares of common stock according to the Merger Agreement.	9%	20,000	20,000

During 2014 through 2018, we entered into convertible promissory note agreements with various terms ranging from 90 days to 18 months at 18% interest with an entity which were consolidated into one loan at 12% in 2018 totaling $795,137 with a due date of August 26, 2020. In March 2020 the full outstanding principal balance of $795,137 and unpaid accrued interest of $89,037 was converted into 884,174 shares of common stock according to the Merger Agreement.	12%	795,137	795,137

During 2015 and 2016, we entered into a series of 3-month term convertible promissory note agreements at 18% interest with an entity which were consolidated into one loan at 12% in 2018 totaling $692,471 with a due date of August 26, 2020. In March 2020 the full outstanding principal balance of $692,471 and unpaid accrued interest of $77,541 was converted into 770,012 shares of common stock according to the Merger Agreement.	12%	692,471	692,471

		$2,202,664	$2,202,664

Interest expense on the convertible bridge loans payable was $310,865 and $430,317 for the years ended December 31, 2019 and 2018, respectively, and accrued interest was $439,344 and $489,015 as of December 31, 2019 and 2018, respectively.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
Revenue Financing Arrangements	Rate	2019	2018

During August 2015, we entered into a 3-month term loan agreement with an entity in the amount of $50,000, with required daily payments of $999. We entered into two additional 3-month loan agreements with the entity in 2016 in the amounts of $60,000 and $57,000, with required daily payments of $928 and $713, respectively. The term loans matured and remains unpaid.	10%	28,032	28,032

During September 2016, the Company entered into a short-term loan agreement with an entity in the amount of $55,000 with required daily payments of $929. The note was paid off in 2019.	15%	-	15,009

During November 2016, we entered into a short-term loan agreement with an entity in the amount of $55,000 with required daily payments of $1,299. The note was in default as of December 31, 2018. In 2019, we entered into a settlement agreement with monthly installment payments of $6,000. The loan is scheduled to be fully repaid in 2020.	12%	17,435	34,067

		$45,467	$77,108

Interest expense on the revenue financing arrangements was $2,577 and $11,132 for the years ended December 31, 2019 and 2018, respectively, and accrued interest was $32,154 and $126,333 as of December 31, 2019 and 2018, respectively.

Bridge Loan Payable

We issued an additional bridge loan in October 2018 for $2 million with a one-year maturity to GMA Bridge Fund LLC (“GMA”). This bridge loan contains a 10% administration fee of which the full $200,000 was accrued at December 31, 2019 and included in bridge loan payable, net. We incurred $271,670 of loan costs, which was fully amortized at December 31, 2019. Interest on the bridge loan was 0.5% monthly for the first six months and 0.75% monthly for the next six months. At the same time the debt was issued, we entered into a separate agreement in which GMA provided consulting services for one year (“Consulting Agreement”). We compensated GMA for the Consulting Agreement services by issuance of a warrant with a 5-year term to acquire 1,362,922 shares of our common stock at an exercise price of $0.007 per share. The warrant vested immediately. The value of the warrant, based on a Black-Scholes option pricing model, was $991,423 and was expensed in full in 2018. Interest expense on the bridge loan for the years ended December 31, 2019 and 2018 was $137,637 and $28,603, respectively, and accrued interest at December 31, 2019 was $166,240. As part of the merger, these warrants were retired.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

Future Minimum Debt Payments

Future minimum debt payments under the Company’s outstanding loans are as follows as of December 31, 2019:

	Related
	Party	Other	Total

2020	1,505,100	5,277,664	6,782,764
Thereafter	-	-	-

Total	$1,505,100	$5,277,664	$6,782,764

Note 5 – Licensing Agreement and Royalty Payable

During 2012, we entered into an assignment agreement with ABG TapouT, LLC (“TapouT”) to obtain the licensing rights of the brand “TapouT” on energy drinks, energy shots, water, teas and sports drinks for beverages sold in the United States of America, its territories, possessions, U.S. military bases and Mexico. Under the terms of the agreement, we are required to pay ABG Tapout, LLC a 6% royalty on net sales (gross revenue less discounts and allowances). The agreement requires us to make varying guaranteed minimum royalty payments in the total amount of $3,500,000 for the initial period of 5 years beginning in 2012. The terms of the license agreement were subsequently amended on several occasions between 2012 and 2016. During April 2017, the license agreement was again amended, to extend the term through December 31, 2018 with a 5-year renewal option if $5 million of net sales were achieved in 2018. The amendment also stated we were required to make a $30,000 payment on the date of the executed amendment, monthly payments of $30,000 starting on April 30, 2017 through December 31, 2017, and monthly payments of $26,484 starting on January 31, 2018 through December 31, 2018. We did not achieve the minimum net sales requirement per the amendment terms for 2018. In 2019 the agreement was once again amended extending the term through December 31, 2019. Per the 2019 amendment, the Company is required to make twelve monthly payments of $39,000. See Note 13.

The unpaid amount of royalties was $39,000 and $21,062 as of December 31, 2019 and 2018, respectively. Guaranteed minimum royalty payments totaled $468,000 and $326,750 for the years ended December 31, 2019 and 2018, respectively, which is included in other general and administrative expenses.

Note 6 – Income Taxes

We have evaluated the positive and negative evidence in assessing the realizability of its deferred tax assets. This assessment included the evaluation of scheduled reversals of deferred tax liabilities, estimates of projected future taxable income and tax planning strategies to determine which deferred tax assets are more likely than not to be realized in the future.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 6 – Income Taxes, continued

At December 31, 2019, our net operating loss carryforward for Federal income tax purposes was approximately $23.2 million, which will be available to offset future taxable income subject to potential annual limitations. If not used, these carry forwards will begin to expire in 2032, except for the current year net operating loss generated which can be carried forward indefinitely.

There was no income tax expense or benefit for the year ended December 31, 2019 and 2018 due to the full valuation allowance recorded in each period.

The reconciliation of the income tax benefit is computed at the U.S. federal statutory rate as follows:

	2019	2018

US federal statutory tax rate	21.00%	21.00%
Permanent differences	-6.56%	-0.03%
Change in valuation allowance	-14.44%	-20.97%
Total	0.00%	0.00%

The tax effects of temporary differences which give rise to the significant portions of deferred tax assets or liabilities at December 31 are as follows:

	2019	2018

Deferred tax assets:
Net operating losses	$5,887,022	$5,315,433
Deferred rent	1,381	-
Accrued expenses/interest expense limitation	962,838	641,141
Total deferred tax assets	6,851,241	5,956,574

Deferred tax liabilities:
Depreciation	(7,354)	(7,666)
Total deferred tax liabilities	(7,354)	(7,666)
Less: valuation allowance	(6,843,887)	(5,948,908)

Total net deferred tax liabilities	$-	$-

We continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The open tax years subject to examination with respect to our operations are 2015 through 2019.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 7 – Deficiency in Stockholders’ Equity

Common Stock

In 2019, we issued 1,846,078 shares of our common stock in exchange for services provided to us. The shares were valued at $0.73 per share. We recognized share-based compensation expense of $1,354,500, which is classified within the contracted services line on the Statement of Operations.

In 2018, we issued 906,090 shares of common stock valued at $0.73 per share in exchange for services provided to the Company.

On May 28, 2018, we issued to a consultant or its designees common stock equal to 718,682 shares in exchange for services provided to the Company.

In December 2018, the full outstanding principal balance of a bridge note of $175,000 and unpaid accrued interest balance of $144,410 was converted to 290,220 shares of the Company’s common stock at $1.10 per share.

In October 2018, the full outstanding principal balance of a bridge note of $200,000 and unpaid accrued interest balance of $165,040 was converted to 331,681 shares of the Company’s common stock at $1.10 per share.

Certain common shareholders have the right to exchange their common shares for shares of preferred stock or convertible debt if the Company is unable to achieve the capital raise event as defined in the Merger Agreement by September 30, 2020 (see Note 13). Shares would consist of:

•	Series A Convertible Preferred Stock – 6,276,432
•	Series B Convertible Preferred Stock – 7,653,981
•	Convertible Debt – 10,560,090

As of December 31, 2019, the convertible debt was still classified as debt on the balance sheet.

Series A and B Convertible Preferred Stock

As part of the merger consummated on March 31, 2020, all series A and B convertible preferred stock were converted to common stock. If the Company is unable to achieve the capital raise event as defined in the Merger Agreement by September 30, 2020, these shareholders can rescind their common shares back to preferred shares. Below are the new rights to these shareholders if they decide to rescind:

Series A Convertible Preferred Stock:

Rank. The Series A Preferred Stock shall rank, with respect to dividend rights and to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), (a) senior in preference and priority to the common stock of the Company (the “Common Stock”) and any other class or series of equity security established and designated by the Board of Directors the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Junior Securities”), (b) on parity, without preference or priority, with each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks on parity, without preference or priority to, the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Parity Securities”), and (c) junior in preference and priority to each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks senior in preference or priority to the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Senior Securities”).

Dividends. Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative cash dividends at an annual rate of eight percent (8%) of the Original Issue Price per share (equal to $.08 per share per annum). Dividends shall accrue on each share of Series A Preferred Stock from the date of issuance thereof, whether paid or not, and shall be cumulative and compounded annually.

Liquidation Preference. In the event of any Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to one hundred fifty percent (150%) of the Series A Original Issue Price (the “Liquidation Preference”), plus the amount of accrued and unpaid dividends thereon from the Original Issue Date through the date of liquidation. If upon any such Liquidation Event the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this, the holders of shares of Series A Preferred Stock and Parity Securities shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the “Conversion Price”) shall initially be $1.28 per share. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into Common Stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series A Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series A Original Issue Price of $1.00 and a Conversion Price of $0.85, the holders of Series A Preferred Stock would receive an additional 85,000 shares of Common Stock.

Automatic Conversion. Upon the consummation of an underwritten public offering of the Common Stock of the Company (“IPO”) , each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock at a Conversion Price equal to the lesser of (i) the Conversion Price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into Common Stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series A Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series A Original Issue Price of $1.00 and a Conversion Price of $0.85, the holders of Series A Preferred Stock would receive an additional 85,000 shares of Common Stock.

Series B Convertible Preferred Stock:

Rank. The Series B Preferred Stock shall rank, with respect to dividend rights and to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), (a) senior in preference and priority to the common stock of the Company (the “Common Stock”) and any other class or series of equity security established and designated by the Board of Directors the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Junior Securities”), (b) on parity, without preference or priority, with the Series A Preferred Stock and with each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks on parity, without preference or priority to, the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Parity Securities”), and (c) junior in preference and priority to each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks senior in preference or priority to the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Senior Securities”).

Dividends. The holders of the Series B Preferred Stock shall be entitled to receive cash dividends, when, as and if declared by the Board, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on any other class of Preferred Stock, except for the Series A Preferred Stock which shall be paid at the same time as the Series B Preferred Stock is paid, and Common Stock of the Corporation at an annual rate of nine percent (9%) of the Original Issue Price per share (equal to $.09 per share per annum) payable out of legally available funds. Dividends shall accrue on each share of Series B Preferred Stock from the date of issuance thereof, whether paid or not, and shall be cumulative and compounded annually. Such dividends shall be payable on the first day of each January, April, July and October commencing with respect to each share of Series B Preferred Stock, on the first of such dates to occur after the issuance of such share (each such date a “Dividend Payment Date”) to the holders of record at the close of business on the fifteenth day of each December, March, June and September, respectively, subject to declaration of such dividends by the Board. All dividends paid with respect to shares of Series B Preferred Stock shall be paid pro rata to the holders entitled thereto. Dividends, if paid, must be paid, on all outstanding shares of Series B Preferred Stock contemporaneously. If any dividend shall not be paid on a Dividend Payment Date, for any reason, the right of the holders to receive such dividend shall not lapse or terminate but each such dividend shall accrue and be paid to such holders, subject to the conversion provisions below. No dividend shall be paid to the holders of any shares of Common Stock until all dividends, including accrued dividends, then owing to the holders of Series B Preferred Stock, shall have been paid in full.

Liquidation Preference. In the event of any Liquidation Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to one hundred fifty percent (150%) of the Series B Original Issue Price (the “Liquidation Preference”), plus the amount of accrued and unpaid dividends thereon from the Original Issue Date through the date of liquidation. If upon any such Liquidation Event the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Section , the holders of shares of Series B Preferred Stock and Parity Securities shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Optional Conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof (the “Conversion Price”) shall initially be $1.28 per share. Such initial Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series B Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series B Original Issue Price of $1.50 and a Conversion Price of $1.28, the holders of Series B Preferred Stock would receive an additional 78,125 shares of Common Stock.

Automatic Conversion. Upon the consummation of an underwritten public offering of the Common Stock of the Company (“IPO”), each share of Series B Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock at a Conversion Price equal to the lesser of (i) the Conversion Price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series B Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series B Original Issue Price of $1.50 and a Conversion Price of $1.28, the holders of Series B Preferred Stock would receive an additional 78,125 shares of Common Stock.

Undesignated Preferred Stock

The Company has the ability to authorize Series A and Series B Convertible Preferred Stock.

Treasury Stock

Since its inception, we have repurchased shares from our shareholders. To date, we have repurchased 1,226,630 shares, of which 817,753 have been retired.

In connection with a 2018 consulting agreement, we are committed to issue 408,877 shares held in treasury upon the occurrence of certain events or milestones. We issued, out of treasury, 136,292 shares in July 2018 and 136,292 shares in July 2019.

Warrant Issuance-Common Stock

As part of the sale and issuance of 3,913,414 shares of our Series B Convertible Preferred Stock of SBG, we issued warrants to purchase 2,666,837 shares of our common stock at a price of $1.10 per share. The warrants have a 5-year term. At December 31, 2019, there are 2,593,486 warrants outstanding with a weighted average remaining life of 0.9 years.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 8 – Share-Based Payments

Warrant Issuance-Loan Agreements

In 2014, the Company issued seven (7) warrants for the purchase of 1,362,922 shares of the Company’s common stock. The warrants were issued with various loan agreements as described above in Note 4. Two warrants for a total of 136,292 shares of common stock were issued with exercise prices of $0.73 per share and five warrants for a total of 1,226,630 shares of common stock were issued with an exercise price of $0.92 per share. The Company estimated the fair value of the warrants totaling $161,626 based on its estimate of the fair value of the Company’s common stock at the issuance date, an average risk-free interest rate of 1.69%, the estimated life of half of the term of the warrant, a zero dividend yield and, a volatility rate of 50%, which was recorded as a discount to the notes and amortized over the notes’ lives under the effective interest rate method. The fair value of the warrants were expensed over the life of the loans which was 12 months. These warrants have expired as of December 31, 2018.

Warrant Issuance-GMA Consulting Services

During 2018, we issued warrants to purchase 1,362,922 shares of our common stock at $0.007 per share as part of our consulting agreement with GMA (see Note 4), At December 31, 2019, the weighted average life of the outstanding warrants is 3.75 years.

The warrants entitle the holder to purchase one share per warrant of the Company’s common stock at a price of $0.007 per share during the five-year period commencing on October 2, 2018, or, if greater, the number of common shares with a market value equivalent to two percent of the enterprise value of the Company at an exercise price of $0.006 per share.

Stock Plan

We have adopted the 2012 Stock Incentive Plan (the “Plan”), which provides for the grant of common stock and stock options to employees. We have reserved 4,088,765 shares for issuance under the Plan. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of ten years. On December 31, 2018, the sole option holder at the time, our CEO, exercised his options to purchase 2,657,698 shares of common stock at a purchase price of $0.12 per share, totaling $312,000, which total purchase price was paid by the cancelation of the equivalent amount of debt owed by us to the CEO. On December 7, 2019, our Board of Directors granted 1,124,410 options to certain employees and consultants. None of these options were exercised at December 31, 2019. There are 1,124,410 options issued and outstanding under the Plan at December 31, 2019. As of December 31, 2019, the total number of options available for grant is 306,657.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 8 – Share-Based Payments, continued

Stock Plan, continued

We measure employee stock-based awards at the grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of our common stock, and for stock options, the expected life of the option, and expected stock price volatility and exercise price. We used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards. The expected life of stock options was estimated using the “simplified method,” which calculates the expected term as the midpoint between the weighted average time to vesting and the contractual maturity, we have limited historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock options grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, we use comparable public companies as a basis for its expected volatility to calculate the fair value of options granted. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option. The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts are recognized as an adjustment in the period in which estimates are revised.

We recognized stock-based compensation expense of $265,589 and $0 for the years ended December 31, 2019 and 2018, respectively. There was no unrecognized compensation cost related to stock option awards at December 31, 2019.

A summary of information related to stock options for the years ended December 31, 2019 and 2018 is as follows:

	December 31, 2019		December 31, 2018
		Weighted Average		Weighted Average
	Options	Exercise Price	Options	Exercise Price

Outstanding - beginning of year	-	$-	2,657,698	$0.12
Granted	1,124,410	$0.73	.
Exercised	-	$-	(2,657,698)	$(0.12)
Cancelled/forfeited	-	$-	-
Outstanding - end of year	1,124,410	$0.73	-

Exercisable at end of year	1,124,410	$0.73	-

Weighted average grant date fair value of options during year	N/A		N/A

Weighted average duration to expiration of outstanding options at year-end	5.0		N/A

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 9 – Related Parties

During the normal course of business, we incurred expenses related to services provided by our CEO or Company expenses paid by our CEO, resulting in related party payables, net of $429,432 and $302,934 as of December 31, 2019 and 2018, respectively. The related party payable to the CEO bears no interest payable and is due on demand.

During 2018, $312,000 of the related party was paid in kind as the CEO exercised 2,657,698 options to acquire common stock at $0.12 per share against the payable.

There are related party notes payable of $1,505,100 and $1,375,100 outstanding as of December 31, 2019 and 2018, respectively, as discussed in Note 4.

Note 10 – Investment in Salt Tequila USA, LLC

On December 9, 2013, we entered into a marketing and distribution agreement with SALT Tequila USA, LLC (“SALT”) in Mexico for the manufacturing of our product line. The agreement was for a one-year term with an additional two-year renewal. On December 28, 2015, the agreement was extended through 2020. In the December 9, 2013 agreement, we received a 5% ownership interest in SALT, 12 months after the date of the agreement we received an additional 5% ownership interest in SALT, and 24 months after the date of the agreement we received an additional 5% interest, resulting in a total interest of 15% in SALT. We have not recorded the cost of the investment or our share of its results of operations as the amounts are considered immaterial.

SALT also has sold product to an unrelated international alcohol distributor, American Spirits Exchange, for preliminary market testing in 9 of 16 states that they distribute to, that are government-controlled alcohol resellers. In 2018 and 2019 we had no sales of SALT Tequila. On December 31, 2018, we created a Mexican subsidiary, Splash MEX SA DE CV (“Splash Mex”) for the exporting of SALT Tequila from Mexico to the USA, South and Central Americas. Splash Mex will also act as the manufacturing and distribution agent of TapouT in Central and South Americas. Applications for the appropriate licenses required for import and wholesale of alcohol in the USA have been completed for at the Federal and State levels. These licenses will permit direct alcohol sales to distributors and wholesalers thereby limiting the use of agents for importing SALT Tequila to the USA for distribution.

Note 11 – Operating Lease Obligations

Effective July 2018, we entered into a lease agreement for the right to use and occupy office space. The lease term commenced July 1, 2018 and is scheduled to expire after 36 months, on June 30, 2021. Total rent expense for the ten months, beginning in March, in 2018 was $32,855.

Prior to the current lease, we entered into a lease agreement in 2014 for the right to use and occupy office space. The lease term commenced November 1, 2014 and was scheduled to expire after 62 months, on December 31, 2019. The lease was terminated in February 2018. Total rent expense for the two months in 2018 was $19,641.

Effective November 2019, we entered into a new lease agreement for our NY affiliate. The lease is for six months and will expire on April 30, 2020. This lease was not subjected to the new lease standard, Topic 842.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 11 – Operating Lease Obligations, continued

Effective November 2019, we entered into a new lease with Interport Logistics, LLC. The lease term commenced on November 11, 2019 and is scheduled to expire on November 11, 2020. This lease was subjected to the new lease standard, Topic 842.

Effective May 2019, we entered into a new lease in Mexico. The lease commenced May 1, 2019 and is scheduled to expire after 24 months, on April 1, 2021. This lease was subjected to the new lease standard, Topic 842.

The following table presents a reconciliation of the undiscounted future minimum lease payments, under the leases for our office and warehouses to the amounts reported as financial lease liabilities on the consolidated balance sheet at December 31, 2019:

Undiscounted Future Minimum Lease Payments	Operating Lease

2020	$87,734
2021	59,291
Thereafter	25,911
Total	172,936
Amount representing imputed interest	(9,196)
Total operating lease liability	163,740
Current portion of operating lease liability	(81,502)
Operating lease liability, non-current	$82,238

The table below presents information for lease costs related to our operating leases at December 31, 2019:

Operating lease cost:
Amortization of leased assets	$52,692
Interest of lease liabilities	5,716
Total operating lease cost	$58,408

The table below presents lease-related terms and discount rates at December 31, 2019:

Remaining term on leases	16 to 34 months
Incremented borrowing rate	5.0%

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 12 - Contingencies

We are a party to asserted claims and are subject to regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

Litigation

On April 24, 2017, a note holder filed a complaint against the Company for a promissory note in default. The note holder is requesting summary judgment in the amount of $246,632.

Note 13 – Subsequent Events

TapouT Licensing Agreement

Effective January 1, 2020, we have amended our license agreement with TapouT as previously disclosed in Note 5. The agreement has been extended through December 31, 2022. Under the terms of the amendment, we are required to make guaranteed minimum royalty monthly payments of $45,000 through December 31, 2022. We also are required to meet a minimum net sales threshold of $9,000,000 for 2020. There can be no assurance that the net sales threshold will be achieved, or that further amendments to the agreement will be executed for it to remain effective in 2021 and later periods.

SALT Tequila Purchase Agreement

On March 26, 2020, we entered into a new amended stock sale and purchase agreement. The agreement is for $1,000,000 to be paid in 4 tranches of $250,000 and entitles us to additional equity interest in Salt Tequila USA, LLC as follows:

●	Tranche 1 – 7.5%

●	Tranche 2 – 5.0%

●	Tranche 3 – 5.0%

●	Tranche 4 – 5.0%

Once all tranches are paid-out we will have a total equity stake of 37.5% of Salt Tequila USA, LLC.

Merger with Canfield Medical Supply, Inc.

As previously described in Note 1, Splash entered into a Merger Agreement with CMS. Upon completion of the merger, the Splash shareholders collectively own, as a group, on a fully diluted basis approximately 85% of the combined company.

The Merger Agreement was consummated on March 31, 2020. As part of the merger, pursuant to a Promissory Note Conversion Agreement, all outstanding debt of Splash, except for $450,000 in principal, was converted in common shares of the combined entity. Under the Promissory Note Conversion Agreement, if the Company shall fail to raise $9,000,000 of additional capital no later than six months from the date of the Merger, then the holder may seek to rescind the Promissory Note Conversion Agreement, return the Note Conversion Shares and receive a replacement promissory note from the Company.

In addition, in connection with the Merger, pursuant to Preferred Stock Conversion Agreements, all Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, and accreted dividends of Splash were converted into common shares of the combined entity, and have been reflected as outstanding for all periods presented. Under the Preferred Stock Conversion Agreement, if the Company shall fail to raise $9,000,000 of additional capital no later than six months from the date of the Merger, then the holder may seek to rescind the Preferred Stock Conversion Agreement, return the Preferred Stock Conversion Shares and receive replacement shares of preferred stock from the Company.

Alcohol License

On February 4, 2020 we received a Florida Alcohol License. This license gives us the ability to import and sell liquor within the United States.

Warrant Expiration

Subsequent to December 31, 2019, warrants to purchase 754,741 shares of our common stock have expired.

Mezzanine Equity

As part of the merger, dated March 31, 2020, we converted the majority of our debt into equity. As stated in the debt conversion agreements, each debt holder can convert their shares back to debt if we are not able to adequately raise $9,000,000 additional capital within six months of the date of the merger. As a result, these shares have been classified as mezzanine equity in the consolidated balance sheet on March 31, 2020.

Q1 2020 Notes Received

During the first quarter of 2020, we received $1.5 million from one of our shareholders to be used to finance the operations of the Company. As part of the merger, the entire $1.5 million was converted into mezzanine equity.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Condensed Consolidated Financial Statements

June 30, 2020

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Condensed Consolidated Balance Sheets

June 30, 2020 and December 31, 2019

(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$118,751	$42,639
Accounts Receivable, net	359,657	11,430
Prepaid Expenses	19,114	5,449
Inventory	479,230	304,012
Other receivables	9,544	7,132
Total current assets	986,296	370,662

Non-current assets:
Deposit	$56,366	$34,915
Goodwill	9,448,852	—
Investment in Salt Tequila USA, LLC	250,000	—
Right of use asset, net	130,101	162,008
Property and equipment, net	64,269	37,729
Total non-current assets	9,948,049	234,652

Total assets	$10,935,884	$605,314

Liabilities and Deficiency in Stockholders' Equity

Liabilities:
Current liabilities
Accounts payable and accrued expenses	$1,118,582	$703,885
Right of use liability – current	89,950	81,502
Due to related parties	517,875	429,432
Bridge loan payable, net	—	2,200,000
Related party notes payable	—	1,505,100
Convertible Loan Payable	100,000	2,202,664
Notes payable, current portion	539,611	875,000
Royalty payable	90,000	39,000
Revenue financing arrangements	12,710	45,467
Shareholder advances	88,000	46,250
Accrued interest payable	805,602	1,604,498
Accrued interest payable - related parties	—	546,362
Total current liabilities	3,362,330	10,279,160

Long-term Liabilities:
Related party notes payable – noncurrent	64,200	—
Right of use liability – noncurrent	40,151	82,238
Total long-term liabilities	104,351	82,238

Total liabilities	3,466,681	10,361,398

Common stock, (mezzanine shares) 12,605,283 shares, contingently convertible to notes payable at June 30, 2020	9,248,720	—

Deficiency in stockholders' equity:
Common Stock, $0.001 par, 100,000,000 shares authorized, 57,002,247 and 44,021,382 shares
issued 57,002,247 and 43,885,090 outstanding, at June 30, 2020 and December 31, 2019, respectively	57,002	44,021
Additional paid in capital	34,898,641	22,095,403
Treasury Stock, $0.001 par, 136,292 shares at cost	—	(50,000)
Accumulated deficit	(36,735,159)	(31,845,508)
Total deficiency in stockholders' equity	(1,779,517)	(9,756,084)

Total liabilities, mezzanine shares and deficiency in stockholders' equity	$10,935,884	$605,314

The accompanying notes are an integral part of these condensed consolidated financial statements.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Condensed Consolidated Statements of Operations

For the Three- and Six- Months Ended June 30, 2020 and 2019

(Unaudited)

	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Six months ended June 30, 2019
Net revenues	$612,308	$42,775	$724,311	$48,105
Cost of goods sold	(287,773)	(48,215)	(394,987)	(74,418)
Gross margin	324,535	(5,440)	329,324	(26,313)

Operating expenses:
Contracted services	165,697	179,714	423,678	430,770
Salary and wages	365,013	16,378	606,689	412,262
Other general and administrative	156,258	79,456	1,189,671	301,843
Sales and marketing	24,230	27,164	47,242	32,652
Total operating expenses	711,198	302,712	2,267,280	1,177,527

Loss from operations	(386,663)	(308,152)	(1,937,956)	(1,203,840)

Other income/(expense):
Interest income	205	—	16,356	—
Interest expense	(21,854)	89,763	(1,935,491)	(420,524)
Gain from debt extinguishment	34,962	—	34,962	—
Total other income/(expense)	13,313	89,763	(1,884,172)	(420,524)

Provision for income taxes	—	—	—	—

Net loss	$(373,350)	$(218,389)	$(3,822,129)	$(1,624,364)

Net loss per share (basic and diluted)	$(0.01)	$(0.01)	$(0.07)	$(0.04)

Weighted average number of common shares outstanding	56,908,703	41,807,563	51,113,403	41,603,074

The accompanying notes are an integral part of these condensed consolidated financial statements.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Condensed Consolidated Statement of Deficiency in Stockholders’ Equity

For the six months ended June 30, 2020 and 2019

(Unaudited)

							Total
	Common Stock		Treasury Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Equity (Deficit)

Balances at December 31, 2018	40,165,002	40,165	272,585	$(100,000)	$18,938,480	$(26,709,776)	$(7,831,132)

Issuance of Common stock for cash	27,258	27	—	—	19,973	—	$20,000
Issuance of Common stock for services	1,363	1	—	—	999	—	1,000
Share-based compensation	—	—	—	—	—	—	-
Net loss	—	—	—	—	—	(703,624)	(703,624)

Balances at March 31, 2019	40,193,623	40,193	272,585	$(100,000)	$18,959,452	$(27,413,400)	$(8,513,755)

Issuance of Common stock for cash	483,837	484	—	—	354,516	—	$355,000
Issuance of Common stock for services	—	—	—	—	—	—	-
Issuance of series B convertible preferred stock	—	—	—	—	—	—	-
Issuance of Common stock from treasury	—	—	—	—	—	—	-
Warrants issued in connection with debt modification	—	—	—	—	—	—	-
Share-based compensation	—	—	—	—	—	—	-
Net loss	—	—	—	—	—	(921,520)	(921,520)

Balances at June 30, 2019	40,677,460	40,677	272,585	$(100,000)	$19,313,968	$(28,334,920)	$(9,080,275)

	Common Stock		Treasury Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Equity (Deficit)
Balances at December 31, 2019	44,021,389	44,021	136,293	$(50,000)	$22,095,403	$(31,845,506)	$(9,756,084)

Issuance of common stock for convertible debt	—	—	—	—	145,579	—	145,579
Incremental beneficial conversion for preferred A	—	—	—	—	240,770	(240,770)	-
Issuance of warrants on convertible instruments	—	—	—	—	2,486,706	(828,903)	1,657,803
Issuance of common stock for services	817,753	818	(136,293)	50,000	549,182	—	600,000
Issuance of common stock for acquisition	11,913,200	11,913	—	—	9,161,251	—	9,173,164
Net loss	—	—	—	—	—	(3,446,630)	(3,446,630)

Balances at March 31, 2020	56,752,342	56,752	—	$—	$34,678,891	$(36,361,809)	$(1,626,167)

Issuance of warrants	—	—	—	—	77,434	—	77,434
Issuance of common stock for services	—	—	—	—		—	-
Issuance of common stock for cash	249,912	250	—	—	142,316	—	142,566
Net loss	—	—	—	—		(373,350)	(373,350)

Balances at June 30, 2020	57,002,254	57,002	—	$—	$34,898,641	$(36,735,159)	$(1,779,517)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Condensed Consolidated Statement Cash Flows

For the Six Months Ended June 30, 2020 and 2019

(Unaudited)

	Six months ended June 30, 2020	Six months ended June 30, 2019
Net loss	$(3,822,129)	$(1,624,364)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	13,045	4,711
Amortization of ROU Asset	39,684	502
Debt discount	(5,222)	_
Gain from debt extinguishment	(34,962)	—
Interest on notes payable converted to common stock	231,692	—
Interest expense due to the issuance of warrants	1,657,805	—
Share-based compensation	—	—
Shares issued in exchange for services	600,000	1,000
Other noncash charges	(252,280)	—
Changes in working capital items:		—
Accounts receivable	(36,641)	2,598
Inventory	(153,804)	(80,648)
Prepaid expenses and other current assets	(16,077)	38,187
Deposits	(39,451)	(1,043)
Accounts payable and accrued expenses	(56,268)	(122,896)
Royalty payable	51,000	(21,062)
Accrued Interest payable	40,601	403,530
Net cash used in operating activities	(1,783,007)	(1,399,485)

Cash Flows from Investing Activities:
Capital Expenditures	(5,439)	(4,526)
Proceeds from sale of fixed assets	1,098
Investment in Salt Tequila USA, LLC	(150,000)	—
Net cash acquired in merger	72,442	—
Net cash used in investing activities	(81,899)	(4,526)

Cash Flows from Financing Activities:
Proceeds from issuance of Common stock	1,610,000	375,000
Repayment of shareholder advance	(120,106)	—
Cash advance from shareholder	288,000	—
Proceeds from issuance of debt	264,249	160,413
Principal repayment of debt	(61,248)	—
Reduction of ROU Liability	(39,877)	—
Net cash provided by financing activities	1,941,018	535,413

Net Change in Cash and Cash Equivalents	76,112	(868,598)

Cash and Cash Equivalents, beginning of year	42,639	938,040

Cash and Cash Equivalents, end of period	$118,751	$69,442

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$3,424	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Notes payable and accrued interest converted to common stock (12,605,283 shares)	9,248,721	—
Series A & B preferred stock and declared dividends converted to common stock	14,587,623	—
Liability issued for investment in SALT Tequila USA, LLC	100,000	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 1 – Business Organization and Nature of Operations

Splash Beverage Group (“SBG”), f/k/a Canfield Medical Supply, Inc. (the “CMS”), was incorporated in the State of Ohio on September 3, 1992, and changed domicile to Colorado on April 18, 2012. CMS is in the business of home health services, primarily the selling of durable medical equipment and medical supplies to the public, nursing homes, hospitals and other end users.

On December 31, 2019, CMS entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SBG Acquisition Inc. (“Merger Sub”), a Nevada Corporation wholly-owned by CMS, and Splash Beverage Group, Inc. a Nevada corporation (“Splash”) pursuant to which Merger Sub merged with and into Splash (the “Merger”) with Splash as the surviving company and a wholly-owned subsidiary of CMS. The Merger was consummated on March 31, 2020.

As the owners and management of Splash have voting and operating control of CMS following the Merger, the Merger transaction was accounted for as a reverse acquisition (that is with Splash as the acquiring entity), followed by a recapitalization.

As part of the recapitalization, previously issued shares of SBG preferred stock have been reflected as shares of common stock that were received in the Merger. These common shares have been retrospectively presented as outstanding for all periods.

Splash specializes in the manufacturing, distribution, and sales & marketing of various beverages across multiple channels. Splash operates in both the non-alcoholic and alcoholic beverage segments. Additionally, Splash operates its own vertically integrated B-to-B and B-to-C e-commerce distribution platform called Qplash, further expanding its distribution abilities and visibility.

On July 2, 2020, CMS received a Certificate of Good Standing from the State of Colorado. This certificate allowed us to change our name from Canfield Medical Supply, Inc. to Splash Beverage Group, Inc. a Colorado company. On July 31, 2020, we received approval from FINRA to change the Company’s name from Canfield Medical Supply, Inc. to Splash Beverage Group, Inc.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

These condensed consolidated financial statements include the accounts of Splash Beverage Group and its wholly owned subsidiaries, Holdings and Splash Mex, in addition to the accounts of the CMS from March 31, 2020, the merger consummation date. All intercompany balances have been eliminated in consolidation.

Our accounting and reporting policies conform to accounting principles generally accepted in the United States of America (GAAP).

The accompanying financial statements have been prepared by us without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the three months ended June 30, 2020 and 2019 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the consolidated financial statements and notes thereto included in our December 31, 2019 audited financial statements. The results of operations for the period ended June 30, 2020 are not necessarily indicative of the operating results for the full year.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

We consider all highly liquid securities with an original maturity of three months or less to be cash equivalents. We had no cash equivalents at June 30, 2020 or December 31, 2019.

Our cash in bank deposit accounts, at times, may exceed federally insured limits of $250,000. At June 30, 2020 we had no bank accounts over the federally insured limits. Our bank deposit accounts in Mexico are uninsured.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts and are periodically evaluated for collectability based on past credit history with clients and other factors. We establish provisions for losses on accounts receivable on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions.  At June 30, 2020 and December 31, 2019, our accounts receivable amounts are reflected net of allowances of $359,657 and $11,430, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value, accounted for using the weighted average cost method. The inventory balances at June 30, 2020 and December 31, 2019 consisted of finished goods held for distribution. The cost elements of inventory consist of purchase of products, transportation, and warehousing. We establish provisions for excess or inventory near expiration are based on management’s estimates of forecast turnover of inventories on hand and under contract. A significant change in the timing or level of demand for certain products as compared to forecast amounts may result in recording additional provisions for excess or expired inventory in the future. Provisions for excess inventory are included in cost of goods sold and have historically been adequate to provide for losses on inventory. We manage inventory levels and purchase commitments in an effort to maximize utilization of inventory on hand and under commitments.

Property and Equipment

We record property and equipment at cost when purchased. Depreciation is recorded for property, equipment, and software using the straight-line method over the estimated economic useful lives of assets, which range from 3-10 years. Company management reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable.

Depreciation expense totaled $10,750 and   $1,806 for the three months ended June 30, 2020 and June 30, 2019, respectively. Depreciation expense totaled $13,045 and $4,711 for the six months ended June 30, 2020 and June 30, 2019, respectively. Property and equipment as of June 30, 2020 and December 31, 2019 consisted of the following:

	June 30, 2020	December 31, 2019
Property and equipment, at cost	206,006	88,758
Accumulated depreciation	(141,738)	(51,029)
Property and equipment, net	64,269	37,729

Licensing Agreements

We capitalize the costs for our licensing agreements with ABG TapouT, LLC and Salt Tequila USA, LLC, which are amortized to expense on a straight-line basis over the term of the agreements.

The initial amount of the TapouT agreement as entered into by a related party prior to the Company’s assumption in 2013 was $4,000,000 to be paid over several years pursuant to a guaranteed minimum royalty agreement. Royalty costs incurred under the agreements, guaranteed minimum royalty amounts, are expensed as incurred.

We have not made any payments to Salt Tequila USA, LLC under the licensing agreement due to the immaterial level of our sales to date from the brand.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Financial Accounting Standards (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 -	Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 -	Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The liabilities and indebtedness presented on the consolidated financial statements approximate fair values at June 30, 2020 and December 31, 2019, consistent with recent negotiations of notes payable and due to the short duration of maturities.

Convertible Instruments

U.S. GAAP requires the bifurcation of certain conversion rights contained in convertible indebtedness and account for them as free standing derivative financial instruments according to certain criteria. This criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When bifurcation is required, the embedded conversion options are bifurcated from the convertible note, resulting in the recognition of discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.  Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

With respect to convertible preferred stock, we record a dividend for the intrinsic value of conversion options embedded in preferred securities based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Revenue Recognition

We recognize revenue under ASC 606, Revenue from Contracts with Customers (Topic 606). This guidance sets forth a five-step model which depicts the recognition of revenue in an amount that reflects what we expect to receive in exchange for the transfer of goods or services to customers.

We recognize revenue when our performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control of our products is transferred upon delivery to the customer. Revenue is measured as the amount of consideration that we expect to receive in exchange for transferring goods and is presented net of provisions for customer returns and allowances. The amount of consideration we receive and revenue we recognize varies with changes in customer incentives we offer to our customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

Distribution expenses to transport our products, where applicable, and warehousing expense after manufacture are accounted for within operating expenses.

Cost of Goods Sold

Cost of goods sold include the costs of products, packaging, transportation, warehousing, and costs associated with valuation allowances for expired, damaged or impaired inventory.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation”.  Under the fair value recognition provisions, cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period.  We use the Black-Scholes option pricing model to determine the fair value of stock options.  We early adopted ASU 2018-07, “Improvements to Nonemployee Share-Based Payment Accounting”, which aligns accounting treatment for such awards to non-employees with the existing guidance on employee share-based compensation in ASC 718.

Income Taxes

We use the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes”.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  We record a valuation allowance when it is not more likely than not that the deferred tax assets will be realized.

Company management assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.

For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. Company management has determined that there are no material uncertain tax positions at June 30, 2020 and December 31, 2019.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Net loss per share

The net loss per share is computed by dividing the net loss by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's convertible debt or preferred stock (if any), are not included in the computation if the effect would be anti-dilutive.

	Three-months ended	Three-months ended	Six-months ended	Six-months ended
Numerator	June 30, 2020	June 30, 2019	June 30 2020	June 30, 2019
Net loss applicable to common shareholders	$(373,350)	$(218,389)	$(3,822,129)	$(1,624,364)

Denominator
Weighted average number of common shares outstanding	56,908,703	41,807,563	51,113,403	41,603,563

Net loss per share (basic and diluted)	$(0.01)	$(0.01)	$(0.07)	$(0.04)

Weighted average number of shares outstanding excludes anti-dilutive common stock equivalents, including warrants to purchase 3 million shares of common stock for nominal consideration.

Advertising

We conduct advertising for the promotion of our products. In accordance with ASC 720-35, advertising costs are charged to operations when incurred.

Related Parties

We are indebted to certain members of our Board of Directors at June 30, 2020 and December 31, 2019. Transactions between us and the Board members are summarized in Notes 4 and 8.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability for most leases in its balance sheet.

We adopted the standard on January 1, 2019, using the modified retrospective method. The adoption of this standard resulted in recognition of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, for all leases with a term greater than 12 months. When available, we would use the rate implicit in the lease to discount lease payments to present value. However, our leases generally do not provide a readily determinable implicit rate. Therefore, our management estimates the incremental borrowing rate to discount lease payments based on the information at the lease commencement. The accounting for finance leases is substantially unchanged. Given the nature of our operation, the adoption of Topic 842 did not have a material impact on our balance sheet, statement of income, or liquidity. Refer to Note 10 – Operating Lease Obligations for information regarding our adoption of Topic 842 and the Company’s undiscounted future lease payments and the timing of those payments.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Our business operations have not yet generated significant revenues, and we have sustained net losses of approximately $3.8 million during the six months ended June 30, 2020 and have an accumulated deficit of approximately $40.5 million at June 30, 2020. In addition, we have current liabilities in excess of current assets of approximately $2.4 million at June 30, 2020. Further, we are in default on approximately $0.6 million of indebtedness, including accrued interest.

Our ability to continue as a going concern in the foreseeable future is dependent upon our ability to generate revenues and obtain sufficient long-term financing to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to raise capital as needed and to generate revenues to satisfy our capital needs. No assurance can be given that we will be successful in these efforts.

These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable

Notes payable are generally nonrecourse and secured by all Company owned assets.

	Interest Rate	June 30, 2020	December 31, 2019
Notes Payable

In October 2013, we entered into a short-term loan agreement with an entity in the amount of $25,000. In March 2020 the full outstanding principal balance of $25,000 and unpaid accrued interest of $11,345 was converted into 234,767 shares of common stock according to the Merger Agreement.	7%	$—	$25,000

In February 2014, we entered into a 12-month term loan agreement with an individual in the amount of $200,000. The note included warrants for 66,146 shares of common stock at $0.73 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The note matured and remains unpaid.	15%	150,000	150,000

In March 2014, we entered into a 12-month term loan agreement with an individual in the amount of $500,000. The note included warrants for 681,461 shares of common stock at $0.92 per share. The warrants expired on February 28, 2017 and none were exercised at that date. In March 2020 the full outstanding principal balance of $500,000 and unpaid accrued interest of $373,065 was converted into 1,124,802 shares of common stock according to the Merger Agreement.	15%	—	500,000

In March 2014, we entered into a short-term loan agreement with an entity in the amount of $200,000. The note included warrants for 272,584 shares of common stock at $0.94 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The loans matured and remain unpaid.	8%	200,000	200,000

In May 2020, we entered into a two year loan with an entity under the Paycheck Protection Program established by the CARES Act in the amount of $94,833.32. The note requires monthly payments of principal and interest starting in December 2020 and maturing in May 2020. We expect $73,167 of the loan amount to be forgiven in accordance with the CARES Act.	1%	94,833	—

In June 2020, we entered into a six-month loan with an individual in the amount of $100,000. The loan matures in December 2020 with principal and interest due at maturity.	12%	100,000	—
		$544,833	$875,000

Interest expense on notes payable was $10,429 and $28,813 for the three months ended June 30, 2020 and 2019, respectively. Interest expense on notes payable was $59,859 and $57,626 for the six months ended June 30, 2020 and 2019, respectively. Accrued interest was $245,005 at June 30, 2020

Concurrently with the consummation of the Merger, notes payable of $525,000 and accrued interest were converted to shares of Splash common stock, which were exchanged for Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.] shares. Pursuant to the terms of the conversion agreements, these investors have the right to rescind the common shares received and receive replacement notes payable if we fail to raise $9 million in a secondary initial public offering by September 30, 2020. As a result, these shares are classified as mezzanine equity in our condensed consolidated balance sheet.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest Rate	June 30, 2020	December 31, 2019
Related Parties Notes Payable

During 2012, we entered into two 6-month term loan agreements with an entity, totaling $150,000. The notes included warrants for 68,146 shares of common stock at $0.73 per share which expired unexercised in 2017. In March 2020 the full outstanding principal balance of $41,500 and unpaid accrued interest of $31,515 was converted into 98,726 shares of common stock according to the Merger Agreement.	7%	$—	$41,500

In March 2014, we entered into a $50,000 12-month term loan agreement. The note included warrants for 136,292 shares of common stock at $0.92 per share. The warrants expired unexercised on February 28, 2017. In March 2020 the full outstanding principal balance of $50,000 and unpaid accrued interest of $24,145 was converted into 99,252 shares of common stock according to the Merger Agreement.	8%	—	50,000

During 2015, we entered into a 12-month term loan agreement with an individual in the amount $250,000. In March 2020 the full outstanding principal balance of $250,000 and unpaid accrued interest of $101,850 was converted into 98,726 shares of common stock according to the Merger Agreement.	8%	—	250,000

In February 2012, we entered into a loan agreement with an officer of the Company in the amount of $100. On September 25, 2018 an additional $10,500 loan agreement was entered into. In March 2020 the full outstanding principal balance of $10,600 and unpaid accrued interest of $1,189 was converted into 15,734 shares of common stock according to the Merger Agreement.	7%	—	10,600

During 2013, 2014, 2015, and 2016, we entered into several 12-month term loan agreements with an officer of the Company in the amounts of $57,000, $225,000, $105,000, and $9,000, respectively. In March 2020 the full outstanding principal balance of $396,000 and unpaid accrued interest of $146,828 was converted into 727,344 shares of common stock according to the Merger Agreement.	7%	—	396,000

Continued on next page

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest Rate	June 30, 2020	December 31, 2019
Related Parties Notes Payable, continued

During 2012, 2013, 2014, and 2016, we entered into 6-month term loan agreements with an officer of the Company in the amounts of $155,000, $210,000, $150,000 and $40,000, all respectively. The notes included warrants for issuances of 204,438 shares of common stock at $.092 per share. The warrants expired unexercised on March 1, 2017. In March 2020 the full outstanding principal balance of $495,000 and unpaid accrued interest of $213,010 was converted into 942,504 shares of common stock according to the Merger Agreement.	7%	—	495,000

During 2013, 2014 and 2017, we entered into 12-month term loan agreements with an officer of the Company in the amounts of $60,000, $50,000 and $10,000. In March 2020 the full outstanding principal balance of $120,000 and unpaid accrued interest of $50,305 was converted into 228,328 shares of common stock according to the Merger Agreement.	7%	—	120,000

During 2018, we entered into a long term note payable with an entity owned by an officer for $12,000 to be payable on July 10, 2020. In March 2020 the full outstanding principal balance of $12,000 and unpaid accrued interest of $1,050 was converted into 17,407 shares of common stock according to the Merger Agreement.	12%	—	12,000

During 2019, we entered into a term note payable with an entity owned by an officer for $130,000 to be paid on August 8, 2019. In March 2020 the full outstanding principal balance of $130,000 and unpaid accrued interest of $9,078 was converted into 182,525 shares of common stock according to the Merger Agreement.	12%	—	130,000
		$—	$1,505,100

Interest expense on related party notes payable was $0 and $24,814 for the three months ended June 30, 2020 and 2019, respectively. Interest expense on related party notes payable was $37,967 and $49,628 for the six months ended June 30, 2020 and 2019, respectively. Accrued interest was $0 as of June 30, 2020.

Concurrently with the consummation of the Merger, notes payable of $1,505,100 and accrued interest were converted to shares of Splash common stock, which were exchanged for Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.] shares. Pursuant to the terms of the conversion agreements, these investors have the right to rescind the common shares received and receive replacement notes payable if we fail to raise $9 million in a secondary initial public offering by September 30, 2020. As a result, these shares are classified as mezzanine equity in our condensed consolidated balance sheet.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest Rate	June 30, 2020	December 31, 2019
Convertible Bridge Loans Payable

In May 2015, we entered into a 3-month term loan agreement with an individual in the amount of $100,000. The annual interest rate for this bridge loan was 32% for the first 90 days, and 4% thereafter, compounded monthly.	See left	$100,000	$100,000

In October 2015, we entered into a 3-month term loan agreement with two individuals in the amount of $25,000. On December 26, 2018, the outstanding principal and accrued interest of $14,388 was consolidated into a new $39,388 term loan due August 26, 2020. In March 2020 the full outstanding principal balance of $39,388 and unpaid accrued interest of $5,973 was converted into 59,694 shares of common stock according to the Merger Agreement.	12%	—	39,388

In June 2015, we entered into a 3-month term loan with two individuals in the amount of $100,000. On December 26, 2018, the outstanding principal amount of $100,000 and accrued interest of $64,307 was consolidated into a new $164,307 term loan due August 26, 2020. In March 2020 the full outstanding principal balance of $164,307 and unpaid accrued interest of $24,916 was converted into 249,013 shares of common stock according to the Merger Agreement.	12%	—	164,307

During 2016, 2017 and 2018, we entered into multiple loan agreements with an entity in varying amounts. On December 26, 2018, the outstanding principal of $235,500 and accrued interest of $155,861 was consolidated into a new $391,361 term due August 26, 2020. In March 2020 the full outstanding principal balance of $391,361 and unpaid accrued interest of $43,823 was converted into 435,184 shares of common stock according to the Merger Agreement.	12%	—	391,361

During 2016, we entered into 3-month term loan agreements with an individual totaling $20,000. The loan was extended to August 14, 2020. In March 2020 the full outstanding principal balance of $20,000 and unpaid accrued interest of $10,096 was converted into 41,336 shares of common stock according to the Merger Agreement.	9%	—	20,000

During 2014 through 2018, we entered into convertible promissory note agreements with various terms ranging from 90 days to 18 months at 18% interest with an entity which were consolidated into one loan at 12% in 2018 totaling $795,137 with a due date of August 26, 2020. In March 2020 the full outstanding principal balance of $795,137 and unpaid accrued interest of $89,037 was converted into 884,174 shares of common stock according to the Merger Agreement.	12%	—	795,137

During 2015 and 2016, we entered into a series of 3-month term convertible promissory note agreements at 18% interest with an entity which were consolidated into one loan at 12% in 2018 totaling $692,471 with a due date of August 26, 2020. In March 2020 the full outstanding principal balance of $692,471 and unpaid accrued interest of $77,541 was converted into 770,012 shares of common stock according to the Merger Agreement.	12%	—	692,471
		$100,000	$2,202,664

During 2018, we issued convertible bridge loans payable which are convertible, at the holders’ option, into shares of our common stock.

During 2018 multiple convertible bridge loans payable to five counterparties, and related unpaid interest were consolidated into five new convertible bridge loans payable totaling $2,082,665. The notes are of varying amounts and are due in August 2020, at an interest rate of 12%. We analyzed the notes and concluded the conversion terms did not constitute beneficial conversion features. The principal amount and any accrued and unpaid interest are convertible at the conversion price of a potential future offering of the Company.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

Interest expense on the convertible bridge loans payable was $8,000 and $70,480 for the three months ended June 30, 2020 and 2019, respectively. Interest expense on the convertible bridge loans payable was $101,785 and $140,960 for the six months ended June 30, 2020 and 2019, respectively. Accrued interest was $155,215 at June 30, 2020.

On April 24, 2017, a note holder filed a complaint against the Company for a promissory note in default. The note holder is requesting summary judgment in the amount of $247,215.

Concurrently with the consummation of the Merger, notes payable of $2,102,664 and accrued interest were converted to shares of Splash common stock, which were exchanged for Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.] shares. Pursuant to the terms of the conversion agreements, these investors have the right to rescind the common shares received and receive replacement notes payable if we fail to raise $9 million in a secondary initial public offering by September 30, 2020. As a result, these shares are classified as mezzanine equity in our condensed consolidated balance sheet.

	Interest Rate	June 30, 2020	December 31, 2019
Revenue Financing Arrangements

During August 2015, we entered into a 3-month term loan agreement with an entity in the amount of $50,000, with required daily payments of $999. we entered into two additional 3-month loan agreements with the entity in 2016 in the amounts of $60,000 and $57,000, with required daily payments of $928 and $713, respectively. The term loans matured and remain unpaid.	10%	28,032	28,032

During November 2016, we entered into a short-term loan agreement with an entity in the amount of $55,000 with required daily payments of $1,299. The note was in default as of December 31, 2018. In 2019, we entered into a settlement agreement with monthly installment payments of $6,000. The loan is scheduled to be fully repaid in 2020.	12%	17,435	17,435
		$45,464	$45,464

Interest expense on the revenue financing arrangements was $25,067 and $1,723 for the year ended June 30, 2020 and 2019, respectively. Accrued interest was $0 at June 30, 2020.

Bridge Loan Payable

We issued an additional bridge loan in October 2018 for $2 million with a one-year maturity to GMA Bridge Fund LLC (“GMA”). This bridge loan contains a 10% administration fee of which the full $200,000 was accrued at December 31, 2019 and included in bridge loan payable, net. We incurred $271,670 of loan costs, which was fully amortized at December 31, 2019. Interest on the bridge loan was 0.5% monthly for the first six months and 0.75% monthly for the next six months. At the same time the debt was issued, we entered into a separate agreement in which GMA provided consulting services for one year (“Consulting Agreement”). We compensated GMA for the Consulting Agreement services by issuance of a warrant with a 5-year term to acquire 1,362,922 shares of our common stock at an exercise price of $0.01 per share. The warrant vested immediately. The value of the warrant, based on a Black-Scholes option pricing model, was $991,423 and was expensed in full in 2018. Interest expense on the bridge loan for the six months ended June 30, 2020 was $0 and accrued interest at June 30, 2020 was $0.

As part of GMA’s conversion agreement, we replaced the original warrants to purchase 1 million shares and granted additional warrants. To purchase 1 million shares. The value of the warrants based on a Black-Scholes option pricing model, was $1,657,805, and was expensed.

Concurrently with the consummation of the Merger, the $2,500,000 note payable of was converted to shares of Splash common stock, which were exchanged for Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.] shares. Pursuant to the terms of the conversion agreements, GMA has the right to rescind the common shares received and receive replacement notes payable if we fail to raise $9 million in a secondary initial public offering by September 30, 2020. As a result, these shares are classified as mezzanine equity in our condensed consolidated balance sheet.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 5 – Licensing Agreement and Royalty Payable

We have a licensing agreement with ABG TapouT, LLC (“TapouT”), providing us with licensing rights to the brand “TapouT” on energy drinks, energy shots, water, teas and sports drinks for beverages sold in the United States of America, its territories, possessions, U.S. military bases and Mexico. Under the terms of the agreement, we are required to pay a 6% royalty on net sales, as defined. In 2020 and 2019, we are required to make monthly payments of $45,000 and $39,000, respectively.

The unpaid amount of royalties was $90,000 at June 30, 2020. Guaranteed minimum royalty payments totaled $135,000 and $117,000 for the three months ended June 30, 2020 and 2019, which is included in general and administrative expenses. Guaranteed minimum royalty payments totaled $270,000 and $234,000 for the six months ended June 30, 2020 and 2019, which is included in general and administrative expenses.

Note 6 – Deficiency in Stockholders’ Equity

Series A and B Convertible Preferred Stock

As part of the merger consummated on March 31, 2020, all series A and B convertible preferred stock were converted to common stock. If the Company is unable to achieve the capital raise event as defined in the Merger Agreement by September 30, 2020, these shareholders can rescind their common shares back to preferred shares. Below are the new rights to these shareholders if they decide to rescind:

Series A Convertible Preferred Stock:

Rank. The Series A Preferred Stock shall rank, with respect to dividend rights and to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), (a) senior in preference and priority to the common stock of the Company (the “Common Stock”) and any other class or series of equity security established and designated by the Board of Directors the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Junior Securities”), (b) on parity, without preference or priority, with each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks on parity, without preference or priority to, the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Parity Securities”), and (c) junior in preference and priority to each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks senior in preference or priority to the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Senior Securities”).

Dividends. Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative cash dividends at an annual rate of eight percent (8%) of the Original Issue Price per share (equal to $.08 per share per annum). Dividends shall accrue on each share of Series A Preferred Stock from the date of issuance thereof, whether paid or not, and shall be cumulative and compounded annually.

Liquidation Preference. In the event of any Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to one hundred fifty percent (150%) of the Series A Original Issue Price (the “Liquidation Preference”), plus the amount of accrued and unpaid dividends thereon from the Original Issue Date through the date of liquidation. If upon any such Liquidation Event the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this, the holders of shares of Series A Preferred Stock and Parity Securities shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the “Conversion Price”) shall initially be $1.28 per share. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into Common Stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series A Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series A Original Issue Price of $1.00 and a Conversion Price of $0.85, the holders of Series A Preferred Stock would receive an additional 85,000 shares of Common Stock.

Automatic Conversion. Upon the consummation of an underwritten public offering of the Common Stock of the Company (“IPO”) , each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock at a Conversion Price equal to the lesser of (i) the Conversion Price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into Common Stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series A Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series A Original Issue Price of $1.00 and a Conversion Price of $0.85, the holders of Series A Preferred Stock would receive an additional 85,000 shares of Common Stock.

Note 6 – Deficiency in Stockholders’ Equity, continued

Series B Convertible Preferred Stock:

Rank. The Series B Preferred Stock shall rank, with respect to dividend rights and to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), (a) senior in preference and priority to the common stock of the Company (the “Common Stock”) and any other class or series of equity security established and designated by the Board of Directors the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Junior Securities”), (b) on parity, without preference or priority, with the Series A Preferred Stock and with each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks on parity, without preference or priority to, the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Parity Securities”), and (c) junior in preference and priority to each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks senior in preference or priority to the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Senior Securities”).

Dividends. The holders of the Series B Preferred Stock shall be entitled to receive cash dividends, when, as and if declared by the Board, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on any other class of Preferred Stock, except for the Series A Preferred Stock which shall be paid at the same time as the Series B Preferred Stock is paid, and Common Stock of the Corporation at an annual rate of nine percent (9%) of the Original Issue Price per share (equal to $.09 per share per annum) payable out of legally available funds. Dividends shall accrue on each share of Series B Preferred Stock from the date of issuance thereof, whether paid or not, and shall be cumulative and compounded annually. Such dividends shall be payable on the first day of each January, April, July and October commencing with respect to each share of Series B Preferred Stock, on the first of such dates to occur after the issuance of such share (each such date a “Dividend Payment Date”) to the holders of record at the close of business on the fifteenth day of each December, March, June and September, respectively, subject to declaration of such dividends by the Board. All dividends paid with respect to shares of Series B Preferred Stock shall be paid pro rata to the holders entitled thereto. Dividends, if paid, must be paid, on all outstanding shares of Series B Preferred Stock contemporaneously. If any dividend shall not be paid on a Dividend Payment Date, for any reason, the right of the holders to receive such dividend shall not lapse or terminate but each such dividend shall accrue and be paid to such holders, subject to the conversion provisions below. No dividend shall be paid to the holders of any shares of Common Stock until all dividends, including accrued dividends, then owing to the holders of Series B Preferred Stock, shall have been paid in full.

Liquidation Preference. In the event of any Liquidation Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to one hundred fifty percent (150%) of the Series B Original Issue Price (the “Liquidation Preference”), plus the amount of accrued and unpaid dividends thereon from the Original Issue Date through the date of liquidation. If upon any such Liquidation Event the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Section , the holders of shares of Series B Preferred Stock and Parity Securities shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Optional Conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof (the “Conversion Price”) shall initially be $1.28 per share. Such initial Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series B Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series B Original Issue Price of $1.50 and a Conversion Price of $1.28, the holders of Series B Preferred Stock would receive an additional 78,125 shares of Common Stock.

Automatic Conversion. Upon the consummation of an underwritten public offering of the Common Stock of the Company (“IPO”), each share of Series B Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock at a Conversion Price equal to the lesser of (i) the Conversion Price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series B Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series B Original Issue Price of $1.50 and a Conversion Price of $1.28, the holders of Series B Preferred Stock would receive an additional 78,125 shares of Common Stock.

Common Stock

In 2019, we issued 1,846,078 shares of our common stock in exchange for services provided to us. The shares were valued at $0.73 per share. We recognized share-based compensation expense of $1,354,500, which is classified within the contracted services line on the Statement of Operations. At June 30, 2020, we issued 249,912 shares of common stock in exchange for cash. The shares were valued at $0.73 per share.

Treasury Stock

Since its inception, we have repurchased shares from our shareholders. To date, we have repurchased 1,226,630 shares, of which 817,753 have been retired.

In connection with a 2018 consulting agreement, we were committed to issue the 408,877 shares held in treasury upon the occurrence of certain events or milestones. We issued 136,292 shares in July 2018, 136,292 shares in July 2019 and 136,292 shares on March 31, 2020.

Warrant Issuance-Common Stock

As part of the sale and issuance of 4,088,765 shares of our Series A Convertible Preferred Stock, we issued 4,088,765 warrants to purchase shares of our common stock at a price of $0.73 per share. The warrants had a five-year term and expired during 2019.

As an incentive to convert their Series A preferred stock we issued 1,000,000 new warrants to purchase shares of SBG common stock at $0.18 per share. Concurrently with the consummation of the Merger, these warrants were exchanged for 1,362,922 of Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.] shares. These warrants have a 3-year term.

Warrant Issuance-Common Stock

As part of the sale and issuance of 5,333,675 shares of our Series B Convertible Preferred Stock, we issued 2,666,839 warrants to purchase shares our common stock at a price of $1.10 per share. The warrants have a 5-year term. At June 30, 2020, there are 1,145,786   warrants outstanding with a weighted average remaining life of 0.3 years.

As part of the sale of 100,000 shares of common stock, we issued 325,000 warrants to purchase shares of our common stock at a price of $0.25 per share. These warrants have a 3-year term.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 7 – Share-Based Payments

Warrant Issuance-GMA Consulting Services

We issued 1,362,922 warrants to purchase shares of our common stock at $0.007 per share as part of our consulting agreement with GMA, at December 31, 2019, the weighted average life of the outstanding warrants is 3.75 years.

The warrants entitle the holder to purchase one share per warrant of the Company’s common stock at a price of $0.01 per share during the five-year period commencing on October 2, 2018, or, if greater, the number of common shares with a market value equivalent to two percent of the enterprise value of the Company at an exercise price of $0.008 per share.

As an incentive for GMA to convert their debt and accrued interest into shares of common stock, we retired the original 1,362,922 warrants and issued 2,725,844 pre-merger new warrants to purchase shares of our common stock at $0.18 per share. These warrants have a 3-year term.

Stock Plan

We have adopted the 2012 Stock Incentive Plan for SBG (the “Plan”), which provides for the grant of common stock and stock options to employees. We have reserved 4,088,765 shares for issuance under the Plan. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of ten years. On December 31, 2018, the sole option holder at the time, our CEO, exercised his options to purchase 2,657,698 shares of common stock at a purchase price of $0.12 per share, totaling $312,000, which total purchase price was paid by the cancelation of the equivalent amount of debt owed by us to the CEO. On December 7, 2019, our Board of Directors granted 1,124,410 options to certain employees and consultants. None of these options were exercised at June 30, 2020. There are 1,124,410 options issued and outstanding under the Plan at June 30, 2020. As of June 30, 2020, the total number of options available for grant is 306,657.

We measure employee stock-based awards at the grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of our common stock, and for stock options, the expected life of the option, and expected stock price volatility and exercise price. We used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock- based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards. The expected life of stock options was estimated using the “simplified method,” which calculates the expected term as the midpoint between the weighted average time to vesting and the contractual maturity, we have limited historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock options grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, we use comparable public companies as a basis for its expected volatility to calculate the fair value of options granted. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option. The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts are recognized as an adjustment in the period in which estimates are revised.

We recognized stock-based compensation expense of $265,589 for the year ended December 31, 2019. There was no unrecognized compensation cost related to stock option awards at June 30, 2020.

Concurrently with the consummation of the Merger, options to purchase 825,000 SBC shares were converted to options to purchase 1,124,410 Splash Beverage Group, Inc. [Formerly Canfield Medical Supply, Inc.] shares.

	Options	Weighted Average Exercise Price

Outstanding - beginning of year	1,124,410	$0.77
Granted	—
Exercised	—	$—
Cancelled/forfeited	—	$—
Outstanding - June 30, 2020	1,124,410	$0.77

Exercisable at June, 30 2020	1,124,410	$0.77

Weighted average grant date fair value of options during year	N/A

Weighted average duration to expiration of outstanding options at June 30, 2020	4.8

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 8 – Related Parties

During the normal course of business, we incurred expenses related to services provided by our CEO or Company expenses paid by our CEO, resulting in related party payables, net of $517,875 as of June 30, 2020. The related party payable to the CEO bears no interest payable and is due on demand. We also assumed a $50,000 note for the President of WesBev who is the majority shareholder of Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.].

There are related party notes payable of $0 outstanding as of June 30, 2020 as discussed in Note 4.

Note 9 – Investment in Salt Tequila USA, LLC

On December 9, 2013, we entered into a marketing and distribution agreement with SALT Tequila USA, LLC (“SALT”) in Mexico for the manufacturing of our product line. The agreement was for a one-year term with an additional two-year renewal. On December 28, 2015, the agreement was extended through 2020. In the December 9, 2013 agreement, we received a 5% ownership interest in SALT, 12 months after the date of the agreement we received an additional 5% ownership interest in SALT, and 24 months after the date of the agreement we received an additional 5% interest, resulting in a total interest of 15% in SALT. We have not recorded the cost of the investment or our share of its results of operations as the amounts are considered immaterial.

SALT also has sold product to an unrelated international alcohol distributor, American Spirits Exchange, for preliminary market testing in 9 of 16 states that they distribute to, that are government-controlled alcohol resellers. In 2019 we had no sales for SALT Tequila. On December 31, 2018, we created a Mexican subsidiary, Splash MEX SA DE CV (“Splash Mex”) for the exporting of SALT Tequila from Mexico to the USA, South and Central Americas. Splash Mex will also act as the manufacturing and distribution agent of TapouT in Central and South Americas. Applications for the appropriate licenses required for import and wholesale of alcohol in the USA have been completed for at the Federal and State levels. These licenses will permit direct alcohol sales to distributors and wholesalers thereby limiting the use of agents for importing SALT Tequila to the USA for distribution.

On March 26, 2020, we entered into a new amended stock sale and purchase agreement. The agreement is for $1,000,000 to be paid in 4 tranches of $250,000 and entitles us to additional equity interest in Salt Tequila USA, LLC as follows:

●	Tranche 1 – 7.5%

●	Tranche 2 – 5.0%

●	Tranche 3 – 5.0%

●	Tranche 4 – 5.0%

Once all tranches are paid-out we will have a total equity stake of 37.5% of Salt Tequila USA, LLC.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 10 – Operating Lease Obligations

Effective July 2018, we entered into a lease agreement for the right to use and occupy office space. The lease term commenced July 1, 2018 and is scheduled to expire after 36 months, on June 30, 2021.

Prior to the current lease, we entered into a lease agreement in 2014 for the right to use and occupy office space. The lease term commenced November 1, 2014 and was scheduled to expire after 62 months, on March 31, 2020. The lease was terminated in February 2018.

Effective November 2019, we entered into a new lease agreement for our NY affiliate. The lease is for six months and will expire on April 30, 2020. This lease was not subjected to the new lease standard, Topic 842.

Effective November 2019, we entered into a new lease with Interport Logistics, LLC. The lease term commenced on November 11, 2019 and is scheduled to expire on November 11, 2020.

Effective May 2019, we entered into a new lease in Mexico. The lease commenced May 1, 2019 and is scheduled to expire after 24 months, on April 1, 2021.

The following table presents the discounted present value of minimum lease payments for our office and warehouses to the amounts reported as financial lease liabilities on the condensed consolidated balance sheet at June 30, 2020:

Undiscounted Future Minimum Lease Payments	Operating Lease

2020	$47,456
2021	59,291
Thereafter	29,086
Total	135,832
Amount representing imputed interest	(5,732)
Total operating lease liability	130,101
Current portion of operating lease liability	89,950
Operating lease liability, non-current	$40,151

The table below presents information for lease costs related to our operating leases at June 30, 2020:

Operating lease cost:
Amortization of leased assets	$87,798
Interest of lease liabilities	9,180
Total operating lease cost	$96,978

The table below presents lease-related terms and discount rates at June 30, 2020:

Remaining term on leases	10 to 28 months
Incremented borrowing rate	5.0%

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 11 – Line of Credit

At June 30, 2020 SBG owed $68,000 to a financial institution under a revolving line of credit which is classified within other current liabilities. The line of credit is secured by the assets of SBG is due on demand, and bears interest at variable rates approximately 6.1% at June 30, 2020. Interest expense under the note was approximately $900 during the three months ended June 30, 2020. Interest expense under the note was approximately $2,000 during the six months ended June 30, 2020.

Note 12 – PPP Loan

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond the point of origin. On March 20, 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

In response to the COVID-19 outbreak in the United States, the CARES Act (the “Act”) was passed by Congress and signed into law on March 27, 2020. In connection with the CARES Act, the Company and its subsidiary applied for and received loans with an original aggregate principal balance of approximately $158,000. These loans and interest will be forgiven as long as the funds are used for qualifying expenditures as outlined in the Act. The loans bear interest at 1%, with an 18 month term, and has a 6-month initial payment deferral.

Note 13 – Business Combinations

As stated in Note 1, we consummated the merger of SBG on March 31, 2020 which was accounted for as a reverse merger.

The value of our merger was approximately $9.2 million based on the valuation of the SBG equity on the date of consummation.

The following summarizes our allocation of the purchase price for the acquisition:

Cash and cash equivalents	$72,442
Accounts receivable	$311,586
Inventory	$21,415
Property and equipment	$38,110
Goodwill	$9,448,832
Accounts payable, accrued expenses and other liabilities	$719,221
Purchase price	$9,173,164

Note 14 – Segment Reporting

The Company evaluates segment reporting in accordance with the FASB Accounting Standards Codification Topic 280, Segment Reporting, each reporting period, including evaluating the reporting package reviewed by the Chief Executive Officer and Chief Financial Officer.

	Three-Months Ending		Six-Months Ending
Revenue	Q2 2020	Q2 2019	Q2 2020	Q2 2019
Beverages	412,729	42,775	524,732	48,105
Medical Devices	199,579	—	199,579	—

Total Revenues	612,308	42,775	724,311	48,105

Total assets	June 2020	December 2019
Beverages	1,172,224	605,314
Medical Devices	9,763,660	—

Total Assets	10,935,884	605,314

Note 15 – Commitment and Contingencies

We are a party to asserted claims and are subject to regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but we do not anticipate that the outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

Capital Raise

In connection with the merger we are committed to our previous preferred stock and debt holders to raise $9 million in a secondary IPO, as defined in the agreements.

Stock Price Guarantee

We have a commitment to issue additional shares associated with specific stock price guarantee granted to an investor. See Note 4.

Note 16 – Subsequent Events

Private Placement Memorandum (PPM)

Our Board of Directors has determined that it is in the best interests of the Corporation and its stockholders to obtain working capital by conducting a private placement offering of 2,727,272 shares of the common stock of the Company, no par value per share at a purchase price of $1.10 per share for aggregate gross proceeds of $3,000,000. As part of the PPM, each common share holds one-half warrant. As of August 14, 2020 the company has not sold any shares.

Company Name Change

In July 2020, we filed a Certificate of Amendment of Articles of Incorporation to change our name to Splash Beverage Group Inc. On July 31, 2020, we received approval from FINRA regarding our name change.

New Stock Issuance

On July 1, 2020, we enter a subscription agreement with one of our existing shareholders for $110,000 in exchange for 100,000 of our common stock at $1.10 per share. As part of the agreement we granted 325,000 warrants at a purchase price of $0.25 per warrant.

On July 8, 2020, we enter a subscription agreement with one of our existing shareholders for $500,000 in exchange for 454,546 of our common stock at $1.10 per share. As part of the agreement we granted 554,546 warrants.

CANFIELD MEDICAL SUPPLY, INC.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Canfield Medical Supply, Inc.

Canfield, OH

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Canfield Medical Supply, Inc. (the Company) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has working capital and stockholders' equity deficits, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2018.

Pinnacle Accountancy Group of Utah

(a DBA of Heaton & Co., PLLC)

Farmington, Utah

March 27, 2019

CANFIELD MEDICAL SUPPLY, INC.

BALANCE SHEETS

	December 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash	$23,315	$6,980
Accounts receivable	309,622	300,993
Inventory	30,559	41,695
Right-of-use asset	18,718	—
Total Current Assets	382,214	349,668

Other Assets
Equipment, net of accumulated depreciation of $95,488 and $92,907	43,845	58,627
Total Assets	$426,059	$408,295

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued liabilities	$353,849	$331,034
Line of credit	69,534	66,181
Due to officer	197,849	—
Lease liability	18,718	—
Current portion of long-term debt	3,152	8,241
Total Current Liabilities	643,102	405,456
Long-term liabilities
Long-term debt	2,064	5,498
Total Long-term Liabilities	2,064	5,498
Total Liabilities	645,166	410,954

Stockholders' Equity (Deficit)
Preferred stock, no par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value; 100,000,000 shares authorized; 11,813,200 (December 31, 2019) and 11,477,200 (December 31, 2018) shares issued and outstanding	345,515	245,515
Additional paid-in capital	160,786	—
Accumulated deficit	(725,408)	(248,174)
Total Stockholders' Equity (Deficit)	(219,107)	(2,659)
Total Liabilities and Stockholders' Equity (Deficit)	$426,059	$408,295

The accompanying footnotes are an integral part of these financial statements.

CANFIELD MEDICAL SUPPLY, INC.

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31, 2019	December 31, 2018

Sales (net of returns)	$1,017,833	$1,309,178
Cost of goods sold	508,874	605,273
Gross profit	508,959	703,905

Operating expenses:
Salaries and wages	517,725	320,470
Professional fees	193,797	59,625
Depreciation	63,758	62,825
Other selling, general and administrative	204,075	194,310
Total operating expenses	979,355	637,230

Income (loss) from operations	(470,396)	66,675

Other income (expense):
Interest income	501	—
Interest expense	(8,376)	(5,715)
Gain on sale of fixed assets	1,037	7,246
Total other income (expense)	(6,838)	1,531

Income (loss) before provision for income taxes	(477,234)	68,206
Provision for income tax	—	—

Net income (loss)	$(477,234)	$68,206

Net income (loss) per share applicable to common shareholders - basic	$(0.04)	$0.01
Net income (loss) per share applicable to common shareholders - diluted	(0.04)	$0.01

Weighted average number of common shares outstanding - basic	11,635,534	11,385,693
Weighted average number of common shares outstanding - diluted	11,935,534	11,385,693

The accompanying footnotes are an integral part of these financial statements.

CANFIELD MEDICAL SUPPLY, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock (No Par)		Additional Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balances at December 31, 2017	11,277,200	$243,515	$—	$(316,380)	$(72,865)

Common stock issued for cash	200,000	2,000			2,000

Net income for the year				68,206	68,206

Balances at December 31, 2018	11,477,200	$245,515	$—	$(248,174)	$(2,659)

Common stock issued for cash	336,000	100,000			100,000

Stock options granted and vested			160,786		160,786

Net (loss) for the year				(477,234)	(477,234)

Balances at December 31, 2019	11,813,200	$345,515	$160,786	$(725,408)	$(219,107)

The accompanying footnotes are an integral part of these financial statements

CANFIELD MEDICAL SUPPLY, INC.

STATEMENTS OF CASH FLOWS

	December 31,	December 31,
	2019	2018

Cash Flows from Operating Activities:
Net income (loss)	$(477,234)	$68,206
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Gain on disposal of fixed assets	(1,037)	(7,246)
Depreciation	63,758	62,825
Stock-based compensation	160,786	—
Changes in current assets and liabilities
Increase in accounts receivable	(8,629)	(149,731)
(Increase) decrease in inventory	11,136	(16,486)
Increase in accounts payable and accrued liabilities	22,815	104,824
Net cash provided by (used for) operating activities	(228,405)	62,392

Cash Flows From Investing Activities:
Proceeds from sale of fixed assets	6,446	8,064
Purchase of property and equipment	(54,385)	(75,633)
Net cash (used for) investing activities	(47,939)	(67,569)

Cash Flows from Financing Activities:
Net borrowings on line of credit	3,353	3,803
Proceeds from officer	276,550	—
Payments to officer	(78,701)	—
Payments on long-term debt	(8,523)	(11,567)
Proceeds from sales of common stock.	100,000	2,000
Net cash provided by (used for) financing activities	292,679	(5,764)

Net Increase (Decrease) in Cash	16,335	(10,941)
Cash at the Beginning of the Period	6,980	17,921
Cash at the End of the Period	$23,315	$6,980

Schedule Of Non-Cash Investing And Financing Activities
Recognition of right-of use asset and lease liability	$43,677	$—
Amortization of right-of-use asset	$24,959	$—

Supplemental Disclosure
Cash paid for interest	$8,376	$5,715
Cash paid for income taxes	$—	$—

The accompanying footnotes are an integral part of these financial statements.

CANFIELD MEDICAL SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Canfield Medical Supply, Inc. (the “Company”), was incorporated in the State of Ohio on September 3, 1992, and changed domicile to Colorado on April 18, 2012. The Company is in the business of home health services, primarily the selling of durable medical equipment and medical supplies to the public, nursing homes, hospitals and other end users.

Effective June 21, 2019 WesBev LLC, a Nevada limited liability company ("WesBev"), acquired 8,000,000 shares of common stock from Michael J. West, a founder, director and former principal shareholder of the Company, consisting of approximately 69.7% of the issued and outstanding shares of the Company at the time of the purchase. As part of his agreement with WesBev, Mr. West undertook to appoint or cause the appointment of up to three persons nominated by WesBev to the board of directors of the Company. Effective June 21, 2019 the Company sold 336,000 shares of common stock to WesBev for $100,000. Following these stock purchases WesBev beneficially owns 8,336,000 shares, or approximately 71% of the issued and outstanding shares of the Company and may be deemed to be in control of the registrant.

On December 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SBG Acquisition Inc. (“Merger Sub”), a Nevada Corporation wholly-owned by the Company, and Splash Beverage Group, Inc. a Nevada corporation (“Splash”) pursuant to which Merger Sub shall be merged with and into Splash (the “Merger”) with Splash as the surviving company and a wholly-owned subsidiary of the Company. The closing of the Merger shall take place on the first business day following satisfaction or waiver of the closing terms and conditions set forth in the Merger Agreement.

Completion of the Merger is subject to customary closing terms and conditions including, among others:

●	the adoption of the Merger Agreement by Splash’s stockholders;
●	the representations and warranties of the respective parties being true and correct in all material respects as of the closing day of the Merger;
●	since June 1, 2019 through the closing of the Merger, Splash shall have raised from the aggregate sale of its equity securities not less than $1,500,000 which shall be available or was utilized for inventory purchases, reductions to accounts payable and for other general working capital purposes;
●	on the closing of the Merger liabilities of Splash debt shall not exceed $500,000;
●	Splash shall have entered into note conversion agreements with substantially all holders of its debt pursuant to which such debt is converted into shares Splash’s common stock at a conversion price of $1.00 per share;
●	designated shareholders of Splash shall have entered into lock-up/leak out agreements by which they will agree to restrict post-Merger sales of Canfield securities for a period of up to one year following the Merger, as more particularly described within the Merger Agreement;
●	the Company and Michael West, the Company’s former Chief Executive Officer, and a current director, shall have entered into a Business Transfer and Indemnity Agreement pursuant to which all operations, assets and liabilities of the Company’s home health services business shall be transferred and conveyed to Mr. West or an entity designated by Mr. West in exchange for his indemnifying the Company for certain liabilities and claims;
●	the Company shall not have any liabilities exceeding $50,000 in the aggregate;
●	the Company’s directors and officers shall have tendered their resignations;
●	Robert Nistico, Chief Executive Officer of Splash, shall be appointed as chief executive officer of the Company; and
●	the composition of the Company’s board of directors shall be as set forth in the Merger Agreement.

As of the date of this annual report, all conditions to closing have been completed, except for the fourth, and the seventh through eleventh bulleted conditions listed above. The items listed in the seventh, ninth and tenth bulleted conditions above have been finalized, but will not be delivered until the closing date.

Use of Estimates

The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts Receivable

The majority of the Company’s revenues are received from Medicare, Medicaid, and private insurance companies. As such, the Company records revenues at allowable amounts, net of estimated allowances and discounts based on contracted prices and historical collection rates. The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 30, 2019 and December 31, 2018, the Company has determined that no allowance for doubtful accounts is necessary.

CANFIELD MEDICAL SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Property and Equipment

Property and equipment are recorded at cost and depreciated under straight line methods over each item's estimated useful life.

Inventory

The Company carries inventory of durable medical equipment and medical supplies for resale.  Inventory is accounted for on a first–in first-out basis. Inventory consists of the following:

	December 31, 2019	December 31, 2018
Durable medical equipment	$22,759	$33,570
Medical supplies	249	1,076
Enteral	7,551	7,049
TOTALS	$30,559	$41,695

Revenue recognition

It is the Company’s policy that revenues from product sales is recognized in accordance with ASC 606 "Revenue Recognition."  Five basic steps must be followed before revenue can be recognized; (1) Identifying the contract(s) with a customer that creates enforceable rights and obligations; (2) Identifying the performance obligations in the contract, such as promising to transfer goods or services to a customer; (3) Determining the transaction price, meaning the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer; (4) Allocating the transaction price to the performance obligations in the contract, which requires the company to allocate the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or services promised in the contract; and (5) Recognizing revenue when (or as) the entity satisfies a performance obligation by transferring a promised good or service to a customer.  The amount of revenue recognized is the amount allocated to the satisfied performance obligation.  For sales of our Company products, a purchase arrangement is evidenced by a written order, with delivery considered as made after physical customer acceptance. Although rare, defective products may be returned, with other return issues considered on a case by case basis. Services such as periodic scheduled deliveries are contracted in writing, and generally billed monthly. Any service revenue earned by the Company for services such as safety and set up consulting or claims processing is recorded after the service is performed. Rental of durable home medical equipment is evidenced by written contract, with revenue recognized when rent is earned.

CANFIELD MEDICAL SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

The Company’s primary source of revenue is reimbursement from Medicare, Medicaid, and private insurance companies for the procurement and sale of medical equipment and supplies to patients. The amount of revenue earned from each classification as a percent of total revenues is as follows:

	December 31,
	2019	2018
Medicare	19%	29%
Medicaid	7%	9%
Private pay/private insurance	73%	58%
Other	1%	4%
Total	100%	100%

Advertising Costs

Advertising costs are expensed as incurred. The Company had advertising costs during the years ended December 31, 2019 and 2018 of $13,453 and $18,129, respectively.

Income Tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740, deferred taxes are provided for using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 Through February 2012, the Company was an S-Corporation for income tax purposes, and therefore a pass-through entity paying no income tax at the corporate level. The Company had no material loss carryforwards as of December 31, 2011. Included in the Company’s accumulated deficit from February 2012 forward is approximately $99,000 in undistributed S-Corporation losses. At December 31, 2019 and 2018 the Company had net operating loss carryforwards (NOL’s) of approximately $462,000 and $144,000 respectively, which may be applied against future taxable income. However, if certain substantial changes in the Company’s ownership should occur, there could be an annual limitation on the amount of net operating loss carryforwards that can be utilized. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect (2019 and 2018: 21% federal and 5% state) of the loss carryforwards of approximately $120,000 and $37,440 at December 31, 2019 and 2018, respectively, and therefore, no deferred tax asset has been recognized for the loss carryforwards. The change in valuation allowance is approximately $82,560 and ($19,760) for the periods ended December 31, 2019 and 2018, respectively. The tax effect of remaining NOL’s and resulting deferred tax assets of $120,000 remain fully reserved by valuation allowance, due to continued uncertainty as to their utilization.

CANFIELD MEDICAL SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Net Income (Loss) per Share

Basic net income per common share ("Basic EPS'') excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted net income per common share ("Diluted EPS'') reflects the potential dilution that could occur if stock options or other contracts to issue shares of common stock were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net income per common share.

	Year Ended December 31, 2019	Year Ended December 31, 2018
Numerator
Net income (loss) applicable to common shareholders	$(477,234)	$68,206

Denominator
Weighted average common shares outstanding, basic	11,635,534	11,385,693
Stock options	300,000	—
Weighted average common shares outstanding, diluted	11,935,534	11,385,693
Net Income per share – Basic	$(0.04)	$0.01
Income per shares – Diluted	$(0.04)	$0.01

Financial Instruments

The carrying value of the Company’s financial instruments, as reported in the accompanying balance sheets, approximates fair value.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents. The Company places its cash and cash equivalents at well-known financial institutions, where at times, such balances may exceed FDIC insurance limits.

The Company receives a significant amount of its revenues in reimbursements from Medicare and Medicaid through competitive bidding processes. There is no guarantee that the Company will be selected as a winning contract supplier under future bidding rounds.

Other Selling, General and Administrative Expenses

Other selling, general and administrative expenses included the following:

	December 31,
	2019	2018
Rent	$27,504	$27,504
Office expenses	25,765	40,727
Other SG&A	150,806	126,079
Total	$204,075	$194,310

CANFIELD MEDICAL SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 1.  ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Long-Lived Assets

In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value. No impairment was noted during the years ended December 31, 2019 and 2018.

Products and Services, Geographic Areas and Major Customers

The Company’s business of medical supply sales constitutes one operating segment. All revenues each year were domestic and to external customers.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, “Lease (Topic 842),” a new lease standard requiring lessees to recognize lease assets and lease liabilities for most leases classified as operating leases under previous U.S. GAAP. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset (“ROU” asset) representing its right to use the underlying asset for the lease term. The guidance is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company has adopted this standard effective January 1, 2019. The Company elected the optional transition method that permits adoption of the new standard prospectively, as of the effective date, without adjusting comparative periods presented. See Note 6 for disclosure required by ASC 842.

NOTE 2.  EQUIPMENT

Property and equipment are recorded at cost and consist of the following:

	December 31,
	2019	2018
Office equipment	$2,934	$2,934
Vehicles	70,208	70,208
Wheelchair rental pool	66,191	78,392
Total property and equipment	139,333	151,534
Accumulated depreciation	(95,488)	(92,907)
Net property and equipment	$43,845	$58,627

Depreciation is computed using the straight-line method based upon estimated useful lives as follows:

Office equipment	7 years
Vehicles	5 years
Wheelchair rental pool	13 months

Depreciation for 2019 and 2018 was $63,758 and $62,825, respectively.

The wheelchair rental pool consists of wheelchairs rented to customers over the shorter of the 13 month use period as mandated by Medicare and Medicaid, or the period over which the customer requires use of a wheelchair. At the end of the use period, the chair is either returned to the pool to be rented to another customer, or title of the chair is transferred to the customer.

NOTE 3.  LINE OF CREDIT

At December 31, 2019 and December 31, 2018, the Company owed a bank $69,534 and $66,181, respectively, under a revolving line of credit. The line of credit is secured by all Company assets, is capped at $100,000, is due on demand, and bears interest at variable rates approximating 7% on average. Interest expense under the note totaled $5,410 and $4,327 during the years ended December 31, 2019 and 2018, respectively.  During 2019 and 2018, the Company made net borrowings $3,353 and $3,803, respectively.

CANFIELD MEDICAL SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 4. RELATED PARTY LOAN

On June 21, 2019, the Company entered into a short-term loan with Michael West, an officer of the Company, for $276,550. The loan has a one-year term from June 21, 2019, and is non-interest bearing. The Company made payments of $78,701 on this loan, resulting in a loan balance of $197,849 and $0 as of December 31, 2019 and December 31, 2018, respectively.

NOTE 5.  LONG-TERM DEBT

Long-term debt consists of the following vehicle loans, which are collateralized by their underlying vehicles with net carrying values exceeding the outstanding loan amounts:

	December 31, 2019	December 31, 2018

3.53% installment note payable $352 monthly, including interest, through July 2019	$—	$2,782

3.79% installment note payable $299 monthly, including
interest, through July 2021	5,216	8,532

2.99% installment note payable $350 monthly, including interest, through August 2019	—	2,425
Total	5,216	13,739

Less principal due within one year	(3,152)	(8,241)

TOTAL LONG-TERM DEBT	$2,064	$5,498

Principal payments due on long-term debt subsequent to December 31, 2019, are as follows:

2020	$3,152
2021	2,064
TOTAL	$5,216

CANFIELD MEDICAL SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 6.  STOCKHOLDERS’ EQUITY

Common Stock

In June 2019, the Company received net proceeds of $100,000 from the sale of 336,000 shares of no-par value common stock at $0.298 per share.

In July 2018, the Company received net proceeds of $2,000 from the sale of 200,000 shares of no-par value common stock at $0.01 per share.

2019 Stock Options Granted

On November 26, 2019, the Board granted stock options to each of two officers, one director, and one advisor for the purchase of 300,000 shares of the common stock of the Company. The options expire in five years from the issuance date, have an exercise price of $0.55, and were immediately vested and exercisable.  On the grant date, total recognized compensation of $160,786 was recorded as salaries and wages.

For the year ended December 31, 2019
Number of shares	300,000
Fair market value per share	$0.54
Stock based compensation recognized	$160,786

As of December 31, 2019, total unrecognized compensation remaining to be recognized in future periods totaled $0. The fair value of each option award above is estimated using the Black-Scholes option-pricing model with the following assumptions at the measurement date, which was deemed to be the November 26, 2019 grant date:

Measurement date
Dividend yield	0%
Expected volatility	314.95%
Risk-free interest rate	1.58%
Expected life (years)	2
Stock Price	$0.55
Exercise Price	$0.55

A summary of the activity for the Company's stock options is as follows:

	December 31, 2019
	Shares	Weighted Average Exercise Price
Outstanding, beginning of year	0	$0
Granted	300,000	$0.55
Exercised	0	$0
Canceled	0	$0
Outstanding, end of year	300,000	$0.55
Weighted average fair value of options granted		$0.55

CANFIELD MEDICAL SUPPLY, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE 7.  LEASE COMMITMENTS

The Company rents office space under a non-cancellable lease through September 2020 with monthly payments of approximately $2,292. Pursuant to ASC 842, an operating lease right-of-use (“ROU”) asset and liability were recognized at January 1, 2019 based on the present value of lease payments over the remaining lease term. The ROU asset represents the Company’s right to use the underlying office space asset for the lease term, and the lease liability represents the Company’s obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The operating lease ROU asset includes any lease payments made and excludes lease incentives. The Company recognized $27,504 in lease expense during each of the years ended December 31, 2019 and 2018.

Remaining lease term at December 31, 2019 (in months)	9
Discount rate	5%

Year Ended December 31, 2019
Operating lease expense	$27,504
Cash paid for amounts included in measurement of lease liability	$27,504

The supplemental balance sheet information related to leases for the period is as follows:

Right-of-Use Asset
ROU Asset, January 1, 2019	$43,677
Amortization of ROU Asset	(24,959)
ROU Asset, December 31, 2019	$18,718

 Maturities of the Company’s lease liabilities are as follows:

Year Ending	Payments
2020	$20,628
Less: Imputed interest/present value discount	(1,910)
Present value of lease liability at December 31, 2019	$18,718

NOTE 8.  GOING CONCERN

The Company has suffered losses from operations and has working capital and stockholders’ equity deficits. In all likelihood, the Company will be required to make significant future expenditures in connection with marketing efforts along with general administrative expenses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions or related parties. By doing so, the Company hopes to generate sufficient capital to execute its business plan of selling medical supplies on an ongoing basis. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE 9.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these financial statements were issued and determined that there are no reportable subsequent events.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statement gives effect to the Merger Agreement transaction (the "Merger Agreement") between Canfield Medical Supply, Inc. (“CMS”) and Splash Beverage Group, Inc. ("SBG"). In the Merger Agreement, CMS issued 54,677,690 shares of its common stock to the shareholders of SBG in exchange for all of the issued and outstanding common shares of SBG, which resulted in SBG becoming a wholly-owned subsidiary of CMS. CMS also issued warrants to acquire 6,024,174 shares of its common stock to existing SBG warrant holders. As owners and management of SBG have voting and operating control of CMS following the Merger Agreement, the transaction is accounted for as a reverse acquisition.

The unaudited pro forma consolidated financial statements presented below are prepared by applying the acquisition method of accounting to a business combination that is a reverse acquisition. Pro forma adjustments which give effect to certain transactions occurring as a direct result of the Merger Agreement are described in the accompanying unaudited notes presented on the following page. The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 presents the combined results of operations as if the Reverse Acquisition had occurred on January 1, 2019.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had CMS and SBG been a combined company during the specified periods. The unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, SBG's audited financial statements at and for the years ended December 31, 2019 and 2018, SBG’s Q2 2020 Form 10-Q and CMS's audited financial statements for the years ended December 31, 2019 and 2018, as included in herein for the year ended December 31, 2019.

Splash Beverage Group, Inc.

2019 Proforma Condensed Statement of Operations

(UNAUDITED)

					Pro Forma
				Pro Forma	Condensed
	Splash	Canfield		Adjustments	Consolidated
Revenues	20,387	1,017,833		—	1,038,220

Cost of Sales	(245,500)	(508,874)		—	(754,374)

Gross Margin	(225,113)	508,959		—	283,846

Operating Expenses	4,261,946	979,355		—	5,241,301

Loss from Operations	(4,487,059)	(470,396)		—	(4,957,455)

Interest Expense	(665,195)	(8,376)	(a)	584,830	(88,741)
Other Income (Expense)	16,523	1,538			18,061

Net Loss	(5,135,731)	(477,234)		584,830	(5,028,135)

Net loss per share					(0.12)

Pro forma weighted
average shares outstanding					42,154,947

(a) To reverse interest expense on notes payable which were converted to Common stock concurrently with the Merger Agreement

Splash Beverage Group, Inc.

June 30, 2020 Proforma Condensed Statement of Operations

(UNAUDITED)

						Pro Forma
					Pro Forma	Condensed
	Splash		Canfield		Adjustments	Consolidated
Revenues	724,311	(a)	175,273		—	899,584

Cost of Sales	(394,987)	(a)	(105,964)		—	(500,951)

Gross Margin	329,324		69,309		—	398,633

Operating Expenses	2,267,280	(a)	178,811		—	2,446,091

Loss from Operations	(1,937,956)		(109,502)		—	(2,047,458)

Interest Expense	(1,935,491)	(a)	(2,513)	(b)	145,579	(1,792,425)
Other Income (Expense)	51,318	(a)	454			51,772

Net Loss	(3,822,129)		(111,561)		145,579	(3,788,111)

Net loss per share						(0.08)

Pro forma weighted
average shares outstanding						50,428,177

(a) - to include the pre-acquisition results of operations of Canfield Medical Supply, Inc.

(b) To reverse interest expense on notes payable which were converted to Common stock concurrently with the Merger Agreement

SPLASH BEVERAGE GROUP, INC.

Up to                 SHARES OF COMMON STOCK

And

Warrants to Purchase            Shares

PROSPECTUS

August                                , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses (other than placement agent fees) payable in connection with the sale of the shares of common stock being registered. The registrant will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. All of the amounts shown are estimates except the SEC registration fee.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee		$2,133.12
FINRA filing fee	$		*
Accounting fees and expenses	$		*
Legal fees and expenses	$		*
Transfer agent’s fees and expenses	$		*
Printing and related fees	$		*
Miscellaneous	$		*
Total	$

*	To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In the six-months ended June 30, 2020, we sold 249,839 shares of our company stock which all are unregistered.

On August 13 2020 (the “Effective Date”), Splash Beverage Group, Inc. (formerly known as Canfield Medical Supply, Inc.” and referred to herein as the “Company”) executed a Subscription Agreement with one accredited investor (the “Subscription Agreement”). Pursuant to the Subscription Agreement the Company received gross proceeds of $550,000 and issued the investor 500,000 shares of the Company’s common stock and warrant (the “Warrant”)to purchase 250,000 shares of Effective Date. If after six months from the Effective Date there is no effective registration statement registering the shares of common stock issuable upon exercise of the Warrant the warrant may be exercised on a cashless basis as set forth in the Warrant.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

(b) Financial Statement Schedules

See page F-1 for an index of the financial statements and financial statement schedules included in this Registration Statement.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i), (a)(1) (ii) and (a)(1) (iii) above may be contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date;

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of La Jolla, State of California, on this 18th day of August, 2020.

SPLASH BEVERAGE GROUP, INC.

/s/ Robert Nistico
Robert Nistico
Chief Executive Officer

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below hereby constitutes and appoints Robert Nistico and Dean Huge or any of them, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Robert Nistico
Robert Nistico	President, Chief Executive Officer and Director	August 18, 2020

/s/ Dean Huge
Dean Huge	Chief Financial Officer, Treasurer, Secretary	August 18, 2020

/s/ Justin Yorke
Justin Yorke	Director	August 18, 2020

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Placement Agent Agreement*

3.1	Articles of Incorporation (incorporated by reference herein to Exhibit 3.1 filed with Form S-1 filed with the SEC on July 12, 2012)

3.2	Bylaws (incorporated by reference herein to Exhibit 3.2 filed with Form S-1 filed with the SEC on July 12, 2012)

3.3	Certificate of Amendment of Articles of Incorporation of Canfield Medical Supply, Inc.

5.1	Opinion of Sichenzia Ross Ference LLP as to the legality of the securities being offered*

10.1	Form of Subscription Agreement*

10.2	Agreement and Plan of Merger dated December 31, 2019 by and among Canfield Medical Supply, Inc. SBG Acquisition, Inc., Inc. and Splash Beverage Group, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K dated January 6 2020)

10.3	Canfield Medical Supply, Inc. 2020 Long-Term Incentive Compensation Plan (incorporated by reference herein to the Schedule 14C Information Statement filed on June 8, 2020)

10.4	Form of Replacement Promissory Note (incorporated by reference herein to Exhibit 2.1 filed with Form 8-K filed with the SEC on April 6, 2020)

10.5	Form of Lock-Up Agreement (incorporated by reference herein to Exhibit 10.1 filed with Form 8-K filed with the SEC on April 6, 2020)

10.6	Form of Promissory Note Conversion Agreement (incorporated by reference herein to Exhibit 10.2 filed with Form 8-K filed with the SEC on April 6, 2020)

10.7	Form of Preferred Stock Conversion Agreement (incorporated by reference herein to Exhibit 10.3 filed with Form 8-K filed with the SEC on April 6, 2020)

10.8	Form of SBG Warrant (incorporated by reference herein to Exhibit 10.4 filed with Form 8-K filed with the SEC on April 6, 2020)

10.9	Form of New Warrant (incorporated by reference herein to Exhibit 10.5 filed with Form 8-K filed with the SEC on April 6, 2020)

10.10	Escrow Agreement among the Escrow Agent, Company and *

10.11	Form of Lock-up Agreement*

16.1	Concurrence Letter to SEC

21.1	Subsidiaries

23.1	Consent of Sichenzia Ross Ference Kesner LLP (contained in Exhibit 5.1)*

23.2	Consent of Daszkal Bolton LLP

23.3	Consent of Grant Thornton LLP

23.4	Consent of Pinnacle Accountancy Group of Utah

24.1	Power of Attorney (included in signature pages)

* To be filed by amendment.